         AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 19, 2005
                                                  REGISTRATION NO. 333-_________
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                -----------------
                                    FORM S-1
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                -----------------
                              PACIFIC ETHANOL, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                                -----------------

           DELAWARE                            2860                    41-2170618
(STATE OR OTHER JURISDICTION OF    (PRIMARY STANDARD INDUSTRIAL     (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)      CLASSIFICATION CODE NUMBER)    IDENTIFICATION NO.)

                               5711 N. WEST AVENUE
                            FRESNO, CALIFORNIA 93711
                                 (559) 435-1771
   (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                    REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                                -----------------
                                  NEIL KOEHLER
                             CHIEF EXECUTIVE OFFICER
                              PACIFIC ETHANOL, INC.
                               5711 N. WEST AVENUE
                            FRESNO, CALIFORNIA 93711
                      (559) 435-1771 / (559) 435-1478 (FAX)
       (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
                        AREA CODE, OF AGENT FOR SERVICE)
                                -----------------
                        COPIES OF ALL CORRESPONDENCE TO:
                             LARRY A. CERUTTI, ESQ.
                              JOHN T. BRADLEY, ESQ.
                               RUTAN & TUCKER, LLP
                         611 ANTON BOULEVARD, 14TH FLOOR
                          COSTA MESA, CALIFORNIA 92626
                      (714) 641-5100 / (714) 546-9035 (FAX)
                                -----------------
      APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.
      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. [X]
      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
      If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
      If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                                                   CALCULATION OF REGISTRATION FEE
=========================================== ===================== ====================== ====================== ====================
                                                   Amount           Proposed maximum       Proposed maximum
          Title of each class of                   to be             offering price            aggregate              Amount of
       securities to be registered             registered(1)          per share(2)         offering price(2)      registration fee
------------------------------------------- --------------------- ---------------------- ---------------------- --------------------
      Common stock, $.001 par value            11,503,454(3)                $8.76            $100,770,257              $11,861
=========================================== ===================== ====================== ====================== ====================

(1) In the event of a stock split, stock dividend, anti-dilution adjustment or similar transaction involving common stock of the registrant, in order to prevent dilution, the number of shares registered shall be automatically increased to cover the additional shares in accordance with Rule 416(a) under the Securities Act.
(2) The proposed maximum offering price per share has been estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act of 1933 and is based upon the average of high and low sales prices of the Registrant's common stock on the Nasdaq SmallCap Market on August 17, 2005.
(3) Includes 2,927,587 shares of common stock issuable upon exercise of warrants.

                                -----------------

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

================================================================================

                  SUBJECT TO COMPLETION, DATED AUGUST 19, 2005


PROSPECTUS

                                11,503,454 SHARES

                              PACIFIC ETHANOL, INC.

                                  COMMON STOCK

                              ---------------------

         This a public offering of 11,503,454 shares of our common stock. All shares are being offered by selling security holders identified in this prospectus. We will not receive any of the proceeds from the sale of shares by the selling security holders. Our common stock is quoted on the Nasdaq SmallCap Market under the symbol "PEIX." On August 18, 2005, the closing sale price of our common stock on the Nasdaq SmallCap Market was $8.78 per share.

         The mailing address and the telephone number of our principal executive offices are 5711 N. West Avenue, Fresno, California 93711, (559) 435-1771.

                              ---------------------

         Investing in our shares of common stock involves risks. See "Risk Factors" beginning on page 5 for factors you should consider before buying shares of our common stock.

                              ---------------------

         THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES, AND WE ARE NOT SOLICITING OFFERS TO BUY THESE SECURITIES, IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                  THE DATE OF THIS PROSPECTUS IS       , 2005.

                                TABLE OF CONTENTS
                                                                            PAGE
                                                                            ----

PROSPECTUS SUMMARY............................................................1
RISK FACTORS..................................................................5
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS.............................16
USE OF PROCEEDS...............................................................16
DIVIDEND POLICY...............................................................16
PRICE RANGE OF COMMON STOCK...................................................17
CAPITALIZATION................................................................18
SELECTED CONSOLIDATED HISTORICAL FINANCIAL DATA...............................19
UNAUDITED CONDENSED CONSOLIDATED PRO FORMA FINANCIAL DATA.....................20
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
  CONDITION AND RESULTS OF OPERATIONS.........................................23
BUSINESS......................................................................33
MANAGEMENT....................................................................47
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS................................57
PRINCIPAL STOCKHOLDERS........................................................63
SELLING SECURITY HOLDERS......................................................65
PLAN OF DISTRIBUTION..........................................................75
DESCRIPTION OF CAPITAL STOCK..................................................77
LEGAL MATTERS.................................................................79
EXPERTS.......................................................................79
WHERE YOU CAN FIND ADDITIONAL INFORMATION.....................................79
Index to Financial Statements................................................F-1

                               PROSPECTUS SUMMARY

         TO FULLY UNDERSTAND THIS OFFERING AND ITS CONSEQUENCES TO YOU, YOU SHOULD READ THE FOLLOWING SUMMARY ALONG WITH THE MORE DETAILED INFORMATION AND OUR CONSOLIDATED FINANCIAL STATEMENTS AND THE NOTES TO THOSE STATEMENTS APPEARING ELSEWHERE IN THIS PROSPECTUS. IN THIS PROSPECTUS, THE WORDS "WE," "US," "OUR" AND SIMILAR TERMS REFER TO PACIFIC ETHANOL, INC. TOGETHER WITH ITS SUBSIDIARIES UNLESS THE CONTEXT PROVIDES OTHERWISE.

                              PACIFIC ETHANOL, INC.

         Our primary goal is to become a leader in the production, marketing and sale of ethanol and other renewable fuels in the Western United States.

         In March 2005, we completed a share exchange transaction, or the Share Exchange Transaction, with the shareholders of Pacific Ethanol, Inc., a California corporation, or PEI California, and the holders of the membership interests of each of Kinergy Marketing, LLC, or Kinergy, and ReEnergy, LLC, or ReEnergy. Upon completion of the Share Exchange Transaction, we acquired all of the issued and outstanding shares of capital stock of PEI California and all of the outstanding membership interests of each of Kinergy and ReEnergy. Immediately prior to the consummation of the Share Exchange Transaction, our predecessor, Accessity Corp., a New York corporation, or Accessity, reincorporated in the State of Delaware under the name Pacific Ethanol, Inc. We have three principal wholly-owned subsidiaries: Kinergy, PEI California and ReEnergy.

         We are currently in the business of marketing ethanol in the Western United States. Through third-party service providers, we provide transportation, storage and delivery of ethanol. We sell ethanol primarily into California, Nevada, Arizona and Oregon and have extensive customer relationships throughout the Western United States and extensive supplier relationships throughout the Western and Midwestern United States.

         We believe that we have a competitive advantage due to the market niche that we have developed by supplying ethanol to customers in several major metropolitan and rural markets in California and other Western states. We also believe that the experience of our management over the past two decades and the operations Kinergy has conducted over the past four years have enabled us to establish valuable relationships in the ethanol marketing industry and understand the business of marketing ethanol.

         In August 2005, we executed an agreement to acquire Phoenix Bio-Industries, LLC, or PBI, a company that has completed construction of what we believe is the first large-scale ethanol production facility in California. The PBI facility has an annual ethanol production capacity of approximately 25 million gallons, is located in Goshen, California and is currently undergoing initial start-up testing. The closing of the acquisition of PBI is contingent upon certain events, including our obtaining all necessary funding to complete the acquisition, which we currently estimate at approximately $40.0 million, the satisfactory completion of our due diligence on PBI and on the ethanol production facility and our ability to purchase all of the membership interests of PBI. We expect that the closing of this acquisition, if it occurs, will occur in October 2005. We cannot provide any assurances that the closing of our acquisition of PBI will not be delayed or that the closing will occur at all. See "Risk Factors."

         We are constructing an ethanol production facility to begin, or in the event the acquisition of PBI is consummated, to expand, the production and sale of ethanol and its co-products if we are able to secure all the necessary financing to complete construction of this facility. To date, we have not obtained all of this financing. See "Risk Factors." We also intend to construct or otherwise acquire, including through the acquisition of PBI as discussed above, one or more additional ethanol production facilities as financing resources and business prospects make the construction or acquisition of these facilities advisable. PEI California has, to date, not conducted any significant business operations other than the acquisition of real property located in

Madera County, California, on which we are constructing our first ethanol production facility. ReEnergy, does not presently have any significant business operations or plans but does hold an option to acquire real property in Visalia, California, on which we may build an ethanol production facility.

CORPORATE INFORMATION

         Our principal executive offices are located 5711 N. West Avenue, Fresno, California 93711. Our telephone number is (559) 435-1771. Our Internet address is http://www.pacificethanol.net. Information contained on, or that is accessible through, our websites should not be considered to be part of this prospectus.

                                           THE OFFERING

Common stock offered by the selling security holders        11,503,454 shares

Common stock to be outstanding after this offering          31,536,078 shares

Use of proceeds                                             All proceeds of this offering will be received by
                                                            selling security holders for their own accounts. See
                                                            "Use of Proceeds."

Nasdaq SmallCap Market symbol                               PEIX

         The number of shares of common stock being offered by the selling security holders includes 8,575,867 outstanding shares of common stock held by certain security holders and assumes the exercise of warrants whose underlying shares of common stock are covered by this prospectus in exchange for 2,927,587 shares of common stock, and the immediate resale of all of those 11,503,454 shares of common stock. The number of shares of common stock that will be outstanding upon the completion of this offering is based on the 28,608,491 shares outstanding as of August 18, 2005, and excludes the following:

         o 133,000 shares of common stock reserved for issuance under our Amended 1995 Incentive Stock Plan, of which options to purchase 133,000 shares were outstanding as of that date, at a weighted average exercise price of $5.54 per share;
         o 2,500,000 shares of common stock reserved for issuance under our 2004 Stock Option Plan, of which options to purchase 662,500 shares were outstanding as of that date, at a weighted average exercise price of $8.05 per share;
         o 201,251 shares of common stock underlying warrants outstanding as of that date, not including warrants covered by the registration statement of which this prospectus is a part, at an exercise price of $0.0001 per share; and
         o any additional shares of common stock we may issue from time to time after that date.

         You should read the discussion under "Management -- Stock Option Plans" for additional information about our stock option plans.

                 SUMMARY CONSOLIDATED HISTORICAL FINANCIAL DATA

         The following financial data should be read in conjunction with the consolidated financial statements and the notes to those statements beginning on page F-1 of this prospectus, and the section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this prospectus. The consolidated statements of operations data for the six months ended June 30, 2005 and 2004 and the consolidated balance sheet data as of June 30, 2005 and 2004 are derived from unaudited financial statements included in the prospectus that, in the opinion of our management, reflect all adjustments, consisting only of normal recurring adjustments, necessary to present fairly the financial data for these periods.

         The consolidated statements of operations data for the years ended December 31, 2004 and 2003 and the consolidated balance sheet data at December 31, 2004 and 2003 are derived from the consolidated audited financial statements included in this prospectus. The historical results that appear below are not necessarily indicative of results to be expected for any future periods.


                                                            SIX MONTHS ENDED                      YEAR ENDED
                                                                JUNE 30,                          DECEMBER 31,
                                                     ------------------------------      ------------------------------
                                                         2005               2004             2004              2003
                                                     ------------      ------------      ------------      ------------
CONSOLIDATED STATEMENTS OF OPERATIONS DATA:
Net sales ......................................     $ 25,116,430      $     16,003      $     19,764      $  1,016,594
Cost of goods sold .............................       24,917,278            10,789            12,523           946,012
                                                     ------------      ------------      ------------      ------------
Gross profit ...................................          199,152             5,214             7,241            70,582
Selling, general and administrative expenses ...        1,792,668           427,058         1,070,010           647,731
Non-cash compensation and consulting fees ......        1,343,636           517,500         1,207,500                --
                                                     ------------      ------------      ------------      ------------
Loss from operations ...........................       (2,937,152)         (939,344)       (2,270,269)         (577,149)
Total other expense ............................          (89,559)         (266,944)         (530,698)         (279,930)
                                                     ------------      ------------      ------------      ------------
Loss from operations before income taxes .......       (3,026,711)       (1,206,288)       (2,800,967)         (857,079)
Provision for income taxes .....................            4,800             2,400            (1,600)           (1,600)
                                                     ------------      ------------      ------------      ------------
Net loss .......................................     $ (3,031,511)     $ (1,208,688)     $ (2,802,567)     $   (858,679)
                                                     ============      ============      ============      ============
Basic loss per share ...........................     $      (0.14)     $      (0.10)     $      (0.23)     $      (0.09)
                                                     ============      ============      ============      ============
Diluted loss per share .........................     $      (0.14)     $      (0.10)     $      (0.23)     $      (0.09)
                                                     ============      ============      ============      ============
Weighted-average shares outstanding, basic .....       21,415,102        11,927,493        12,396,895         9,578,866
                                                     ============      ============      ============      ============
Weighted-average shares outstanding, diluted ...       21,415,102        11,927,493        12,396,895         9,578,866
                                                     ============      ============      ============      ============
CONSOLIDATED BALANCE SHEET DATA:
Cash and cash equivalents ......................     $ 16,427,839      $    138,048      $         42      $    249,084
Working capital (deficit) ......................       15,734,748           311,096        (1,024,747)         (357,576)
Total assets ...................................       41,537,605         7,786,802         7,179,263         6,559,634
Stockholders' equity ...........................       33,604,133         2,387,729         1,355,732         1,367,828

         No cash dividends on our common stock were declared during any of the periods presented above.

         Various factors materially affect the comparability of the information presented in the above table. These factors relate primarily to a Share Exchange Transaction that was consummated on March 23, 2005 with the shareholders of PEI California, and the holders of the membership interests of each of Kinergy and ReEnergy, pursuant to which we acquired all of the issued and outstanding capital stock of PEI California and all of the outstanding membership interests of Kinergy and ReEnergy. See "Management's Discussion and Analysis of Financial Condition and Results of Operations - Overview."

        SUMMARY UNAUDITED CONDENSED CONSOLIDATED PRO FORMA FINANCIAL DATA

         The following tables present a summary of our unaudited condensed consolidated pro forma financial data for the six months ended June 30, 2005 and the year ended December 31, 2004. You should read this financial data together with "Unaudited Condensed Consolidated Pro Forma Financial Data," "Selected Historical Consolidated Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations," and our historical audited and unaudited consolidated financial statements and the related notes thereto and the historical audited financial statements of Kinergy and ReEnergy appearing elsewhere in this prospectus.

         On March 23, 2005, we completed a Share Exchange Transaction with the shareholders of PEI California and the holders of the membership interests of each of Kinergy and ReEnergy, pursuant to which we acquired all of the issued and outstanding capital stock of PEI California and all of the outstanding membership interests of Kinergy and ReEnergy. This transaction has been accounted for as a reverse acquisition whereby PEI California is the accounting acquiror. Accordingly, the unaudited condensed consolidated statements of operations data for the year ended December 31, 2004 give effect to the acquisition by PEI California of Accessity Corp., Kinergy and ReEnergy as if the acquisitions had been consummated on January 1, 2004. Pro forma condensed consolidated balance sheet data is not presented because the balance sheets of Accessity Corp., Kinergy and ReEnergy and related purchase accounting adjustments are consolidated and included in the financial statements included in our quarterly report on Form 10-QSB for the quarterly period ended June 30, 2005 filed with the Securities and Exchange Commission on August 15, 2005. Pro forma adjustments for Accessity Corp. are not included because they would have no material impact on the pro forma financial information presented.

         The summary unaudited condensed consolidated pro forma financial data are presented for illustrative purposes only and do not represent what our results of operations actually would have been if the transactions referred to above had occurred as of the dates indicated or what our results of operations will be for future periods. The presented information does not include certain cost savings and operational synergies that we expect to achieve upon fully consolidating our acquisitions.

                                                             SIX MONTHS ENDED                     YEAR ENDED
                                                              JUNE 30, 2005                    DECEMBER 31, 2004
                                                     ------------------------------      ------------------------------
                                                                        PRO FORMA                           PRO FORMA
                                                       PACIFIC       PACIFIC ETHANOL       PACIFIC       PACIFIC ETHANOL
                                                       ETHANOL       AND ACQUISITIONS      ETHANOL       AND ACQUISITIONS
                                                     ------------      ------------      ------------      ------------
CONSOLIDATED STATEMENTS OF OPERATIONS DATA:
Net sales ......................................     $ 25,116,430      $ 48,721,682      $     19,764      $ 82,810,168
Cost of goods sold .............................       24,917,278        48,124,880            12,523        79,593,420
                                                     ------------      ------------      ------------      ------------
Gross profit ...................................          199,512           596,802             7,241         3,216,748
Selling, general and administrative expenses ...        1,792,668         2,185,535         1,070,010         2,686,452
Non-cash compensation and consulting fees ......        1,343,636         1,590,500         1,207,500         2,681,750
                                                     ------------      ------------      ------------      ------------
Loss from operations ...........................       (2,937,152)       (3,179,233)       (2,270,269)       (2,151,454)
Total other expense ............................          (89,559)          (88,943)         (530,698)         (535,535)
                                                     ------------      ------------      ------------      ------------
Loss from operations before income taxes .......       (3,026,711)       (3,268,176)       (2,800,967)       (2,686,989)
Provision for income taxes .....................            4,800             5,600            (1,600)            2,400
                                                     ------------      ------------      ------------      ------------
Net loss .......................................     $ (3,031,511)     $ (3,273,776)     $ (2,802,567)     $ (2,689,389)
                                                     ============      ============      ============      ============
Basic loss per share ...........................     $      (0.14)     $      (0.12)     $      (0.23)     $      (0.10)
                                                     ============      ============      ============      ============
Diluted loss per share .........................     $      (0.14)     $      (0.12)     $      (0.23)     $      (0.10)
                                                     ============      ============      ============      ============
Weighted-average shares outstanding, basic .....       21,415,102        27,799,611        12,396,895        26,486,309
                                                     ============      ============      ============      ============
Weighted-average shares outstanding, diluted ...       21,415,102        27,799,611        12,396,895        26,486,309
                                                     ============      ============      ============      ============

                                  RISK FACTORS

         THE FOLLOWING SUMMARIZES MATERIAL RISKS THAT YOU SHOULD CAREFULLY CONSIDER BEFORE YOU DECIDE TO BUY OUR COMMON STOCK IN THIS OFFERING. ANY OF THE FOLLOWING RISKS, IF THEY ACTUALLY OCCUR, WOULD LIKELY HARM OUR BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS. AS A RESULT, THE TRADING PRICE OF OUR COMMON STOCK COULD DECLINE, AND YOU COULD LOSE THE MONEY YOU PAID TO BUY OUR COMMON STOCK.

                    RISKS RELATED TO OUR COMBINED OPERATIONS

     WE HAVE INCURRED SIGNIFICANT LOSSES IN THE PAST AND WE MAY INCUR SIGNIFICANT LOSSES IN THE FUTURE. IF WE CONTINUE TO INCUR LOSSES, WE WILL EXPERIENCE NEGATIVE CASH FLOW, WHICH MAY HAMPER OUR OPERATIONS, MAY PREVENT US FROM EXPANDING OUR BUSINESS AND MAY CAUSE OUR STOCK PRICE TO DECLINE.

         We have incurred losses in the past. As of June 30, 2005, we had an accumulated deficit of approximately $6.7 million. For the six months ended June 30, 2005, we incurred a net loss of approximately $3.0 million. We expect to incur losses for the foreseeable future and at least until the completion of our planned ethanol production facility. Unless we are able to complete our acquisition of PBI, we estimate that the earliest completion date of our ethanol production facility in Madera County, and as a result, our earliest date of ethanol production, will not occur until the fourth quarter of 2006. We expect to rely on cash from operations and debt and equity financing to fund all of the cash requirements of our business. If our net losses continue, we will experience negative cash flow, which may hamper current operations and may prevent us from expanding our business. We cannot assure you that we will attain, sustain or increase profitability on a quarterly or annual basis in the future. If we do not achieve, sustain or increase profitability, our business will be adversely affected and our stock price may decline.

     THE HIGH CONCENTRATION OF OUR SALES WITHIN THE ETHANOL PRODUCTION AND MARKETING INDUSTRY COULD RESULT IN A SIGNIFICANT REDUCTION IN SALES AND NEGATIVELY AFFECT OUR PROFITABILITY IF DEMAND FOR ETHANOL DECLINES.

         Our revenue is and will continue to be derived primarily from sales of ethanol. Currently, the predominant oxygenate used to blend with gasoline is ethanol. Ethanol competes with several other existing products and other alternative products could also be developed for use as fuel additives. We expect to be completely focused on the production and marketing of ethanol and its co-products for the foreseeable future. There can be no assurance that we will be able to shift our business focus away from the production and marketing of ethanol to other renewable fuels or competing products. Accordingly, an industry shift away from ethanol or the emergence of new competing products may reduce the demand for ethanol. A downturn in the demand for ethanol would significantly and adversely affect our sale and profitability.

     WE PLAN TO FUND A SUBSTANTIAL MAJORITY OF THE ACQUISITION COSTS OF PBI AND THE CONSTRUCTION COSTS OF OUR PLANNED ETHANOL PRODUCTION FACILITY THROUGH THE ISSUANCE OF A SUBSTANTIAL AMOUNT OF DEBT, RESULTING IN SUBSTANTIAL DEBT SERVICE REQUIREMENTS THAT COULD REDUCE THE VALUE OF YOUR INVESTMENT.

         We have executed an agreement to acquire PBI, a company that has constructed an ethanol production facility in Goshen, California. We plan to fund a substantial majority of the acquisition costs of PBI and construction costs of our planned ethanol production facility through the issuance of a substantial amount of debt. We anticipate that we will need to raise approximately $40.0 million and another $60.0 million in debt financing to acquire PBI and to complete construction of our first ethanol production facility, respectively. As a result, our capital structure will be highly leveraged. Our debt levels and debt service requirements could have important consequences which could reduce the value of your investment, including:

         o limiting our ability to borrow additional amounts for operating capital or other purposes and causing us to be able to borrow additional funds only on unfavorable terms;
         o reducing funds available for operations and distributions because a substantial portion of our cash flow will be used to pay interest and principal on our debt;
         o    making us vulnerable to increases in prevailing interest rates;
         o placing us at a competitive disadvantage because we may be substantially more leveraged than some of our competitors;
         o subjecting all or substantially all of our assets to liens, which means that there may be no assets left for our stockholders in the event of a liquidation; and
         o limiting our ability to adjust to changing market conditions, which could increase our vulnerability to a downturn in our business or general economic conditions.

         If we are unable to pay our debt service obligations, we could be forced to reduce or eliminate dividends to our stockholders, if they were to commence, and/or reduce or eliminate needed capital expenditures. It is possible that we could be forced to sell assets, seek to obtain additional equity capital or refinance or restructure all or a portion of our debt on substantially less favorable terms. In the event that we are unable to refinance all or a portion of our debt or raise funds through asset sales, sales of equity or otherwise, our business may be adversely affected, we may be forced to liquidate and you could lose your entire investment.

     FOLLOWING THE CLOSING OF OUR ANTICIPATED DEBT FINANCING, OUR LENDERS MAY REQUIRE US TO ABIDE BY RESTRICTIVE LOAN COVENANTS THAT MAY HINDER OUR ABILITY TO OPERATE AND REDUCE OUR PROFITABILITY.

         We expect that following the closing of our anticipated debt financing, the loan agreements governing our debt financing will contain a number of restrictive affirmative and negative covenants. These covenants may limit our ability to, among other things:

         o    incur additional indebtedness;
         o    make capital expenditures in excess of prescribed thresholds;
         o    pay dividends to our stockholders;
         o    make various investments;
         o    create liens on our assets;
         o    utilize the proceeds of asset sales; or
         o merge or consolidate or dispose of all or substantially all of our assets.

         We also will likely be required to maintain specified financial ratios, including minimum cash flow coverage, minimum working capital and minimum net worth. We also may be required to utilize a portion of any excess cash flow generated by operations to prepay our debt. A breach of any of these covenants or requirements could result in a default under our debt agreements. If we default, and if such default is not cured or waived, a lender could, among other remedies, accelerate our debt and declare the debt immediately due and payable. If this occurs, we may not be able to repay or borrow sufficient funds to refinance our debt. Even if new financing is available, it may not be on terms that are acceptable. Such an occurrence could cause us to cease building our ethanol production facility, or if our facility is already constructed, such an occurrence could cause us to cease or curtail operations. We cannot assure you that our future operating results will be sufficient to achieve compliance with such covenants and requirements, or in the event of a default, to remedy such default.

     GOVERNMENTAL REGULATIONS OR THE REPEAL OR MODIFICATION OF VARIOUS TAX INCENTIVES FAVORING THE USE OF ETHANOL COULD ADVERSELY AFFECT OUR BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

         Our business is subject to extensive regulation by federal, state and local governmental agencies. We cannot predict in what manner or to what extent governmental regulations will harm our business or the ethanol production and marketing industry in general. For example the recent energy bill signed into law by President Bush includes a national renewable fuels standard that requires refiners to blend a percentage of renewable fuels into gasoline. This legislation replaces the current oxygenate requirements in the State of California and may potentially decrease the demand for ethanol in the State of California. If the demand for ethanol in the Sate of California decreases, our business, financial condition and results of operations would be materially and adversely affected.

         The fuel ethanol business benefits significantly from tax incentive policies and environmental regulations that favor the use of ethanol in motor fuel blends in the United States. Currently, a gasoline marketer that sells gasoline without ethanol must pay a federal tax of $0.18 per gallon compared to $0.13 per gallon for gasoline that is blended with 10% ethanol. Smaller credits are available for gasoline blended with lesser percentages of ethanol. The repeal or substantial modification of the federal excise tax exemption for ethanol-blended gasoline or, to a lesser extent, other federal or state policies and regulations that encourage the use of ethanol could have a detrimental effect on the ethanol production and marketing industry and materially and adversely affect our business and results of operations.

     VIOLATIONS OF ENVIRONMENTAL REGULATIONS COULD SUBJECT US TO SEVERE PENALTIES AND MATERIALLY AND ADVERSELY AFFECT OUR BUSINESS, RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

         The production and sale of ethanol is subject to regulation by agencies of the federal government, including, but not limited to, the EPA, as well as other agencies in each jurisdiction in which ethanol is produced, sold, stored or transported. Environmental laws and regulations that affect our operations are extensive and have become progressively more stringent. Applicable laws and regulations are subject to change, which could be made retroactively. Violations of environmental laws and regulations or permit conditions can result in substantial penalties, injunctive orders compelling installation of additional controls, civil and criminal sanctions, permit revocations and/or facility shutdowns. If significant unforeseen liabilities arise for corrective action or other compliance, our business, results of operations and financial condition could be materially and adversely affected.

     WE RELY HEAVILY ON OUR PRESIDENT AND CHIEF EXECUTIVE OFFICER, NEIL KOEHLER. THE LOSS OF HIS SERVICES COULD ADVERSELY AFFECT OUR ABILITY TO SOURCE ETHANOL FROM OUR KEY SUPPLIERS AND OUR ABILITY TO SELL ETHANOL TO OUR CUSTOMERS.

         Our success depends, to a significant extent, upon the continued services of Neil Koehler, who is our President and Chief Executive Officer. For example, Mr. Koehler has developed key personal relationships with our ethanol suppliers and customers. We greatly rely on these relationships in the conduct of our operations and the execution of our business strategies. The loss of Mr. Koehler could, therefore, result in the loss of our favorable relationships with one or more of our ethanol suppliers and customers. In addition, Mr. Koehler has considerable experience in the construction, start-up and operation of ethanol production facilities and in the ethanol marketing business. Although we have entered into an employment agreement with Mr. Koehler, that agreement is of limited duration and is subject to early termination by Mr. Koehler under certain circumstances. In addition, we do not maintain "key person" life insurance covering Mr. Koehler or any other executive officer. The loss of Mr. Koehler could significantly delay or prevent the achievement of our business objectives. Consequently, the loss of Mr. Koehler could adversely affect our business, financial condition and results of operations.

     THE ETHANOL PRODUCTION AND MARKETING INDUSTRY IS EXTREMELY COMPETITIVE. MANY OF OUR SIGNIFICANT COMPETITORS HAVE GREATER FINANCIAL AND OTHER RESOURCES THAN WE DO AND ONE OR MORE OF THESE COMPETITORS COULD USE THEIR GREATER RESOURCES TO GAIN MARKET SHARE AT OUR EXPENSE.

         The ethanol production and marketing industry is extremely competitive. Many of our significant competitors in the ethanol production and marketing industry have substantially greater production, financial, research and development, personnel and marketing resources than we do. As a result, each of these companies may be able to compete more aggressively and sustain that competition over a longer period of time than we could. Our lack of resources relative to many of our significant competitors may cause us to fail to anticipate or respond adequately to new developments and other competitive pressures. This failure could reduce our competitiveness and cause a decline in our market share and sales.

     OUR FAILURE TO ATTRACT AND RETAIN KEY PERSONNEL COULD ADVERSELY AFFECT OUR BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

         Our future success is dependent in part on our ability to attract and retain certain key personnel. We currently have few employees and need to attract additional skilled technical, clerical and managerial personnel in all areas of our business to continue to grow. The competition for such individuals in the growing ethanol production and marketing industry is intense. There can be no assurance that we will be able to retain our existing personnel or attract additional qualified personnel in the future. If we are unable to attract and retain key personnel, our business, financial condition and results of operations could be adversely affected.

     OUR MANAGEMENT MAY FAIL TO SUCCESSFULLY INTEGRATE THE BUSINESS OF KINERGY WITH THE PROPOSED ETHANOL PRODUCTION BUSINESS OF PBI OR PEI CALIFORNIA, OR BOTH, WHICH COULD ADVERSELY AFFECT OUR BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

         Integrating the business of Kinergy with the proposed ethanol production businesses of PBI and PEI California will be complex, time-consuming and expensive, and our management may fail to successfully integrate these businesses. Each of Kinergy, PBI and PEI California were previously operated independently, each with its own business or proposed business, culture, clients, employees and systems. Since March 2005, Kinergy and PEI California have been be operated as a combined organization, utilizing common information and communication systems, operating procedures, financial controls and human resources practices, including benefits, training and professional development programs. If the acquisition of PBI occurs, it will be consolidated with the businesses of Kinergy and PEI California. We may experience substantial difficulties, costs and delays relating to our efforts to integrate the business of Kinergy and the proposed ethanol production business of PBI or PEI California. These may include the diversion of management resources from our core ethanol marketing business, the potential incompatibility of business cultures and the costs and delays in implementing common systems and procedures. Any one or all of these factors may cause increased operating costs or the loss of key customers and employees, either of which could adversely affect our business, financial condition and results of operations.

     OUR FAILURE TO MANAGE OUR GROWTH EFFECTIVELY COULD IMPAIR OUR BUSINESS.

         Our strategy envisions a period of rapid growth that may impose a significant burden on our administrative and operational resources. The growth of our business, and in particular, the proposed acquisition of PBI and the completion of construction of our planned ethanol production facility, will require significant investments of capital and management's close attention. Our ability to effectively manage our growth will require us to substantially expand the capabilities of our administrative and operational resources and to attract, train, manage and retain qualified management, technicians and other personnel.

There can be no assurance that we will be able to do so. In addition, our failure to successfully manage our growth could result in our sales not increasing commensurately with our capital investments. If we are unable to successfully manage our growth, our business, financial condition and results of operations could be materially and adversely affected.

     INSURANCE COVERAGE MAY BE INADEQUATE OR UNAVAILABLE TO PROTECT US FROM LOSSES ASSOCIATED WITH OUR PLANS AND OPERATIONS, WHICH MAY ADVERSELY AFFECT OUR BUSINESS AND FINANCIAL CONDITION.

         Insurance coverage may be inadequate or unavailable to protect us from losses associated with our plans and operations. Events may occur for which no insurance is available or for which insurance is not available on terms that are reasonably acceptable. In addition, events may occur for which our insurance inadequately covers the associated losses. Losses from an uninsured or underinsured event, such as, but not limited to, earthquakes, floods, war, riot, acts of terrorism or other risks may be uninsured or underinsured and such a loss may adversely affect our business and financial condition. In addition, we operate in an industry that is subject to heavy environmental regulation and we are undertaking to acquire PBI, a company that owns an existing ethanol production facility, and complete construction of an additional ethanol production facility, all of which subject us to substantial losses upon the occurrence of certain events such as the discharge of a hazardous substance or a catastrophic event such as an explosion or fire during or following the acquisition of PBI or completion of construction of our ethanol production facility. In the event of a loss, any failure to obtain and maintain insurance, with adequate policy limits and/or self-retention limits, may adversely affect our business and financial condition.

                        RISKS RELATED TO OUR COMMON STOCK

     OUR COMMON STOCK HAS A SMALL PUBLIC FLOAT AND SHARES OF OUR COMMON STOCK ELIGIBLE FOR PUBLIC SALE COULD CAUSE THE MARKET PRICE OF OUR STOCK TO DROP, EVEN IF OUR BUSINESS IS DOING WELL, AND MAKE IT DIFFICULT FOR US TO RAISE ADDITIONAL CAPITAL THROUGH SALES OF EQUITY SECURITIES.

         As of August 18, 2005, we had outstanding approximately 28.6 million shares of our common stock. Approximately 25.2 million of these shares were restricted under the Securities Act of 1933, including 9.3 million shares beneficially owned, as a group, by our executive officers, directors and 10% stockholders. Accordingly, our common stock has a public float of approximately
3.4 million shares held by a relatively small number of public investors.

         We expect to register for resale approximately 11.5 million shares of our common stock, including shares of our common stock underlying warrants. If and when a registration statement covering these shares of common stock is declared effective, holders of these shares will be permitted, subject to few limitations, to freely sell such shares of common stock. We cannot predict the effect, if any, that future sales of shares of our common stock into the public market will have on the market price of our common stock. However, as a result of our small public float, sales of substantial amounts of common stock, including shares issued upon the exercise of stock options or warrants, or an anticipation that such sales could occur, may materially and adversely affect prevailing market prices for our common stock. Any adverse effect on the market price of our common stock could make it difficult for us to raise additional capital through sales of equity securities at a time and at a price that we deem appropriate.

     OUR STOCK PRICE IS HIGHLY VOLATILE, WHICH COULD RESULT IN SUBSTANTIAL LOSSES FOR INVESTORS PURCHASING SHARES OF OUR COMMON STOCK AND IN LITIGATION AGAINST US.

         The market price of our common stock has fluctuated significantly in the past and may continue to fluctuate significantly in the future. The market price of our common stock may continue to fluctuate in response to one or more of the following factors, many of which are beyond our control:

         o the volume and timing of the receipt of orders for ethanol from major customers;
         o    competitive pricing pressures;
         o our ability to produce, sell and deliver ethanol on a cost-effective and timely basis;
         o our inability to obtain construction, acquisition, capital equipment and/or working capital financing;
         o the introduction and announcement of new products and processes by our competitors;
         o    changing conditions in the ethanol and fuel markets;
         o    changes in market valuations of similar companies;
         o    stock market price and volume fluctuations generally;
         o    regulatory developments or increased enforcement;
         o    fluctuations in our quarterly or annual operating results;
         o    additions or departures of key personnel; and
         o    future sales of our common stock or other securities.

         Furthermore, we believe that the economic conditions in California and other states, as well as the United States as a whole, could have a negative impact on our results of operations. Demand for ethanol products could also be adversely affected by a slow down in overall demand for oxygenate and gasoline additive products. The levels of our ethanol production and purchases for resale will be based upon forecasted demand. Accordingly, any inaccuracy in forecasting anticipated revenues and expenses could adversely affect our business. Furthermore, we recognize revenues from ethanol sales at the time of delivery. The failure to receive anticipated orders or to complete delivery in any quarterly period could adversely affect our results of operations for that period. Quarterly results are not necessarily indicative of future performance for any particular period, and we may not experience revenue growth or profitability on a quarterly or annual basis.

         The price at which you purchase shares of our common stock may not be indicative of the price that will prevail in the trading market. You may be unable to sell your shares of common stock at or above your purchase price, which may result in substantial losses to you and which may include the complete loss of your investment. In the past, securities class action litigation has often been brought against a company following periods of stock price volatility. We may be the target of similar litigation in the future. Securities litigation could result in substantial costs and divert management's attention and our resources away from our business. Any of the risks described above could adversely affect our business, financial condition and results of operations and also the price of our common stock.

                    RISKS RELATING TO THE BUSINESS OF KINERGY

     KINERGY'S PURCHASE AND SALE COMMITMENTS AS WELL AS ITS INVENTORY OF ETHANOL HELD FOR SALE SUBJECT US TO THE RISK OF FLUCTUATIONS IN THE PRICE OF ETHANOL, WHICH MAY RESULT IN LOWER OR EVEN NEGATIVE GROSS MARGINS AND WHICH COULD MATERIALLY AND ADVERSELY AFFECT OUR RESULTS OF OPERATIONS.

         Kinergy's purchases and sales of ethanol are not always matched with sales and purchases of ethanol at established prices. As a standard business practice, Kinergy commits from time to time to the sale of ethanol to its customers without corresponding and commensurate commitments for the supply of ethanol from its suppliers, which subjects us to the risk of an increase in the price of ethanol. As a standard business practice, Kinergy also commits from time to time to the purchase of ethanol from its suppliers without corresponding and commensurate commitments for the purchase of ethanol by its customers, which subjects us to the risk of a decline in the price of ethanol. In addition, Kinergy's inventory of ethanol held for sale subjects us to the risk of a decline in the price of ethanol. Accordingly, our business is subject to fluctuations in the price of ethanol and these fluctuations may result in lower or even negative gross margins and which could materially and adversely affect our results of operations.

     KINERGY DEPENDS ON A SMALL NUMBER OF CUSTOMERS FOR THE VAST MAJORITY OF ITS SALES. A REDUCTION IN BUSINESS FROM ANY OF THESE CUSTOMERS COULD CAUSE A SIGNIFICANT DECLINE IN OUR SALES AND RESULTS OF OPERATIONS.

         The vast majority of Kinergy's sales are generated from a small number of customers. During the first six months of 2005, sales to Kinergy's two largest customers that provided 10% or more of total sales represented approximately 18% and 11%, respectively, representing an aggregate of approximately 29%, of our total sales. During 2004, sales to Kinergy's four largest customers that provided 10% or more of the total sales represented approximately 13%, 12%, 12% and 12%, respectively, representing an aggregate of approximately 49%, of our total sales. We expect that Kinergy will continue to depend for the foreseeable future upon a small number of customers for a significant majority of its sales. Kinergy's agreements with these customers generally do not require them to purchase any specified amount of ethanol or dollar amount of sales or to make any purchases whatsoever. Therefore, we cannot assure you that, in any future period, Kinergy's sales generated from these customers, individually or in the aggregate, will equal or exceed historical levels. We also cannot assure you that, if sales to any of these customers cease or decline, Kinergy will be able to replace these sales with sales to either existing or new customers in a timely manner, or at all. A cessation or reduction of sales to one or more of these customers could cause a significant decline in our net sales and results of operations.

     KINERGY'S LACK OF LONG-TERM ETHANOL ORDERS AND COMMITMENTS BY ITS CUSTOMERS COULD LEAD TO A RAPID DECLINE IN OUR SALES AND PROFITABILITY.

         Kinergy cannot rely on long-term ethanol orders or commitments by its customers for protection from the negative financial effects of a decline in the demand for ethanol or a decline in the demand for Kinergy's services. The limited certainty of ethanol orders can make it difficult for us to forecast our sales and allocate our resources in a manner consistent with our actual sales. Moreover, our expense levels are based in part on our expectations of future sales and, if our expectations regarding future sales are inaccurate, we may be unable to reduce costs in a timely manner to adjust for sales shortfalls. Furthermore, because Kinergy depends on a small number of customers for the vast majority of its sales, the magnitude of the ramifications of these risks is greater than if Kinergy's sales were less concentrated within a small number of customers. As a result of Kinergy's lack of long-term ethanol orders and commitments, we may experience a rapid decline in our sales and profitability.

     KINERGY DEPENDS ON A SMALL NUMBER OF SUPPLIERS FOR THE VAST MAJORITY OF THE ETHANOL THAT IT SELLS. IF ANY OF THESE SUPPLIERS IS UNABLE OR DECIDES NOT TO CONTINUE TO SUPPLY KINERGY WITH ETHANOL, KINERGY MAY BE UNABLE TO SATISFY THE DEMANDS OF ITS CUSTOMERS AND OUR BUSINESS AND RESULTS OF OPERATIONS WILL BE ADVERSELY AFFECTED.

         Kinergy depends on a small number of suppliers for the vast majority of the ethanol that it sells. During the first six months of 2005, Kinergy's four largest suppliers that provided 10% or more of total purchases made represented approximately 26%, 21%, 21% and 11%, respectively, representing an aggregate of approximately 79%, of the total ethanol Kinergy purchased for resale. During 2004, Kinergy's three largest suppliers that provided 10% or more of the total purchases made represented approximately 27%, 23% and 14%, respectively, representing an aggregate of approximately 64%, of the total ethanol Kinergy purchased for resale. We expect that Kinergy will continue to depend for the foreseeable future upon a small number of suppliers for a significant majority of the ethanol that it purchases. We cannot assure you that, if any of these suppliers is unable or declines for any reason to continue to supply Kinergy with ethanol, Kinergy will be able to replace that supplier and source other supplies of ethanol in a timely manner, or at all, to satisfy the demands of its customers. If any of these suppliers is unable or decides not to continue to supply Kinergy with ethanol, Kinergy may be unable to satisfy the demands of its customers and our business and results of operations will be adversely affected.

     INTERRUPTIONS OR DELAYS IN KINERGY'S SUPPLY OF ETHANOL COULD CAUSE KINERGY TO BE UNABLE TO SATISFY THE DEMANDS OF ITS CUSTOMERS AND ADVERSELY AFFECT OUR BUSINESS AND RESULTS OF OPERATIONS.

         Kinergy sources the ethanol that it sells primarily from suppliers thousands of miles away in the Midwestern United States. The delivery of the ethanol that Kinergy sells is therefore subject to delays resulting from inclement weather and other conditions. The quantity of ethanol in Kinergy's inventory fluctuates and during periods of low inventory levels, Kinergy is more vulnerable to the effects of interruptions and delays in its supply of ethanol. Accordingly, interruptions or delays in Kinergy's supply of ethanol from the Midwest could cause Kinergy to be unable to satisfy the demands of its customers and adversely affect our business and results of operations.

                RISKS RELATING TO THE BUSINESS OF PEI CALIFORNIA

     THE ACQUISITION OF PBI AND THE COMPLETION OF CONSTRUCTION OF OUR PLANNED ETHANOL PRODUCTION FACILITY WILL REQUIRE SIGNIFICANT ADDITIONAL FUNDING, WHICH WE EXPECT TO RAISE THROUGH DEBT FINANCING. WE CANNOT ASSURE YOU THAT WE WILL BE SUCCESSFUL IN RAISING ADEQUATE CAPITAL.

         We anticipate that we will need to raise approximately $40.0 million and an additional $60.0 million in debt financing to complete the acquisition of PBI and complete construction of our first ethanol production facility in Madera County, respectively. We have no contracts with or binding commitments from any bank, lender or financial institution for this debt financing. We cannot assure you that any funding from one or more lenders will be obtained, or if it is obtained, that it will be on terms that we have anticipated or that are otherwise acceptable to us. If we are unable to secure adequate debt financing, or debt financing on acceptable terms is unavailable for any reason, we may be forced to abandon our construction of an ethanol production facility.

     NEITHER PBI NOR PEI CALIFORNIA HAS CONDUCTED ANY SIGNIFICANT BUSINESS OPERATIONS AND HAVE BEEN UNPROFITABLE TO DATE. IF EITHER PBI OR PEI CALIFORNIA FAILS TO COMMENCE SIGNIFICANT BUSINESS OPERATIONS, IT WILL BE UNSUCCESSFUL, WILL FAIL TO CONTRIBUTE POSITIVELY TO OUR PROFITABILITY AND WILL HAVE AN ADVERSE EFFECT ON OUR FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

         Neither PBI nor PEI California has conducted any significant business operations and have been unprofitable to date. Accordingly, there is no prior operating history by which to evaluate the likelihood of PBI's or PEI California's success or its contribution to our profitability. We cannot assure you that our acquisition of PBI will ever be consummated or, if consummated, that PBI will ever commence significant business operations or ever be successful or contribute positively to our profitability. We also cannot assure you that PEI California will ever complete construction of an ethanol production facility and commence significant operations or, if PEI California does complete the construction of an ethanol production facility, that PEI California will ever be successful or contribute positively to our profitability. If PBI or PEI California fails to commence significant business operations, it will be unsuccessful and will fail to contribute positively to our profitability, which will have an adverse effect on our financial condition and results of operations.

     THE MARKET PRICE OF ETHANOL IS VOLATILE AND SUBJECT TO SIGNIFICANT FLUCTUATIONS, WHICH MAY CAUSE OUR RESULTS OF OPERATIONS TO FLUCTUATE SIGNIFICANTLY.

         The market price of ethanol is somewhat dependent on the price of gasoline, which is in turn dependent on the price of petroleum. Petroleum prices are highly volatile and difficult to forecast due to frequent changes in global politics and the world economy. The distribution of petroleum throughout the world is affected by incidents in unstable political environments, such as Iraq, Iran, Kuwait, Saudi Arabia, the former U.S.S.R. and other countries and regions. The industrialized world depends critically on oil from these areas, and any disruption or other reduction in oil supply can cause significant fluctuations in the prices of oil and gasoline. We cannot predict the future price of oil or gasoline and may establish unprofitable prices for the sale of ethanol due to significant fluctuations in market prices. For example, the price of ethanol declined by approximately 25% from its 2004 average price per gallon in only three months from January 2005 through March 2005 and has reversed this decline and increased by approximately 25% from its 2004 average price per gallon in only four months from April 2005 through July 2005. If PEI California fails to price its ethanol consistently in a manner that is profitable, our business, financial condition and results of operations will be adversely affected.

         We believe that the production of ethanol is expanding rapidly. There are a number of new plants under construction and planned for construction, both inside and outside California. We expect existing ethanol plants to expand by increasing production capacity and actual production. We cannot assure you that there will be any material or significant increases in the demand for ethanol commensurate with increasing supplies of ethanol. Accordingly, increased production of ethanol may lead to lower ethanol prices. The increased production of ethanol could also have other adverse effects. For example, increased ethanol production could lead to increased supplies of co-products from the production of ethanol, such as wet distillers grain, or WDG. Those increased supplies could lead to lower prices for those co-products. Also, the increased production of ethanol could result in increased demand for corn. This could result in higher prices for corn and cause higher ethanol production costs and, in the event that PEI California is unable to pass increases in the price of corn to its customers, will result in lower profits. We cannot predict the future price of ethanol or WDG. Any material decline in the price of ethanol or WDG may adversely affect our business, financial condition and results of operations.

     THE CONSTRUCTION AND OPERATION OF OUR PLANNED ETHANOL PRODUCTION FACILITY, AND, IN THE EVENT WE CONSUMMATE THE ACQUISITION OF PBI, THE OPERATION OF PBI'S ETHANOL PRODUCTION FACILITY, MAY BE ADVERSELY AFFECTED BY ENVIRONMENTAL REGULATIONS AND PERMIT REQUIREMENTS.

         The production of ethanol involves the emission of various airborne pollutants, including particulates, carbon monoxide, oxides of nitrogen and volatile organic compounds. PEI California will be subject to extensive air, water and other environmental regulations in connection with the construction and operation of our planned ethanol production facility. In addition, PBI will be subject to these regulations in connection with the operation of its ethanol production facility. PEI California also may be required to obtain various other water-related permits, such as a water discharge permit and a storm-water discharge permit, a water withdrawal permit and a public water supply permit. If for any reason PEI California is unable to obtain any of the required permits, construction costs for our planned ethanol production facility are likely to increase; in addition, the facility may not be fully constructed at all. It is also likely that operations at the facility will be governed by the federal regulations of the Occupational Safety and Health Administration, or OSHA, and other regulations. Compliance with OSHA and other regulations may be time-consuming and expensive and may delay or even prevent sales of ethanol in California or in other states, which could have a material and adverse effect on our business and results of operations.

     VARIOUS RISKS ASSOCIATED WITH THE CONSTRUCTION OF OUR PLANNED ETHANOL PRODUCTION FACILITY AND, IN THE EVENT WE CONSUMMATE THE ACQUISITION OF PBI, THE OPERATION OF PBI'S ETHANOL PRODUCTION FACILITY, MAY ADVERSELY AFFECT OUR BUSINESS AND FINANCIAL CONDITION.

         We cannot assure you that delays in the construction of our planned ethanol production facility or defects in materials and/or workmanship will not occur. Any defects could delay the commencement of operations of the facility, or, if such defects are discovered after operations have commenced, could halt or discontinue operation of the facility indefinitely. These risks also apply to the operation of PBI's ethanol production facility. In addition, construction projects often involve delays in obtaining permits and encounter delays due to weather conditions, fire, the provision of materials or labor or other events. For example, PEI California experienced a fire at its Madera County site during the first quarter of 2004 which required repairs to areas and equipment damaged by the fire. In addition, changes in interest rates or the credit environment or changes in political administrations at the federal, state or local levels that result in policy change towards ethanol or our project in particular, could cause construction and operation delays. Any of these events may adversely affect our business and financial condition.

         There can be no assurance that PEI California will not encounter hazardous conditions at or near the Madera County site. PEI California may encounter conditions at or near the site that may delay construction of the facility. If PEI California encounters a hazardous condition at or near the site, work may be suspended and PEI California may be required to correct the condition prior to continuing construction. The presence of a hazardous condition would likely delay construction of the facility and may require significant expenditure of resources to correct the condition. In addition,
W. M. Lyles Co., the company we have selected to construct our Madera County, California ethanol production facility, may be entitled to an increase in its fees and afforded additional time for performance if it has been adversely affected by the hazardous condition. If PEI California encounters any hazardous condition during construction, our business and financial condition may be adversely affected.

         We have based our estimated capital resource needs on a design for the planned ethanol production facility and related co-generation facility that we estimate will cost approximately $60.0 million. The estimated cost of the facility is based on preliminary discussions and estimates, and we cannot assure you that the final construction cost of the facility will not be significantly higher. Any significant increase in the final construction cost of the facility may adversely affect our business, financial condition and results of operations.

     PEI CALIFORNIA'S DEPENDENCE ON AND AGREEMENTS WITH W. M. LYLES CO. FOR THE CONSTRUCTION OF OUR PLANNED ETHANOL PRODUCTION FACILITY COULD ADVERSELY AFFECT OUR BUSINESS AND FINANCIAL CONDITION.

         PEI California will be highly dependent upon W. M. Lyles Co. to design and build our planned ethanol production facility in Madera County, California. PEI California has entered into agreements with W. M. Lyles Co. for the construction of this facility. These agreements contain a number of provisions that are favorable to W. M. Lyles Co. and unfavorable to PEI California. These agreements also include a provision that requires PEI California to pay a termination fee of $5.0 million to W. M. Lyles Co. in addition to payment of all costs incurred by W. M. Lyles Co. for services rendered through the date of termination, if PEI California terminates it in favor of another contractor. Consequently, if PEI California terminates these agreements, the requirement that it pay the termination fee and costs could adversely affect our business and financial condition. In addition, if W. M. Lyles Co. has entered into or enters into a construction contract with one or more other parties, it may be under pressure to complete another project or projects and may prioritize the completion of another project or projects ahead of our planned facility. As a result, PEI California's ability to commence production of and sell ethanol would be delayed, which would adversely affect our business, financial condition and results of operations.

     THE RAW MATERIALS AND ENERGY NECESSARY TO PRODUCE ETHANOL MAY BE UNAVAILABLE OR MAY INCREASE IN PRICE, ADVERSELY AFFECTING OUR BUSINESS AND RESULTS OF OPERATIONS.

         The production of ethanol requires a significant amount of raw materials and energy, primarily corn, water, electricity and natural gas. In particular, we estimate that our planned ethanol production facility will require approximately 12.5 million bushels or more of corn each year and significant and uninterrupted supplies of water, electricity and natural gas. In addition, we estimate that PBI's ethanol production facility will require approximately 9.0 million bushels or more of corn each year and also will require significant and uninterrupted supplies of water, electricity and natural gas. The prices of corn, electricity and natural gas have fluctuated significantly in the past and may fluctuate significantly in the future. In addition, droughts, severe winter weather in the Midwest, where we expect to source corn, and other problems may cause delays or interruptions of various durations in the delivery of corn to California, reduce corn supplies and increase corn prices. We cannot assure you that local water, electricity and gas utilities will be able to reliably supply the water, electricity and natural gas that our planned ethanol production facility will need or will supply such resources on acceptable terms. In addition, if there is an interruption in the supply of water or energy for any reason, we may be required to halt ethanol production. We may not be able to successfully anticipate or mitigate fluctuations in the prices of raw materials and energy through the implementation of hedging and contracting techniques. PEI California's or PBI's hedging and contracting activities may not lower its prices of raw materials and energy, and in a period of declining raw materials or energy prices, these hedging and contracting strategies may result in PEI California or PBI paying higher prices than its competitors. In addition, PEI California and PBI may be unable to pass increases in the prices of raw materials and energy to its customers. Higher raw materials and energy prices will generally cause lower profit margins and may even result in losses. Accordingly, our financial condition and results of operation will be significantly affected by the prices and supplies of raw materials and energy.

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

         This prospectus contains forward-looking statements, including statements concerning future conditions in the electronic components and communications equipment industries, and concerning our future business, financial condition, operating strategies, and operational and legal risks. We use words like "believe," "expect," "may," "will," "could," "seek," "estimate," "continue," "anticipate," "intend," "goal," "future," "plan" or variations of those terms and other similar expressions, including their use in the negative, to identify forward-looking statements. You should not place undue reliance on these forward-looking statements, which speak only as to our expectations as of the date of this prospectus. These forward-looking statements are subject to a number of risks and uncertainties, including those identified under "Risk Factors" and elsewhere in this prospectus. Although we believe that the expectations reflected in these forward-looking statements are reasonable, actual conditions in the ethanol production and distribution industries, and actual conditions and results in our business, could differ materially from those expressed in these forward-looking statements. In addition, none of the events anticipated in the forward-looking statements may actually occur. Any of these different outcomes could cause the price of our common stock to decline substantially. Except as required by law, we undertake no duty to update any forward-looking statement after the date of this prospectus, either to conform any statement to reflect actual results or to reflect the occurrence of unanticipated events.

                                 USE OF PROCEEDS

         We will not receive any of the proceeds from the sale of shares of our common stock in this offering. Rather, all proceeds will be received by selling security holders.

                                 DIVIDEND POLICY

         We have not declared or paid any cash dividends on our capital stock in the past, and we do not anticipate declaring or paying cash dividends on our common stock in the foreseeable future.

         We will pay dividends on our common stock only if and when declared by our board of directors. Our board of directors' ability to declare a dividend is subject to restrictions imposed by Delaware law. In determining whether to declare dividends, the board of directors will consider these restrictions as well as our financial condition, results of operations, working capital requirements, future prospects and other factors it considers relevant.

                           PRICE RANGE OF COMMON STOCK

         Our common stock has been traded on the Nasdaq SmallCap Market under the symbol "PEIX" since March 24, 2005. Prior to March 24, 2005, our common stock traded on the Nasdaq SmallCap Market under the symbol "ACTY." The table below shows, for each fiscal quarter indicated, the high and low closing prices for shares of our common stock. This information has been obtained from the Nasdaq Stock Market. The prices shown reflect inter-dealer prices, without retail mark-up, mark-down or commission, and may not necessarily represent actual transactions.

                                                                 HIGH      LOW
                                                               -------    ------
YEAR ENDED DECEMBER 31, 2003
   First Quarter.............................................  $  5.05    $ 1.35
   Second Quarter............................................     2.80      1.80
   Third Quarter.............................................     2.90      1.75
   Fourth Quarter............................................     3.90      2.35
YEAR ENDED DECEMBER 31, 2004
   First Quarter.............................................  $  2.61    $ 1.70
   Second Quarter............................................     6.09      1.62
   Third Quarter.............................................     5.71      4.50
   Fourth Quarter............................................     6.75      4.48
YEAR ENDING DECEMBER 31, 2005
   First Quarter.............................................  $ 10.25    $ 5.49
   Second Quarter............................................    12.94      8.58
   Third Quarter (through August 18, 2005)...................     9.99      7.78

         As of August 18, 2005, we had 28,608,491 shares of common stock outstanding held of record by approximately 500 stockholders. These holders of record include depositories that hold shares of stock for brokerage firms which, in turn, hold shares of stock for numerous beneficial owners. On August 18, 2005, the closing sale price of our common stock on the Nasdaq SmallCap Market was $8.78 per share.

                                 CAPITALIZATION

         The following table sets forth our capitalization as of June 30, 2005. The information in the table below should be read in conjunction with our consolidated financial statements and related notes beginning on page F-1 of this prospectus.

                                                                   JUNE 30, 2005
                                                                   ------------

Long-term debt, less current portion ......................        $  2,887,947
                                                                   ------------
Stockholders' equity:
   Preferred Stock, $0.001 par value per share,
     10,000,000 shares authorized; no shares
     issued and outstanding ...............................                  --
   Common Stock, $0.001 par value, 100,000,000
     shares authorized; 28,608,491 shares
     issued and outstanding ...............................              28,608
   Additional paid-in capital .............................          42,119,996
   Unvested consulting expense ............................          (1,851,114)
   Due from stockholders ..................................                (600)
   Accumulated deficit ....................................          (6,692,757)
                                                                   ------------
     Total stockholders' equity ...........................          33,604,133
                                                                   ------------
       Total capitalization ...............................        $ 36,492,080
                                                                   ============

                 SELECTED CONSOLIDATED HISTORICAL FINANCIAL DATA

         The following financial data should be read in conjunction with the consolidated financial statements and the notes to those statements beginning on page F-1 of this prospectus, and the section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this prospectus. The consolidated statements of operations data for the six months June 30, 2005 and 2004 and the consolidated balance sheet data as of June 30, 2005 and 2004 are derived from unaudited financial statements included in this prospectus that, in the opinion of our management, reflect all adjustments, consisting only of normal recurring adjustments, necessary to present fairly the financial data for these periods.

         The consolidated statements of operations data for the years ended December 31, 2004 and 2003 and the consolidated balance sheet data at December 31, 2004 and 2003 are derived from the consolidated audited financial statements included in this prospectus. The historical results that appear below are not necessarily indicative of results to be expected for any future periods.

                                                            SIX MONTHS ENDED                       YEAR ENDED
                                                                 JUNE 30,                         DECEMBER 31,
                                                     ------------------------------      ------------------------------
                                                         2005              2004              2004              2003
                                                     ------------      ------------      ------------      ------------
CONSOLIDATED STATEMENTS OF OPERATIONS DATA:
Net sales ......................................     $ 25,116,430      $     16,003      $     19,764      $  1,016,594
Cost of goods sold .............................       24,917,278            10,789            12,523           946,012
                                                     ------------      ------------      ------------      ------------
Gross profit ...................................          199,152             5,214             7,241            70,582
Selling, general and administrative expenses ...        1,792,668           427,058         1,070,010           647,731

Non-cash compensation for consulting fees ......        1,343,636           517,500         1,207,500                --
                                                     ------------      ------------      ------------      ------------
Loss from operations ...........................       (2,937,152)         (939,344)       (2,270,269)         (577,149)
Total other expense ............................          (89,559)         (266,944)         (530,698)         (279,930)
                                                     ------------      ------------      ------------      ------------
Loss from operations before income taxes .......       (3,026,711)       (1,206,288)       (2,800,967)         (857,079)
Provision for income taxes .....................            4,800             2,400            (1,600)           (1,600)
                                                     ------------      ------------      ------------      ------------
Net loss .......................................     $ (3,031,511)     $ (1,208,688)     $ (2,802,567)     $   (858,679)
                                                     ============      ============      ============      ============
Basic loss per share ...........................     $      (0.14)     $      (0.10)     $      (0.23)     $      (0.09)
                                                     ============      ============      ============      ============
Diluted loss per share .........................     $      (0.14)     $      (0.10)     $      (0.23)     $      (0.09)
                                                     ============      ============      ============      ============
Weighted-average shares outstanding, basic .....       21,415,102        11,927,493        12,396,895         9,578,866
                                                     ============      ============      ============      ============
Weighted-average shares outstanding, diluted ...       21,415,102        11,927,493        12,396,895         9,578,866
                                                     ============      ============      ============      ============
CONSOLIDATED BALANCE SHEET DATA:
Cash and cash equivalents ......................     $ 16,427,839      $    138,048      $         42      $    249,084
Working capital (deficit) ......................       15,734,748           311,096        (1,024,747)         (357,576)
Total assets ...................................       41,537,605         7,786,802         7,179,263         6,559,634
Stockholders' equity ...........................       33,604,133         2,387,729         1,355,732         1,367,828

         No cash dividends on our common stock were declared during any of the periods presented above.

         Various factors materially affect the comparability of the information presented in the above table. These factors relate primarily to a Share Exchange Transaction that was consummated on March 23, 2005 with the shareholders of Pacific Ethanol, Inc., a California corporation, or PEI California, and the holders of the membership interests of each of Kinergy Marketing, LLC and ReEnergy, LLC, pursuant to which we acquired all of the issued and outstanding capital stock of PEI California and all of the outstanding membership interests of Kinergy Marketing, LLC and ReEnergy, LLC. See "Management's Discussion and Analysis of Financial Condition and Results of Operations - Overview."

            UNAUDITED CONDENSED CONSOLIDATED PRO FORMA FINANCIAL DATA

         The following tables present our unaudited condensed consolidated pro forma financial data for the six months ended June 30, 2005 and for the year ended December 31, 2004. You should read this financial data together with "Unaudited Condensed Consolidated Pro Forma Financial Data," "Selected Historical Consolidated Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations," and our historical audited and unaudited consolidated financial statements and the related notes thereto and the historical audited financial statements of Kinergy and ReEnergy appearing elsewhere in this prospectus.

         On March 23, 2005, we completed a Share Exchange Transaction with the shareholders of PEI California and the holders of the membership interests of each of Kinergy and ReEnergy, pursuant to which we acquired all of the issued and outstanding capital stock of PEI California and all of the outstanding membership interests of Kinergy and ReEnergy. This transaction has been accounted for as a reverse acquisition whereby PEI California is the accounting acquiror. Accordingly, the unaudited condensed consolidated statements of operations data for the year ended December 31, 2004 give effect to the acquisition by PEI California of Accessity Corp., Kinergy and ReEnergy as if the acquisitions had been consummated on January 1, 2004. Pro forma condensed consolidated balance sheet data is not presented because the balance sheets of Accessity Corp., Kinergy and ReEnergy and related purchase accounting adjustments are consolidated and included in the financial statements included in our quarterly report on Form 10-QSB for the quarterly period ended June 30, 2005 filed with the Securities and Exchange Commission on August 15, 2005. Pro forma adjustments for Accessity Corp. are not included because they would have no material impact on the pro forma financial information presented.

         The financial information for Pacific Ethanol contained on the Pro Forma Condensed Consolidated Statements of Operations for the Six Months ended June 30, 2005 set forth below is comprised of financial information for Kinergy and ReEnergy for the period beginning on March 24, 2005 and ending on June 30, 2005 and financial information for PEI California for the period beginning on January 1, 2005 and ending on June 30, 2005.

         The acquisition was accounted for under the purchase method of accounting in accordance with accounting principles generally accepted in the United States. Under this method, tangible and identifiable intangible assets acquired and liabilities assumed are recorded at their fair values based on the valuation by an independent valuation firm and its determination of the excess consideration given allocated between the identifiable intangible assets and goodwill. The excess of the purchase price, plus estimated fees and expenses related to the acquisitions, over the fair value of net assets acquired are recorded as goodwill.

         The summary unaudited condensed consolidated pro forma financial data are presented for illustrative purposes only and do not represent what our results of operations actually would have been if the transactions referred to above had occurred as of the dates indicated or what our results of operations will be for future periods. The presented information does not include certain cost savings and operational synergies that we expect to achieve upon fully consolidating our acquisitions.

                           PACIFIC ETHANOL, INC., REENERGY, LLC AND KINERGY MARKETING, LLC
                        PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
                                           SIX MONTHS ENDED JUNE 30, 2005

                                                                                     PACIFIC       PRO FORMA      PRO FORMA
                                                      REENERGY         KINERGY       ETHANOL      ADJUSTMENTS(1)   COMBINED
                                                     ------------   ------------   ------------   ------------   ------------
CONSOLIDATED STATEMENTS OF OPERATIONS DATA:
Net sales ......................................     $         --   $ 23,605,252   $ 25,116,430   $         --   $ 48,721,682
Cost of goods sold .............................               --     23,207,602     24,917,278             --     48,124,880
                                                     ------------   ------------   ------------   ------------   ------------
Gross profit ...................................               --        397,650        199,152             --        596,802
Selling, general and administrative expenses ...              346         72,240      1,792,668        320,281      2,185,535
Non-cash compensation and consulting fees ......               --             --      1,343,636        246,864      1,590,500
                                                     ------------   ------------   ------------   ------------   ------------
Net income (loss) from operations ..............             (346)       325,410     (2,937,152)      (567,145)    (3,179,233)
Total other income (expense) ...................               --            616        (89,559)            --        (88,943)
                                                     ------------   ------------   ------------   ------------   ------------
Net income (loss) from operations before
   income taxes ................................             (346)       326,026     (3,026,711)      (567,145)    (3,268,176)
Provision for income taxes .....................              800             --          4,800             --          5,600
                                                     ------------   ------------   ------------   ------------   ------------
Net income (loss) ..............................     $     (1,146)  $    326,026   $ (3,031,511)  $   (567,145)  $ (3,273,776)
                                                     ============   ============   ============   ============   ============
Basic loss per share (2) .......................                                   $      (0.22)                 $      (0.12)
                                                                                   ============                  ============
Diluted loss per share (2) .....................                                   $      (0.22)                 $      (0.12)
                                                                                   ============                  ============
Weighted-average shares outstanding, basic .....                                     13,710,197                    27,799,611
                                                                                   ============                  ============
Weighted-average shares outstanding, diluted ...                                     13,710,197                    27,799,611
                                                                                   ============                  ============
----------
(1)      For an explanation of the pro forma adjustments see Notes to Unaudited
         Pro Forma Combined Consolidated Statements of Operations for the Six
         Months Ended June 30, 2005 on page F-56.
(2)      The following table summarizes the combined pro forma basic and diluted loss per share as if the acquisitions had occurred as of January 1,
         2005:

                                                                                     PACIFIC         PRO FORMA       PRO FORMA
                                                       REENERGY       KINERGY        ETHANOL        ADJUSTMENTS(1)    COMBINED
                                                      ----------     ----------     -----------      ----------     -----------
Loss per share ..................................     $       --     $       --     $     (0.22)     $       --     $     (0.12)
                                                      ----------     ----------     -----------      ----------     -----------
Numerator:
     Net income (loss) attributable to
     common stockholders ........................        (1,146)        326,026      (3,031,511)       (567,145)     (3,273,776)
                                                      ----------     ----------     -----------      ----------     -----------
Denominator:
     Weighted average number of common
     shares outstanding during the period,
     basic ......................................                                    13,710,197       7,089,414      20,799,611
     Additional weighted average common
     shares if private placement occurred at
     January 1, 2005 (considered necessary to
     complete acquisitions) .....................                                                     7,000,000       7,000,000
                                                                                    -----------      ----------     -----------
Adjusted weighted average shares ................                                    13,710,197      14,089,414      27,799,611
                                                                                    -----------      ----------     -----------
Basic loss per share ............................                                   $     (0.22)     $   (0.04)     $     (0.12)
                                                                                    ===========      ==========     ===========
Diluted loss per share ..........................                                   $     (0.22)     $   (0.04)     $     (0.12)
                                                                                    ===========      ==========     ===========
----------
(1)      For an explanation of the pro forma adjustments see Notes to Unaudited
         Pro Forma Combined Consolidated Statements of Operations for the Six
         Months Ended June 30, 2005 on page F-56.

                                                         21




                                 PACIFIC ETHANOL CALIFORNIA, INC., REENERGY, LLC AND
                                               KINERGY MARKETING, LLC
                        PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
                                            YEAR ENDED DECEMBER 31, 2004

                                                                                     PEI          PRO FORMA      PRO FORMA
                                                     REENERGY      KINERGY        CALIFORNIA     ADJUSTMENTS(1)   COMBINED
                                                     --------    ------------    ------------    -----------    ------------
CONSOLIDATED STATEMENTS OF OPERATIONS DATA:
Net sales ......................................     $     --    $ 82,790,404    $     19,764    $        --    $ 82,810,168
Cost of goods sold .............................           --      79,580,897          12,523             --      79,593,420
                                                     --------    ------------    ------------    -----------    ------------
Gross profit ...................................           --       3,209,507           7,241             --       3,216,748
Selling, general and administrative expenses ...        9,854         275,588       1,070,010      1,331,000       2,686,452
Non-cash compensation and consulting fees ......           --              --       1,207,500      1,474,250       2,681,750
                                                     --------    ------------    ------------    -----------    ------------
Net income (loss) from operations ..............       (9,854)      2,933,919      (2,270,269)    (2,805,250)     (2,151,454)
Total other expense ............................           --          (4,837)       (530,698)            --        (535,535)
                                                     --------    ------------    ------------    -----------    ------------
Net income (loss) from operations before
   income taxes ................................       (9,854)      2,929,082      (2,800,967)    (2,805,250)     (2,686,989)
Provision for income taxes .....................         (800)             --           1,600             --           2,400
                                                     --------    ------------    ------------    -----------    ------------
Net income (loss) ..............................     $(10,654)   $  2,929,082    $ (2,802,567)   $(2,805,250)   $ (2,689,389)
                                                     ========    ============    ============    ===========    ============
Basic loss per share (2) .......................                                 $      (0.23)                  $      (0.10)
                                                                                 ============                   ============
Diluted loss per share (2) .....................                                 $      (0.23)                  $      (0.10)
                                                                                 ============                   ============
Weighted-average shares outstanding, basic .....                                   12,396,895                     26,486,309
                                                                                 ============                   ============
Weighted-average shares outstanding, diluted ...                                   12,396,895                     26,486,309
                                                                                 ============                   ============
----------
(1)      For an explanation of the pro forma adjustments see Notes to Unaudited
         Pro Forma Combined Consolidated Statements of Operations for the Year
         Ended December 31, 2004 on page F-58.
(2)      The following table summarizes the combined pro forma basic and diluted loss per share as if the acquisitions had occurred as of January 1,
         2004:

                                                                                  PEI          PRO FORMA      PRO FORMA
                                                  REENERGY       KINERGY       CALIFORNIA     ADJUSTMENTS(1)   COMBINED
                                                -----------    -----------    -----------     -----------    -----------
Loss per share ................................ $        --    $        --    $     (0.23)    $        --    $     (0.10)
                                                -----------    -----------    -----------     -----------    -----------
Numerator:
   Net income (loss) attributable to
   common stockholders ........................    (10,654)      2,929,082     (2,802,567)     (2,805,250)    (2,689,389)
                                                -----------    -----------    -----------     -----------    -----------
Denominator:
   Weighted average number of common
   shares outstanding during the period,
   basic ......................................                                12,396,895       7,089,414     19,486,309
   Additional weighted average common
   shares if private placement occurred at
   January 1, 2004 (considered necessary to
   complete acquisitions) .....................                                        --       7,000,000      7,000,000
                                                                              -----------     -----------    -----------
Adjusted weighted average shares ..............                                12,396,895      14,089,414     26,486,309
                                                                              -----------     -----------    -----------
Basic loss per share ..........................                               $     (0.23)    $     (0.20)   $     (0.10)
                                                                              ===========     ===========    ===========
Diluted loss per share ........................                               $     (0.23)    $     (0.20)   $     (0.10)
                                                                              ===========     ===========    ===========
----------
(1)      For an explanation of the pro forma adjustments see Notes to Unaudited
         Pro Forma Combined Consolidated Statements of Operations for the Year
         Ended December 31, 2004 on page F-58.

                                                         22

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

         The following discussion and analysis should be read in conjunction with our condensed consolidated financial statements and notes to financial statements included elsewhere in this prospectus. This prospectus and our condensed consolidated financial statements and notes to financial statements contain forward-looking statements, which generally include the plans and objectives of management for future operations, including plans and objectives relating to our future economic performance and our current beliefs regarding revenues we might earn if we are successful in implementing our business strategies. The forward-looking statements and associated risks may include, relate to or be qualified by other important factors, including, without limitation:

         o the projected growth or contraction in the ethanol market in which we operate;
         o our business strategy for expanding, maintaining or contracting our presence in this market;
         o our ability to efficiently and effectively integrate and operate the businesses of our newly-acquired subsidiaries, Pacific Ethanol, Inc., a California corporation that was organized in 2003 ("PEI California"), Kinergy Marketing, LLC, an Oregon limited liability company that was organized in 2000 ("Kinergy") and ReEnergy, LLC, a California limited liability company that was organized in 2001 ("ReEnergy");
         o our ability to consummate the purchase of the membership interests of Phoenix Bio-Industries, LLC;
         o our ability to obtain the necessary financing to complete construction of an ethanol plant in Madera County;
         o anticipated trends in our financial condition and results of operations; and
         o our ability to distinguish ourselves from our current and future competitors.

         We do not undertake to update, revise or correct any forward-looking statements.

         Any of the factors described above or in the "Risk Factors" section set forth below could cause our financial results, including our net income or loss or growth in net income or loss to differ materially from prior results, which in turn could, among other things, cause the price of our common stock to fluctuate substantially.

OVERVIEW

         Our primary goal is to become a leader in the production, marketing and sale of ethanol and other renewable fuels in the Western United States.

         We are currently in the business of marketing ethanol in the Western United States. Through third-party service providers, we provide transportation, storage and delivery of ethanol. We sell ethanol primarily into California, Nevada, Arizona and Oregon and have extensive customer relationships throughout the Western United States and extensive supplier relationships throughout the Western and Midwestern United States.

         In August 2005, we executed an agreement to acquire Phoenix Bio-Industries, LLC, or PBI, a company that has completed construction of what we believe is the first large-scale ethanol production facility in California. The PBI facility has an annual ethanol production capacity of approximately 25 million gallons, is located in Goshen, California and is currently undergoing initial start-up testing. The closing of the acquisition of PBI is contingent upon certain events, including our obtaining all necessary funding to complete the acquisition, which we currently estimate at approximately $40.0 million, the satisfactory completion of our due diligence on PBI and on the ethanol production facility and our ability to purchase all of the membership interests of PBI. We expect that the closing of this acquisition, if it occurs, will occur in October 2005. We cannot provide any assurances that the closing of our acquisition of PBI will not be delayed or that the closing will occur at all. See "Risk Factors."

         Unless we are able to complete our acquisition of PBI, we expect that until we complete the construction of our planned ethanol production facility in Madera County, our consolidated net sales will consist solely of net sales generated by Kinergy. We anticipate that our net sales will grow in the long-term as demand for ethanol increases and as a result of our marketing agreement with PBI which provides that we will market and sell PBI's entire ethanol production from its plant located in Goshen, California. The term of this agreement is two years from the date that ethanol is first available for marketing from PBI's plant. This agreement will remain in effect if we are not successful in acquiring PBI.

         We are constructing an ethanol production facility to begin, or in the event the acquisition of PBI is consummated, to expand, the production and sale of ethanol and its co-products if we are able to secure all the necessary financing to complete construction of this facility. To date, we have not obtained all of this financing. See "Risk Factors." We also intend to construct or otherwise acquire, including through the acquisition of PBI as discussed above, one or more additional ethanol production facilities as financing resources and business prospects make the construction or acquisition of these facilities advisable. PEI California has, to date, not conducted any significant business operations other than the acquisition of real property located in Madera County, California, on which we are constructing our first ethanol production facility. ReEnergy, does not presently have any significant business operations or plans but does hold an option to acquire real property in Visalia, California, on which we may build an ethanol production facility.

         Historically, Kinergy's gross profit as a percentage of sales has averaged between 2.0% and 4.4%, primarily due to increases in the value of the inventory we held for sale during periods in which ethanol prices generally increased. However, in light of recent overall volatility in ethanol prices, we anticipate that until we either complete the acquisition of PBI and/or complete our facility and commence the business of ethanol production thereby obtaining the benefits of higher profit margins associated with production activities as compared to marketing and distribution activities, our gross profit as a percentage of sales will be close to 1.0%. This is also true in light of our agreement with PBI, which we expect will result in obtaining a 1.0% gross profit on the sale of PBI's ethanol. We believe that this level of gross profit is more typical of the ethanol marketing industry.

         Ethanol represents only up to 3% of the total annual gasoline supply in the United States, therefore we believe that the ethanol industry has substantial room to grow to reach what we believe is an achievable level of 10% of the total annual gasoline supply in the United States. In California alone, an increase in the demand for ethanol to 10% of the total annual gasoline supply would result in demand for approximately 650 million additional gallons of ethanol, which amounts represents an increase in demand of approximately 16%.

         The market price of ethanol is volatile and subject to significant fluctuations, which may cause our results of operations to fluctuate significantly. The market price of ethanol is somewhat dependent on the price of gasoline, which is in turn dependent on the price of petroleum. We cannot predict the future price of gasoline or oil and we may realize unprofitable prices for the sale of ethanol due to significant fluctuations in market prices. For example, the price of ethanol declined by approximately 25% from its 2004 average price per gallon in only three months from January 2005 through March 2005 and has reversed this decline and increased to approximately 25% above its 2004 average price per gallon in only four months from April 2005 through July 2005. If we fail to price our ethanol consistently in a manner that is profitable, our business, financial condition and results of operations will be adversely affected.

         We typically match ethanol purchase and sale contracts of like quantities and delivery period, which ordinarily range from one to twelve months. From time to time, we attempt to take advantage of what we perceive to be favorable industry trends and maintain net long or short ethanol positions. This practice does subject us to the risk of prices moving in unanticipated directions, which may result in losses, but also enables us to benefit from above normal margins.

SHARE EXCHANGE TRANSACTION

         On March 23, 2005, we completed a share exchange transaction, or Share Exchange Transaction, with the shareholders of PEI California, and the holders of the membership interests of each of Kinergy and ReEnergy, pursuant to which we acquired all of the issued and outstanding shares of capital stock of PEI California and all of the outstanding membership interests of each of Kinergy and ReEnergy. Immediately prior to the consummation of the share exchange, our predecessor, Accessity Corp., a New York corporation, or Accessity, reincorporated in the State of Delaware under the name Pacific Ethanol, Inc. through a merger of Accessity with and into its then-wholly-owned Delaware subsidiary named Pacific Ethanol, Inc., which was formed for the purpose of effecting the reincorporation. We are the surviving entity resulting from the reincorporation merger and have three wholly-owned subsidiaries: Kinergy, PEI California and ReEnergy.

         The Share Exchange Transaction has been accounted for as a reverse acquisition whereby PEI California is deemed to be the accounting acquiror. As a result, our results of operations for the six months ended June 30, 2004 consist of the operations of PEI California only. We have consolidated the results of Kinergy and ReEnergy beginning March 23, 3005, the date of the Share Exchange Transaction. Accordingly, our results of operations for the six months ended June 30, 2005 consist of the operations of PEI California for the entire six month period and the operations of Kinergy and ReEnergy from March 23, 2005 through June 30, 2005.

         PEI California has, to date, not conducted any significant business operations other than the acquisition of real property located in Madera County, California, on which we are construction our first ethanol production facility. ReEnergy does not presently have any significant business operations or plans but does hold an option to acquire real property in Visalia, California, on which we may build an ethanol production facility.

         We have consolidated the results of operations of Kinergy beginning from March 23, 2005, the date of the closing of the Share Exchange Transaction. Unless we are able to complete our acquisition of PBI, we expect that until we complete construction of our planned ethanol production facility in Madera County, our operations will consist solely of operations conducted by Kinergy.

          The following table summarizes the unaudited assets acquired and liabilities assumed in connection with the Share Exchange Transaction:

                 Current assets...............................     $  7,014,196
                 Property, plant and equipment................            6,224
                 Intangibles, including goodwill..............       11,788,000
                                                                   ------------
                    Total assets acquired.....................       18,808,420
                 Current liabilities..........................        4,253,177
                 Other liabilities............................           83,017
                                                                   ------------
                    Total liabilities assumed.................        4,336,194
                                                                   ------------
                 Net assets acquired..........................     $ 14,472,226
                                                                   ============
                 Shares of common stock issued................        6,489,414
                                                                   ============

         The purchase price represented a significant premium over the recorded net worth of the acquired entities' assets. In deciding to pay this premium, we considered various factors, including the value of Kinergy's trade name, Kinergy's extensive market presence and history, Kinergy's industry knowledge and expertise, Kinergy's extensive customer relationships and expected synergies among Kinergy's and ReEnergy's businesses and assets and our planned entry into the ethanol production business.

         The following table summarizes, on an unaudited pro forma basis, our combined results of operations, as though the acquisitions occurred as of January 1, 2004. The pro forma amounts give effect to appropriate adjustments for amortization of intangibles and income taxes. The pro forma amounts presented are not necessarily indicative of future operating results.

                                                         Six Months
                                                       Ended June 30,
                                             ----------------------------------
                                                  2005                 2004
                                             --------------      --------------
          Net sales                          $   48,721,682      $   37,842,788
                                             ==============      ==============
          Net loss                           $   (3,273,776)     $   (1,374,834)
                                             ==============      ==============
          Loss per share of common stock
             Basic                           $        (0.12)     $        (0.05)
                                             ==============      ==============
             Diluted                         $        (0.12)     $        (0.05)
                                             ==============      ==============

CRITICAL ACCOUNTING POLICIES

         Our discussion and analysis of our financial condition and results of operations are based upon our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of net sales and expenses for each period. The following represents a summary of our critical accounting policies, defined as those policies that we believe are the most important to the portrayal of our financial condition and results of operations and that require management's most difficult, subjective or complex judgments, often as a result of the need to make estimates about the effects of matters that are inherently uncertain.

         REVENUE RECOGNITION

         We derive revenues primarily from sales of ethanol. Our sales are based upon written agreements or purchase orders that identify the amount of ethanol to be purchased and the purchase price. We recognize revenue upon delivery of ethanol to a customer's designated ethanol tank. Shipments are made to customers directly from suppliers and from our inventory. We ship ethanol to our customers by truck or rail. Ethanol that is shipped by rail originates primarily in the Midwest and takes from 10 to 14 days from date of shipment to be delivered to the customer or to one of four terminals in California and Oregon. For local deliveries we ship by truck and deliver the product the same day as shipment.

         INVENTORY

         Inventory consists of fuel ethanol and is valued at the lower of cost or market, cost being determined on a first-in first-out basis. Shipping, handling and storage costs are classified as a component of cost of goods sold. Title to ethanol transfers from the producer to us when the ethanol passes through the inlet flange of our receiving tank.

         INTANGIBLES, INCLUDING GOODWILL

         We periodically evaluate our intangibles, including goodwill, for potential impairment. Our judgments regarding the existence of impairment are based on legal factors, market conditions and operational performance of our acquired businesses.

         In assessing potential impairment of goodwill, we consider these factors as well as forecast financial performance of the acquired businesses. If forecasts are not met, we may have to record additional impairment charges not previously recognized. In assessing the recoverability of our goodwill and other intangibles, we must make assumptions regarding estimated future cash flows and other factors to determine the fair value of those respective assets. If these estimates or their related assumptions change in the future, we may be required to record impairment charges for these assets that were not previously recorded. If that were the case, we would have to record an expense in order to reduce the carrying value of our goodwill.

         In connection with the Share Exchange Transaction and our acquisition of Kinergy and ReEnergy, we engaged a valuation firm to determine what portion of the purchase price should be allocated to identifiable intangible assets. Through that process, we have estimated that for Kinergy, the distribution backlog is valued at $136,000, the customer relationships are valued at $5,600,000 and the trade name is valued at $3,100,000. We made a $150,000 cash payment and issued stock valued at $316,250 for the acquisition of ReEnergy. In addition, certain stockholders sold stock to the members of ReEnergy, increasing the purchase price by $506,000. The purchase price for ReEnergy totaled $972,250. We issued stock valued at $9,803,750 for the acquisition of Kinergy. In addition, certain stockholders sold stock to the sole member of Kinergy and a related party, increasing the purchase price by $1,012,000. The purchase price for Kinergy totaled $10,815,750. Goodwill directly associated with the Kinergy and ReEnergy acquisitions therefore totaled $2,952,000.

         The Kinergy trade name is determined to have an indefinite life and therefore, rather than being amortized, is being periodically tested for impairment. The distribution backlog has an estimated life of six months and customer relationships were estimated to have a ten-year life and, as a result, will be amortized accordingly, unless otherwise impaired at an earlier time.

RESULTS OF OPERATIONS

         The tables presented below, which compare our results of operations from one period to another, present the results for each period, the change in those results from one period to another in both dollars and percentage change, and the results for each period as a percentage of net sales. The columns present the following:

         o The first two data columns in each table show the absolute results for each period presented.

         o The columns entitled "Dollar Variance" and "Percentage Variance" show the change in results, both in dollars and percentages. These two columns show favorable changes as a positive and unfavorable changes as negative. For example, when our net sales increase from one period to the next, that change is shown as a positive number in both columns. Conversely, when expenses increase from one period to the next, that change is shown as a negative in both columns.

         o The last two columns in each table show the results for each period as a percentage of net sales.

     SIX MONTHS ENDED JUNE 30, 2005 COMPARED TO SIX MONTHS ENDED JUNE 30, 2004

                                                                                                           RESULTS AS A
                                                                                                            PERCENTAGE
                                                                            DOLLAR       PERCENTAGE    OF NET SALES FOR THE
                                                 SIX MONTHS ENDED          VARIANCE       VARIANCE       SIX MONTHS ENDED
                                                      JUNE 30,           ------------     ----------          JUNE 30,
                                              ------------------------    FAVORABLE        FAVORABLE     ------------------
                                                 2005         2004      (UNFAVORABLE)    (UNFAVORABLE)    2005       2004
                                              ----------   -----------   ------------     ----------     -----     --------

Net sales.................................   $25,116,430   $    16,003   $ 25,100,427      156,848.3%    100.0%       100.0%
Cost of sales.............................    24,917,278        10,789    (24,906,489)    (230,850.8)     99.2         67.4
                                              ----------   -----------   ------------     ----------     -----     --------
Gross profit..............................       199,152         5,214        193,938        3,719.6       0.8         32.6
Selling, general and administrative
  expenses................................     1,792,668       427,058     (1,365,610)        (319.8)      7.1      2,668.6
Non-cash compensation and consulting fees.     1,343,636       517,500       (826,136)        (159.6)      5.4      3,233.8
                                              ----------   -----------   ------------     ----------     -----     --------
Loss from operations .....................    (2,937,152)     (939,344)    (1,997,808)        (212.7)    (11.7)    (5,869.8)
Total other expense.......................       (89,559)     (266,944)       177,385           66.5       0.4      1,668.1
                                              ----------   -----------   ------------     ----------     -----     --------
Loss from operations before income taxes..    (3,026,711)   (1,206,288)    (1,820,423)         150.9     (12.1)    (7,537.9)
Provision for income taxes ...............         4,800         2,400         (2,400)        (100.0)       --         15.0
                                              ----------   -----------   ------------     ----------     -----     --------
Net loss..................................   $(3,031,511)  $(1,208,688)  $ (1,822,823)        (150.8)%   (12.1)%   (7,552.9)%
                                              ==========   ===========   ============     ==========     =====     ========

         NET SALES. Net sales for the six months ended June 30, 2005 increased by $25,110,427 to $25,116,430 as compared to $16,003 for the six months ended June 30, 2004. Sales attributable to the acquisition of Kinergy on March 23, 2005 contributed $25,100,522 of this increase. Without the acquisition of Kinergy, our net sales would have decreased by $95 to $15,908.

         GROSS PROFIT. Gross profit for the six months ended June 30, 2005 increased by $193,938 to $199,152 as compared to $5,214 for the six months ended June 30, 2004, primarily due to the acquisition of Kinergy on March 23, 2005. Gross profit as a percentage of net sales decreased to 0.8% for the six months ended June 30, 2005 as compared to 33% for the six months ended June 30, 2004. This difference is attributable to the acquisition of Kinergy on March 23, 2005.

         Historically, Kinergy's gross profit as a percentage of sales has averaged between 2.0% and 4.4%, primarily due to increases in the value of the inventory held for sale during periods in which ethanol prices generally increased. However, in light of recent overall volatility in ethanol prices, we anticipate that until we either complete the acquisition of PBI and/or complete our facility and commence the business of ethanol production thereby obtaining the benefits of higher profit margins associated with production activities as compared to marketing and distribution activities, our gross profit as a percentage of sales will be closer to 1.0%. This is also true in light of our agreement with PBI, which we expect will result in obtaining a 1.0% gross profit on the sale of PBI's ethanol. We believe that this level of gross profit is more typical of the ethanol marketing industry.

         SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses for the six months ended June 30, 2005 increased by $1,365,610 (319.8%) to $1,792,668 as compared to $427,058 for the six months ended June 30, 2004. This increase was primarily due to additional headcount, legal, accounting and insurance expenses. We expect that over the near term, our selling, general and administration expenses will increase as a result of, among other things, increased legal and accounting fees associated with increased corporate governance activities in response to the Sarbanes-Oxley Act of 2002, recently adopted rules and regulations of the Securities and Exchange Commission, the filing of a registration statement with the Securities and Exchange Commission to register for resale the shares of common stock and shares of common stock underlying warrants we issued in our private offering in March 2005, increased employee costs associated with planned staffing increases, increased sales and marketing expenses, increased activities related to the construction of our Madera County, California ethanol production facility and increased activity in searching for and analyzing potential acquisitions.

         NON-CASH COMPENSATION AND CONSULTING FEES. Non-cash compensation and consulting fees for the six months ended June 30, 2005 increased by $826,136 (166%) to $1,343,636 as compared to $517,500 for the six months ended June 30, 2004. $460,386 of these fees related to non-cash consulting fees for warrants, $651,000 related to non-cash compensation from stock grants in connection with the hiring of two employees and 232,250 related to a stock grant that vested upon closing of the share exchange transaction, March 23, 2005. We expect to incur non-cash consulting fee expense in the amount of $89,125 per month for the remainder of the two-year term ending on March 23, 2007.

         TOTAL OTHER EXPENSE. Total other expense decreased by $177,385 to $(89,559) for the six months ended June 30, 2005 as compared to ($266,944) for the six months ended June 30, 2004, primarily due to interest income on cash in seven day investment accounts and decrease in expense related to construction payables.

     YEAR ENDED DECEMBER 31, 2004 COMPARED TO YEAR ENDED DECEMBER 31, 2003

                                                                                                            RESULTS AS A
                                                                                                             PERCENTAGE
                                                                              DOLLAR      PERCENTAGE    OF NET SALES FOR THE
                                                        YEAR ENDED           VARIANCE      VARIANCE          YEAR ENDED
                                                       DECEMBER 31,         ----------      ------          DECEMBER 31,
                                               --------------------------    FAVORABLE     FAVORABLE    --------------------
                                                   2004           2003     (UNFAVORABLE) (UNFAVORABLE)    2004         2003
                                               -----------     ----------   ----------      ------      ---------      -----

Net sales....................................  $    19,764     $1,016,594     (996,830)      (98.1)%       100.0%      100.0%
Cost of sales................................       12,523        946,012      933,489        98.7          63.4        93.1
                                               -----------     ----------   ----------      ------      ---------      -----
Gross profit.................................        7,241         70,582      (63,341)      (89.7)         36.6         6.9
Selling, general and administrative
  expenses...................................    1,070,010        647,731     (422,279)      (65.2)      5,413.9        63.7
Non-cash compensation and consulting fees ...    1,207,500             --   (1,207,500)       --         6,109.6        --
                                               -----------     ----------   ----------      ------      ---------      -----
Loss from operations ........................   (2,270,269)      (577,149)  (1,693,120)     (293.4)    (11,486.9)      (56.8)
Total other expense..........................     (530,698)      (279,930)    (250,768)      (89.6)      2,685.2        27.5
                                               -----------     ----------   ----------      ------      ---------      -----
Loss from operations before income taxes.....   (2,800,967)      (857,079)  (1,943,888)     (226.8)    (14,172.1)      (84.3)
Provision for income taxes...................       (1,600)        (1,600)          --        --             8.1         0.2
                                               -----------     ----------   ----------      ------      ---------      -----
Net loss.....................................  $(2,802,567)    $ (858,679) $(1,943,888)     (226.4)%   (14,180.2)%     (84.5)
                                               ===========     ==========  ===========      ======      =========      =====

         NET SALES. Net sales for the year ended December 31, 2004 decreased by $996,830 to $19,764 as compared to $1,016,594 for the year ended December 31, 2003. This decrease resulted primarily from the decrease in sales of grain inventory acquired in the purchase of a grain facility.

         GROSS PROFIT. Gross profit for the year ended December 31, 2004 decreased by $63,341 to $7,241 as compared to $70,582 for the year ended December 31, 2003, primarily due to the decrease in grain inventory sales. Gross profit as a percentage of net sales increased to 36.6% for the year ended December 31, 2004 as compared to 6.9% for the year ended December 31, 2003. This difference is attributable to the relative decrease in net sales and decrease in cost of sales for the year ended December 31,2004 compared to the year ended December 31, 2003.

         SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses for the year ended December 31, 2004 increased by $422,279 (65.2%) to $1,070,010 as compared to $647,731 for the year ended
December 31, 2003. This increase was primarily due to additional headcount, legal, accounting and insurance expenses. We expect that over the near term, our selling, general and administration expenses will increase as a result of continued company growth.

         NON-CASH COMPENSATION AND CONSULTING FEES. Non-cash compensation and consulting fees for the year ended December 31, 2004 increased to $1,207,500 as compared to none for the year ended December 31, 2003. All of this $1,027,500 increase related to non-cash consulting fees for warrants.

         TOTAL OTHER EXPENSE. Total other expense increased by $250,768 to $530,698 for the year ended December 31, 2004 as compared to $279,930 for the year ended December 31, 2003, primarily due to interest expense on debt that arose in connection with the acquisition of a grain facility.

LIQUIDITY AND CAPITAL RESOURCES

         During the six months ended June 30, 2005, we funded our operations primarily from the approximately $18,879,749 in net proceeds we received in connection with a private offering of equity securities on March 23, 2005, as described below. As of June 30, 2005, we had working capital of $15,734,748, which represented a $16,759,495 increase from negative working capital of $1,024,747 at December 31, 2004, primarily due to the proceeds from the private offering. As of June 30, 2005 and December 31, 2004, we had accumulated deficits of $6,692,757 and $3,661,246, respectively, and cash and cash equivalents of $16,427,839 and $42, respectively.

         Accounts receivable increased $2,103,736 during the six months ended June 30, 2005 from $8,464 as of December 31, 2004 to $2,112,200 as of June 30,
2005. Sales attributable to the acquisition of Kinergy contributed substantially all of this increase.

         Inventory balances increased $1,111,960 during the six months ended June 30, 2005, from $0 as of December 31, 2004 to $1,111,960 as of June 30, 2005
because of the acquisition of Kinergy. Inventory represented 2.7% of our total assets as of June 30, 2005.

         Cash used in our operating activities totaled $695,259 for the six months ended June 30, 2005 as compared to cash used by operating activities of $270,529 for the six months ended June 30, 2004. This $424,730 increase in cash used in operating activities primarily resulted from an increase in inventories and pre-paid expenses.

         Cash used in our investing activities totaled $2,156,696 for the six months ended June 30, 2005 as compared to $556,846 of cash used for the six months ended June 30, 2004. Included in the results for the six months ended June 30, 2005 are net cash of $457,808 used to acquire Kinergy and ReEnergy, net cash of $2,845,742 used to purchase property, plant and equipment and net cash of $1,146,854 that we acquired in connection with the acquisition of Accessity, Kinergy and ReEnergy.

         Cash provided by our financing activities totaled $19,279,752 for the six months ended June 30, 2005 as compared to $716,339 for the six months ended June 30, 2004. The change is primarily due to the net proceeds of $18,879,749 from a private offering of equity securities on March 23, 2005, as described below.

         On March 23, 2005, we issued to 63 accredited investors in a private offering an aggregate of 7,000,000 shares of common stock at a purchase price of $3.00 per share, two-year investor warrants to purchase 1,400,000 shares of common stock at an exercise price of $3.00 per share and two-year investor warrants to purchase 700,000 shares of common stock at an exercise price of $5.00 per share, for total gross proceeds of approximately $21,000,000. We paid cash placement agent fees and expenses of approximately $1,850,400 and issued five-year placement agent warrants to purchase 678,000 shares of common stock at an exercise price of $3.00 per share in connection with the offering. Additional costs related to the financing include legal, accounting and consulting fees that totaled approximately $270,658 through June 30, 2005 and continue to be incurred in connection with various securities filings and the resale registration statement described below.

         We are obligated under a Registration Rights Agreement to file, on the 151st day following March 23, 2005, a Registration Statement with the Securities and Exchange Commission, or the Commission, registering for resale shares of common stock, and shares of common stock underlying investor warrants and certain of the placement agent warrants, issued in connection with the private offering. If we (i) do not file the Registration Statement within the time period prescribed, or (ii) fail to file with the Commission a request for acceleration in accordance with Rule 461 promulgated under the Securities Act of 1933, within five trading days of the date that we are notified (orally or in writing, whichever is earlier) by the Commission that the Registration Statement will not be "reviewed," or is not subject to further review, or (iii) the Registration Statement filed or required to be filed under the Registration Rights Agreement is not declared effective by the Commission on or before 225 days following March 23, 2005, or (iv) after the Registration Statement is first declared effective by the Commission, it ceases for any reason to remain continuously effective as to all securities registered thereunder, or the holders of such securities are not permitted to utilize the prospectus contained in the Registration Statement to resell such securities, for more than an aggregate of 45 trading days during any 12-month period (which need not be consecutive trading days) (any such failure or breach being referred to as an "Event," and for purposes of clause (i) or (iii) the date on which such Event occurs, or for purposes of clause (ii) the date on which such five-trading day period is exceeded, or for purposes of clause (iv) the date on which such 45-trading day-period is exceeded being referred to as "Event Date"), then in addition to any other rights the holders of such securities may have under the Registration Statement or under applicable law, then, on each such Event Date and on each monthly anniversary of each such Event Date (if the applicable Event shall not have been cured by such date) until the applicable Event is cured, we are required to pay to each such holder an amount in cash, as partial liquidated damages and not as a penalty, equal to 2.0% of the aggregate purchase price paid by such holder pursuant to the Securities Purchase Agreement relating to such securities then held by such holder. If we fail to pay any partial liquidated damages in full within seven days after the date payable, we are required to pay interest thereon at a rate of 18% per annum (or such lesser maximum amount that is permitted to be paid by applicable law) to such holder, accruing daily from the date such partial liquidated damages are due until such amounts, plus all such interest thereon, are paid in full. The partial liquidated damages are to apply on a daily pro-rata basis for any portion of a month prior to the cure of an Event.

         The Registration Rights Agreement also provides for customary piggy-back registration rights whereby holders of shares of our common stock, or warrants to purchase shares of our common stock, can cause us to register such shares for resale in connection with our filing of a Registration Statement with the Commission to register shares in another offering. The Registration Rights Agreement also contains customary representations and warranties, covenants and limitations.

         We have used a portion of the net proceeds from the March 2005 private placement to fund our working capital requirements and begin site preparation at the Madera County, California facility. We expect to use the remainder of the net proceeds to fund our working capital requirements over the next 12 months and to continue construction of our first ethanol production facility in Madera County, California. We expect that the proceeds used to continue construction will be used primarily for site preparation, acquisition of equipment and engineering services. Significant additional funding is required to complete construction of our first ethanol facility in Madera County, California. No assurances can me be made that we will be successful in obtaining these additional funds. See "Risk Factors."

         We believe that current and future available capital resources, revenues generated from operations, and other existing sources of liquidity, including the credit facilities we have and the remaining proceeds we have from the March 2005 private offering, will be adequate to meet our anticipated working capital and capital expenditure requirements for at least the next twelve months. If, however, our capital requirements or cash flow vary materially from our current projections, if unforeseen circumstances occur, or if we require a significant amount of cash to fund future acquisitions, we may require additional financing. Our failure to raise capital, if needed, could restrict our growth, limit our development of new products or hinder our ability to compete.

EFFECTS OF INFLATION

         The impact of inflation and changing prices has not been significant on the financial condition or results of operations of either our company or our operating subsidiaries.

IMPACTS OF NEW ACCOUNTING PRONOUNCEMENTS

         In November 2004, the Financial Accounting Standards Board ("FASB") issued SFAS No. 151, "Inventory Costs, an amendment of ARB No. 43, Chapter 4," SFAS No. 151 clarifies that abnormal inventory costs such as costs of idle facilities, excess freight and handling costs, and wasted materials (spoilage) are required to be recognized as current period costs. The provisions of SFAS No. 151 are effective for our fiscal 2006. We are currently evaluating the provisions of SFAS No. 151 and do not expect that adoption will have a material effect on our financial position, results of operations or cash flows.

         In December 2004, the FASB issued SFAS 123R, SHARE-BASED PAYMENT ("SFAS 123R") which is a revision of SFAS 123 and supersedes Accounting Principles Board ("APB") 25, ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES ("APB 25"). Among other items, SFAS 123R eliminates the use of APB 25 and the intrinsic value method of accounting, and requires companies to recognize the cost of employee services received in exchange for awards of equity instruments, based on the grant date fair value of those awards, in the financial statements. The effective date of SFAS 123R is the first reporting period beginning after December 15, 2005. SFAS 123R permits companies to adopt its requirements using either a "modified prospective" method, or a "modified retrospective" method. Under the "modified prospective" method, compensation cost is recognized in the financial statements beginning with the effective date, based on the requirements of SFAS 123R for all share-based payments granted after that date, and based on the requirements of SFAS 123 for all unvested awards granted prior to the effective date of SFAS 123R. Under the "modified retrospective" method, the requirements are the same as under the "modified prospective" method, but also permits entities to restate financial statements of previous periods based on pro forma disclosures made in accordance with SFAS 123.

         We currently utilize a standard option pricing model (i.e., Black-Scholes) to measure the fair value of stock options granted to employees. While SFAS 123R permits entities to continue to use such a model, the standard also permits the use of a "lattice" model. We have not yet determined which model we will use to measure the fair value of employee stock options upon the adoption of SFAS 123R.

         We currently expect to adopt SFAS 123R effective January 1, 2006. However, because we have not yet determined which of the aforementioned adoption methods we will use, we have not yet determined the impact of adopting SFAS 123R.

                                    BUSINESS

OVERVIEW

         Our primary goal is to become a leader in the production, marketing and sale of ethanol and other renewable fuels in the Western United States.

         In March 2005, we completed a share exchange transaction, or the Share Exchange Transaction, with the shareholders of Pacific Ethanol, Inc., a California corporation, or PEI California, and the holders of the membership interests of each of Kinergy Marketing, LLC, or Kinergy, and ReEnergy, LLC, or ReEnergy. This transaction has been accounted for as a reverse acquisition whereby PEI California is the accounting acquiror. Upon completion of the Share Exchange Transaction, we acquired all of the issued and outstanding shares of capital stock of PEI California and all of the outstanding membership interests of each of Kinergy and ReEnergy. Immediately prior to the consummation of the share exchange, our predecessor, Accessity Corp., a New York corporation, or Accessity, reincorporated in the State of Delaware under the name Pacific Ethanol, Inc. through a merger of Accessity with and into its then-wholly-owned Delaware subsidiary named Pacific Ethanol, Inc., which was formed for the purpose of effecting the reincorporation. We are the surviving entity resulting from the reincorporation merger and have three principal wholly-owned subsidiaries: Kinergy, PEI California and ReEnergy.

         We are currently in the business of marketing ethanol in the Western United States. Through third-party service providers, we provide transportation, storage and delivery of ethanol. We sell ethanol primarily into California, Nevada, Arizona and Oregon and have extensive customer relationships throughout the Western United States and extensive supplier relationships throughout the Western and Midwestern United States.

         We believe that we have a competitive advantage due to the market niche that we have developed by supplying ethanol to customers in several major metropolitan and rural markets in California and other Western states. We also believe that the experience of our management over the past two decades and the operations Kinergy has conducted over the past four years have enabled us to establish valuable relationships in the ethanol marketing industry and understand the business of marketing ethanol.

         In August 2005, we executed an agreement to acquire Phoenix Bio-Industries, LLC, or PBI, a company that has completed construction of what we believe is the first large-scale ethanol production facility in California. The PBI facility has an annual ethanol production capacity of approximately 25 million gallons, is located in Goshen, California and is currently undergoing initial start-up testing. The closing of the acquisition of PBI is contingent upon certain events, including our obtaining all necessary funding to complete the acquisition, which we currently estimate at approximately $40.0 million, the satisfactory completion of our due diligence on PBI and on the ethanol production facility and our ability to purchase all of the membership interests of PBI. We expect that the closing of this acquisition, if it occurs, will occur in October 2005. We cannot provide any assurances that the closing of our acquisition of PBI will not be delayed or that the closing will occur at all. See "Risk Factors." If the acquisition of PBI is not consummated, an existing marketing agreement between us and PBI will allow Kinergy to market and sell all of the ethanol produced by PBI at its Goshen, California facility.

         We are constructing an ethanol production facility to begin, or in the event the acquisition of PBI is consummated, to expand, the production and sale of ethanol and its co-products if we are able to secure all the necessary financing to complete construction of this facility. To date, we have not obtained all of this financing. See "Risk Factors." We also intend to construct or otherwise acquire, including through the acquisition of PBI as discussed above, one or more additional ethanol production facilities as financing resources and business prospects make the construction or acquisition of these facilities advisable. PEI California has, to date, not conducted any significant business operations other than the acquisition of real property located in Madera County, California, on which we are constructing our first ethanol production facility. ReEnergy, does not presently have any significant business operations or plans but does hold an option to acquire real property in Visalia, California, on which we may build an ethanol production facility.

INDUSTRY OVERVIEW

     OVERVIEW OF ETHANOL MARKET

         Methyl tertiary-butyl ether, or MTBE, was used for over 20 years in California and other states as an oxygenate. An oxygenate is a substance that, when added to gasoline, increases the amount of oxygen in the gasoline blend and improves its air quality characteristics. Oxygenated fuels sometimes are mandated by the Environmental Protection Agency, or EPA, for sale and use in geographical areas which fail to achieve certain air quality standards. MTBE is, however, a known carcinogen that contaminates groundwater, and California banned the addition of MTBE to motor fuels effective January 1, 2004. The EPA lists on its website at least 20 states with partial or complete bans on the use of MTBE. Ethyl alcohol, or ethanol, has recently replaced MTBE as a fuel additive and an oxygenate in California, New York and Connecticut. According to the California Air Resources Board, ethanol is the only commercially available fuel additive that can replace MTBE to meet the federal Clean Air Act's oxygenate requirement in the State of California. According to the United States Energy Information Administration, or the USEIA, ethanol accounted for more than 67% of the oxygenate market nationwide during February 2005.

         California is the nation's largest market for gasoline. According to California Department of Motor Vehicles, approximately 28 million motor vehicles were registered in California 2003 and were estimated to use over 15 billion gallons of gasoline during 2003. California's last oil refinery was built in 1969. We believe that California's stringent permitting process and the economics of constructing and operating an oil refinery in California present difficult barriers to entry into the oil refining market. In addition, we believe that California is in a volatile and highly sensitive energy situation due to its relative geographic isolation from oil refiners located elsewhere in the United States coupled with what we believe is an overall decline in production capacity in the United States. According to the California Energy Commission, California imports approximately 10% of its finished fuel products and during 2004 over 55% of its total petroleum supply.

         We expect the ethanol industry to produce up to 4.0 billion gallons of ethanol in 2005, an increase of approximately 18% from the approximately 3.4 billion gallons of ethanol produced in 2004. According to the Renewable Fuels Association, in its ETHANOL INDUSTRY OUTLOOK 2004, the ethanol market in California was expected to exceed 950 million gallons, or more than 25% of the national market. However, also according to the Renewable Fuels Association, in its ETHANOL INDUSTRY OUTLOOK 2004, California has only two small ethanol plants with a combined production capacity of less than 10 million gallons per year, leaving California with ethanol production levels substantially below the demand for ethanol in California. The PBI ethanol production facility, with an estimated capacity of approximately 25 million gallons per year, is anticipated to commence production of ethanol in October 2005. The balance of ethanol is shipped via rail from the Midwest to California. Gasoline and diesel products that supply the major fuel terminals are shipped in pipelines throughout the northern and southern portions of California. Unlike gasoline and diesel, however, ethanol cannot be shipped in these pipelines because ethanol has an affinity for mixing with water already present in the pipelines. When mixed, water dilutes ethanol and creates significant quality control issues. Therefore, ethanol must be trucked from rail terminals to regional fuel terminals, or blending racks.

         According to material published by the Renewable Fuels Association, approximately 95% of the ethanol produced in the United States is made in the Midwest from corn. According to the U.S. Department of Energy, ethanol is typically blended at 5.7% to 10% by volume in the United States, but is also blended at up to 85% by volume for vehicles designed to operate on 85% ethanol. Compared to gasoline, ethanol is generally considered to be less expensive and cleaner burning and contains higher octane. We anticipate that the increasing demand for transportation fuels coupled with limited opportunities for gasoline refinery expansions and the growing importance of reducing CO2 emissions through the use of renewable fuels will generate additional growth in the California ethanol market.

         Ethanol sold into the Central Valley region of California, or Central Valley, is currently shipped via rail from the Midwest, and then "double-handled" into trucks and shipped to blending racks in Sacramento, Stockton, Fresno and Bakersfield. We believe that this one to two thousand mile transport and "double handling" can add significantly to the final price of ethanol. We estimate that ethanol demand in the Central Valley was approximately 200 million gallons in 2004. We believe that through Kinergy, we could market and sell locally all of the 25 million gallons expected to be produced at PBI's Goshen, California ethanol production facility as well as all or substantially all of the 35 million gallons of ethanol expected to be produced at our planned Madera County, California ethanol production facility.

         According to BBI International, in an Ethanol Feasibility Study prepared in March 2003 for ReEnergy, over the course of a decade, prices for ethanol delivered by rail car into California have ranged between $.90 and $1.75 per gallon, averaging approximately $1.27 per gallon. Of the many factors influencing the price of ethanol, we believe that the price of gasoline has the largest influence. We believe that ethanol prices, net of tax incentives offered by the federal government, are positively correlated to fluctuations in gasoline prices. In addition, we believe that ethanol prices in California are typically $.10 to $.12 per gallon higher than in the Midwest due to the freight costs of delivering ethanol from Midwest production facilities.

         Ethanol represents only up to 3% of the total annual gasoline supply in the United States, therefore we believe that the ethanol industry has substantial room to grow to reach what we believe is an achievable level of 10% of the total annual gasoline supply in the United States. In California alone, an increase in the demand for ethanol to 10% of the total annual gasoline supply would result in annual demand for approximately 650 million additional gallons of ethanol, which represents an increase in demand on a national basis of approximately 16%. Although the short-term supply of ethanol has recently increased at a faster rate than the increase in demand over the same period, we believe that in the long-term supply and demand for ethanol will be more balanced.

     OVERVIEW OF ETHANOL PRODUCTION PROCESS

         The production of ethanol from starch or sugar-based feedstocks has been practiced for thousands of years. While the basic production steps remain the same, the process has been refined considerably in recent years, leading to a highly-efficient process that we believe now yields more energy in the ethanol and co-products than is required to make the products. The modern production of ethanol requires large amounts of corn, or other high-starch grains, and water as well as chemicals, enzymes and yeast, and denaturants such as unleaded gasoline or liquid natural gas, in addition to natural gas and electricity.

         In the dry milling process, corn or other high-starch grains are first ground into meal and then slurried with water to form a mash. Enzymes are then added to the mash to convert the starch into the simple sugar, dextrose. Ammonia is also added for acidic (pH) control and as a nutrient for the yeast. The mash is processed through a high temperature cooking procedure, which reduces bacteria levels prior to fermentation. The mash is then cooled and transferred to fermenters, where yeast is added and the conversion of sugar to ethanol and CO2 begins.

         After fermentation, the resulting "beer" is transferred to distillation, where the ethanol is separated from the residual "stillage." The ethanol is concentrated to 190 proof using conventional distillation methods and then is dehydrated to approximately 200 proof, representing 100% alcohol levels, in a molecular sieve system. The resulting anhydrous ethanol is then blended with about 5% denaturant, which is usually gasoline, and is then ready for shipment to market.

         The residual stillage is separated into a coarse grain portion and a liquid portion through a centrifugation process. The soluble liquid portion is concentrated to about 40% dissolved solids by an evaporation process. This intermediate state is called condensed distillers solubles, or syrup. The coarse grain and syrup portions are then mixed to produce wet distillers grains, or WDG, or can be mixed and dried to produce dried distillers grains with solubles, or DDGS. Both WDG and DDGS are high-protein animal feed products.

     OVERVIEW OF DISTILLERS GRAINS MARKET

         We believe that approximately 4.0 million tons of dried distillers grains are produced and sold every year in North America. Dairy cows and beef cattle are the primary consumers of distillers grains. According to Rincker and Berger, in their 2003 article entitled OPTIMIZING THE USE OF DISTILLER GRAIN FOR DAIRY-BEEF Production, a dairy cow can consume 12-15 lbs of WDG per day in a balanced diet. At this rate, the WDG output of an ethanol facility that produces 25 million gallons of ethanol per year can feed approximately 75,000-95,000 dairy cows and an ethanol facility that produces 35 million gallons of ethanol per year can feed approximately 105,000-130,000 dairy cows. We believe that the only distillers grains currently available in California are shipped from the Midwest via rail cars in dry form.

         Successful and profitable delivery of DDGS from the Midwest faces a number of challenges, including product inconsistency, handling difficulty and lower feed values. All of these challenges are mitigated with a consistent supply of WDG from a local plant. DDGS delivered via rail to California from the Midwest undergoes an intense drying process and exposure to extreme heat at the production facility and in the railcars, during which various nutrients are burned off which reduces the nutritional composition of the final product. In addition, DDGS shipped via rail can take as long as two weeks to be delivered to California, and scheduling errors or rail yard mishaps can extend delivery time even further. DDGS tends to solidify and set in place as it sits in a rail car and thus expedient delivery is important. After solidifying and setting in place, DDGS becomes very difficult and thus expensive to unload. During the summer, rail cars typically take a full day to unload but can take longer. Also, DDGS shipped from the Midwest can be inconsistent because some Midwest producers use a variety of feedstocks depending on the availability and price of competing crops. Corn, milo sorghum, barley and wheat are all common feedstocks used for the production of ethanol but lead to significant variability in the nutritional composition of distillers grains. California dairies depend on rations that are calculated with precision and a subtle difference in the makeup of a key ingredient can significantly affect milk production at dairies. By not drying the distillers grains and by shipping them locally, we believe that we will be able to preserve the feed integrity of these grains.

         Historically, the market price for distillers grains has been stable in comparison to the market price for ethanol. We believe that the market price of DDGS is determined by a number of factors, including the market value of corn, soybean meal and other competitive protein ingredients, the performance or value of DDGS in a particular feed formulation and general market forces of supply and demand. We also believe that nationwide, the market price of distillers grains historically has been influenced by producers of distilled spirits and more recently by the large corn dry-millers that operate fuel ethanol plants. In California, the market price of distillers grains is often influenced by nutritional models that calculate the feed value of distillers grains by nutritional content.

OUR STRATEGY

         Our primary goal is to become a leader in the production, marketing and sale of ethanol and other renewable fuels in the Western United States. Our business strategy to achieve this goal includes the following elements:

         o CONTINUE TO DEVELOP AND EXPAND OUR ETHANOL DISTRIBUTION NETWORK. We have developed and plan to continue to develop and expand, our ethanol distribution network for delivery of ethanol by truck to virtually every significant fuel terminal as well as to numerous smaller fuel terminals throughout California. Fuel terminals have limited storage capacity and we have been successful in securing storage tanks in California. In addition, we have an extensive network of third-party delivery trucks available to deliver ethanol throughout California.

         o CONTINUE TO EXPAND OUR BUSINESS IN GROWING GEOGRAPHIC MARKETS. We intend to continue to expand our business in regions where MTBE has been banned and that represent growing markets for ethanol, including Phoenix, Arizona, Las Vegas, Nevada and Portland, Oregon.

         o MAKE STRATEGIC ACQUISITIONS OF EXISTING OR PENDING ETHANOL PRODUCTION FACILITIES. We plan to explore opportunities to make strategic acquisitions of existing or pending ethanol production facilities. In circumstances where, in our judgment, the acquisition of existing or pending ethanol production facilities, as in the case of the PBI ethanol production facility in Goshen, California, represents an opportunity to more quickly or successfully meet our business goals, we intend to undertake to consummate these acquisitions.

         o COMPLETE CONSTRUCTION OF AN ETHANOL PRODUCTION FACILITY AND BEGIN PRODUCING ETHANOL AND CO-PRODUCTS. We are constructing an ethanol production facility to produce ethanol and its co-products, specifically, WDG and CO2, for sale in the Central Valley. We believe that, following our acquisition of PBI, which has constructed a 25 million gallon per year ethanol plan in Goshen, California, if it occurs, or the completion of construction of our 35 million gallon per year ethanol plant in Madera County, California, if it occurs, we will be the largest producer of ethanol in California and that our proximity to the geographic market in which we plan to sell our ethanol provides us significant competitive advantages over ethanol producers in the Midwest.

         o IDENTIFY AND EXPLOIT NEW RENEWABLE FUELS AND TECHNOLOGIES. We plan to identify and exploit new renewable fuels and technologies. For example, we are examining new technologies enabling the conversion of cellulose, which is generated predominantly from wood waste, paper waste and agricultural waste, into ethanol.

KINERGY CUSTOMERS

         We purchase and resell ethanol to various customers in the Western United States. We also arrange for transportation, storage and delivery of ethanol purchased by our customers through our agreements with third-party service providers. Our revenue is obtained primarily from sales of ethanol to large oil companies.

         During the first six months of 2005, we purchased and resold an aggregate of approximately 32 million gallons of fuel grade ethanol to approximately 23 customers. Sales to Kinergy's three largest customers represented in the aggregate approximately 35% of our net sales in the first six months of 2005. Sales to each of our other customers did not represent more than approximately 9% of our net sales in the first six months of 2005.

         During 2004, we purchased and resold an aggregate of approximately 52.5 million gallons of fuel grade ethanol to approximately 25 customers. Sales to Kinergy's five largest customers represented in the aggregate approximately 58% of Kinergy's total revenues in 2004. Sales to each of our other customers did not represent more than approximately 5% of our revenue in 2004.

         Most of the major metropolitan areas in California have fuel terminals served by rail, but other major metropolitan areas and more remote smaller cities and rural areas in California do not. We believe that we have developed a valuable niche in California by growing our business to supply customers in areas without rail access at fuel terminals, which are primarily located in the Sacramento, San Joaquin and Imperial Valleys of California. We manage the complicated logistics of shipping ethanol from the Midwest by rail to intermediate storage locations throughout the Western United States and trucking the ethanol from these storage locations to blending racks where the ethanol is blended with gasoline. We believe that by establishing an efficient service for truck deliveries to these more remote locations, we have differentiated ourselves from our competitors, which has resulted in increased sales and profitability. In addition, by producing ethanol in California, we believe that we will benefit from our ability to increase spot sales of ethanol from this additional supply following ethanol price spikes caused from time to time by rail delays in delivering ethanol from the Midwest to California.

         We typically match ethanol purchase and sale contracts of like quantities and delivery period, which ordinarily range from one to twelve months. From time to time, we attempt to take advantage of what we perceive to be favorable industry trends and maintain net long or short ethanol positions. This practice does subject us to the risk of prices moving in unanticipated directions, which may result in losses, but also enables us to benefit from above normal gross profit margins. Historically, our gross profit as a percentage of sales has averaged between 2.0% to 4.4%, primarily due to increases in the values of our inventory we held for sale during periods in which ethanol prices generally increased. However, we anticipate that until we complete our facility and commence the business of ethanol production thereby obtaining the benefits of higher profit margins associated with production activities as compared to marketing and distribution activities, our gross profit as a percentage of sales will be approximately 1.0%. This is especially true in light of our recent entry into a marketing agreement with PBI to market and sell, in the event our pending acquisition of PBI is not consummated, all of PBI's ethanol production from its plant located in Goshen, California. We expect initial production to be approximately 25 million gallons per year once PBI commences ethanol production, which is anticipated to occur during the third quarter of 2005. We also expect, in the event our pending acquisition of PBI is not consummated, to obtain a 1.0% gross profit on the sale of PBI's ethanol, a profit level which we believe to be typical of the ethanol marketing industry.

         We expect to begin to market and sell ethanol we produce following our acquisition of PBI and the commencement of operations at PBI's Goshen, California facility, or in the event that our acquisition of PBI is not consummated, upon completion of construction of our ethanol production facility in Madera County, California. We believe that most or all of the ethanol produced at PBI's facility and upon completion of construction of our Madera County, California facility can be sold into local markets. We will continue to market ethanol and manage the shipping, storage and delivery of ethanol from the Midwest to existing and new customers in the Western United States. In addition, we intend to continue to expand our business in regions that represent growing markets for ethanol, including Phoenix, Arizona, Las Vegas, Nevada and Portland, Oregon.

KINERGY SUPPLIERS

         We do not presently engage in any ethanol production activities. However, we have executed an agreement to acquire PBI, a company that has completed construction of what we believe is the first large-scale ethanol production facility in California with an annual ethanol production capacity of approximately 25 million gallons. In addition, we are in the process of constructing an ethanol plant in Madera County for the production of up to 35 million gallons of ethanol per year. We are a marketer and reseller of ethanol throughout the Western United States. Accordingly, we are dependent upon various producers of fuel grade ethanol for our ethanol supplies. In addition, we provide ethanol transportation, storage and delivery services through third-party service providers.

         We assume risk of loss with respect to each shipment of ethanol once the ethanol is delivered to us by our suppliers at the agreed upon delivery location. We maintain this risk of loss until the ethanol is delivered to a fuel terminal. In the event that our suppliers ship ethanol directly to our customers, risk of loss passes directly from our suppliers to our customers and we do not assume any risk of loss. We maintain insurance to cover the risks associated with our activities.

         We do not own or lease any rail cars, tanker trucks or other fuel transportation vehicles. Instead, we contract with third-party providers to receive ethanol at agreed upon locations from our suppliers and to store and/or deliver the ethanol to agreed upon locations on behalf of our customers. These contracts generally run from year-to-year, subject to termination by either party upon advance written notice before the end of the then-current annual term.

PEI CALIFORNIA CUSTOMERS

         If the acquisition of PBI is consummated, we expect to market and sell ethanol produced at PBI's ethanol production facility through Kinergy. If the acquisition of PBI is not consummated, an existing marketing agreement between us and PBI will allow Kinergy to market and sell all of the ethanol produced by PBI at its Goshen, California facility. Upon completion of our ethanol plant in Madera County, we also expect to market and sell ethanol produced at this plant through Kinergy. Kinergy's business focus has been on growing its market share at the Fresno fuel terminal, which is the only wholesale distribution point for gasoline for over 200 miles between Stockton and Bakersfield, California. The Fresno fuel terminal is only 20 miles southeast of our Madera County site and approximately 35 miles northwest of our potential Visalia site and PBI's Goshen site. The greater Fresno area is experiencing rapid population growth. The Fresno/Clovis metro area population is nearly 700,000. In addition, the Fresno fuel terminal serves the Central Valley, which is one of the largest agricultural regions in the world. We are currently supplying over 50% of the ethanol distributed out of the Fresno fuel terminal. We expect that all of the ethanol generated by PBI's Goshen, California facility and at our planned Madera County facility will be able to be sold locally in the Fresno market that Kinergy has developed, capturing a key competitive advantage over Midwest ethanol producers who must incur the costs of delivering ethanol from thousands of miles away and subject their supplies to rail delays and other challenges.

         The San Joaquin Valley of California (located in the southern half of the Central Valley) has one of the highest concentrations of dairy cows in the world, with over 1.4 million head of cattle in an area covering approximately 30,000 square miles. There are approximately 500,000 dairy cows within a 50-mile radius of our planned production site in Madera County and within the same approximate distance of our potential sites in Visalia and Goshen, California, for a combined total, excluding any overlap, of over 750,000 dairy cows. We expect that our planned ethanol production facility in Madera County as well as our potential sites in Visalia and Goshen, California will each be able to produce enough WDG to feed 105,000 to 130,000 dairy cows each year.

         We expect to be one of the few WDG producers with production facilities located in California. We intend to position WDG as the protein feed of choice based on its nutritional composition, consistency of quality and delivery, ease of handling and its mixing ability with minerals and other feed ingredients. We believe that WDG has an ideal moisture level to carry minerals and other feed ingredients and we expect to capture a higher combined profit margin by providing WDG to the feed market in California.

         We also have a proposal from Airgas Dry Ice to purchase substantially all the CO2 from our Madera County facility once construction is completed and production of ethanol is commenced. The proposal also provides that Airgas Dry Ice would lease land adjacent to the Madera County ethanol plant and capitalize the costs of the CO2 recovery and processing plant.

PEI CALIFORNIA SUPPLIERS

         The production of ethanol requires a significant amount of raw materials and supplies, such as corn, natural gas, electricity and water. The cost of corn is the most important variable cost associated with the production of ethanol. A 25 to 35 million gallon per year ethanol facility requires approximately 9.0 to 12.5 million bushels of corn each year or, according to the United States Department of Agriculture--National Agricultural Statistics Survey, nearly 50% of California's total 2004 annual corn production of approximately 26 million bushels. Therefore, a California ethanol plant must be able to efficiently ship corn from the Midwest via rail and then cheaply and reliably truck processed ethanol to local markets. We believe that our grain receiving facility at our Madera County site is one of the most efficient grain receiving facilities in the United States. The unloading system was designed to unload 110 rail cars consistently in less than fifteen hours. The plant will have the capacity to store a 49-day supply of corn, or approximately 1.8 million bushels. We also expect PBI's Goshen facility to be highly-efficient and have capacities commensurate with that of a modern ethanol production facility.

         We plan to source corn using standard contracts, such as spot purchases, forward purchases and basis contracts. We plan to establish a relationship with a forwarding broker at the Chicago Board of Trade and expect to establish allowable limits of open and un-hedged grain transactions that its merchants will be required to follow pursuant to a risk management program. The limits established are expected to be reviewed and adjusted on a regular basis.

CONSTRUCTION OF ETHANOL PLANT

         PEI California has entered into a construction agreement with W.M. Lyles Co. for the construction of an ethanol plant at our Madera County site and a potential second ethanol plant, currently considered for location in Visalia, California. The construction agreement provides that W.M. Lyles Co. will provide pricing choices in the construction of the plant. The first option is a lump sum pricing option in which W.M. Lyles Co. sets a fixed price for the construction of the plant. The second pricing option is a guaranteed maximum price, or GMP, contract that sets a cap on total construction costs while providing for shared savings if the actual cost falls below the GMP price. W.M. Lyles Co. provided us with a lump sum price bid of $51.8 million and a GMP price of $52.8 million in January 2005, that expired on April 1, 2005. We expect to receive a final price for both of these options from W.M. Lyles Co. in the near future. In addition, the contract provides that if we cancel the construction contract in favor of another contractor, we would be required to pay a termination fee of $5.0 million. We are working to secure the financing necessary to complete construction of this facility. See "Risk Factors."

         Responsibility for the proper and timely construction of our planned ethanol production facility rests with W.M. Lyles Co. We are requiring a payment and performance bond to guarantee the quality and the timeliness of the construction of this facility. We are currently negotiating the appropriate levels of performance guarantees and associated liquidated damages. We have currently authorized W. M. Lyles Co. to expend up to $15.0 million on site development work.

         Water supply is one of the most critical issues in developing a project in the state of California. There is a pervasive water shortage in the Central Valley, often causing spikes in the price of available water. We have taken a number of steps to reduce our exposure to interruptions in our water supply and to fluctuations in the market price of water. We have selected Delta-T Corporation, a process design and technology provider, that we believe is recognized in its industry for assisting in the minimization of water use. Also, our Madera County property has one deep-water well on the property, with another deep-water well scheduled for drilling, which we believe will be able to supply nearly twice the annual requirements of our proposed ethanol production facility. In addition, we have initiated the application process to annex the Madera County property into the Madera Irrigation District, or the MID. Having the Madera County site in the MID would allow us to buy water from the MID if water quality degradation issues arise from drawing down the water table on the property.

ACQUISITION OF ETHANOL PLANT

         In August 2005, we executed an agreement to acquire PBI, a company that has completed construction of what we believe is the first large-scale ethanol production facility in California. The PBI facility has an annual ethanol production capacity of approximately 25 million gallons, is located in Goshen, California and is currently undergoing initial start-up testing. The closing of the acquisition of PBI is contingent upon certain events, including our obtaining all necessary funding to complete the acquisition, which we currently estimate at approximately $40.0 million, the satisfactory completion of our due diligence on PBI and on the ethanol production facility and our ability to purchase all of the membership interests of PBI. We expect that the closing of this acquisition, if it occurs, will occur in October 2005. We cannot provide any assurances that the closing of our acquisition of PBI will not be delayed or that the closing will occur at all.

         Many of the challenges related to the construction of our Madera County facility also apply to the new PBI ethanol production facility. Prior to consummating the acquisition of PBI, we will have to undertake and complete extensive due diligence, including obtaining satisfactory results from various testing programs and engineering studies. See "Risk Factors."

COMPETITION

         We operate in the highly-competitive ethanol marketing industry and plan acquire an existing ethanol production facility and construct an additional ethanol production facility to begin producing our own ethanol. The largest ethanol producer in the United States is Archer-Daniels-Midland Company, or ADM, with wet and dry mill plants in the Midwest and a total production capacity of about 1.0 billion gallons per year, or about 30% of total United States ethanol production. According to the Renewable Fuels Association, in its May 2005 report entitled U.S. FUEL ETHANOL PRODUCTION CAPACITY, there are approximately 100 ethanol plants currently operating or under construction located primarily in the Midwest with a combined annual production capacity of approximately 4.5 billion gallons. We believe that most of the growth in ethanol production over the last ten years has been by farmer-owned cooperatives that have commenced or expanded ethanol production as a strategy for enhancing demand for corn and adding value through processing. We believe that many smaller ethanol plants rely on marketing groups such as Ethanol Products, Aventine Renewable Energy, Inc. and Renewable Products Marketing Group to move their product to market. We believe that, because ethanol is a commodity, many of the Midwest ethanol producers can target California, though ethanol producers further west in states such as Nebraska and Kansas often enjoy delivery cost advantages.

         We are aware of one ethanol production facility currently undergoing initial start-up testing in Goshen, California, located approximately fifty miles southeast of our Madera County site. This facility is owned by PBI. In March 2005, we agreed with PBI, the owner of the Goshen production facility, to market and sell PBI's entire ethanol production from this facility. We expect initial production to be approximately 25 million gallons per year once PBI commences operation of the facility, which is anticipated to occur during the third quarter of 2005. The term of the agreement is two years from the date that ethanol is first available for marketing from PBI's production facility. In August 2005, we executed an agreement to acquire PBI.

         We believe that our ability to successfully compete in the ethanol marketing industry depends on many factors, including:

         o OUR ETHANOL DISTRIBUTION NETWORK. We believe that we have a competitive advantage due to the market niche that we have developed by supplying ethanol to customers in areas and markets in the Western United States that are not served by rail. We have developed an ethanol distribution network for delivery of ethanol by truck to virtually every significant fuel terminal as well as to numerous smaller fuel terminals throughout California. Fuel terminals have limited storage capacity and we have been successful in securing storage tanks in California. In addition, we have an extensive network of third-party delivery trucks available to deliver ethanol throughout California.

         o OUR CUSTOMER AND SUPPLIER RELATIONSHIPS. We have developed strong business relationships with our customers and suppliers. In particular, we have developed strong business relationships with major and independent un-branded customers who collectively control the majority of all gasoline sales in California. In addition, we have developed strong business relationships with ethanol suppliers throughout the Western and Midwestern United States.

         We believe that our ability to successfully compete in the ethanol production industry depends on many factors, including:

         o OUR LOCATION IN CALIFORNIA. We believe that, after the earlier of our planned acquisition of PBI, if it occurs, or completion of construction of an ethanol production plant, if it occurs, we will have a competitive advantage in the Central Valley market for ethanol because competing Midwest-sourced ethanol must be "double-handled" to reach Central Valley distribution racks and Midwest ethanol producers must incur the costs of delivering ethanol from hundreds of miles away and subject their supplies to rail delays and other challenges. In addition, the San Joaquin Valley has over 1.4 million head of dairy cattle in an area less than 30,000 square miles, which we expect will provide an excellent market for WDG, a co-product of ethanol and an important protein source for dairy cows.

         o OUR ETHANOL MARKETING DIVISION. Upon consummation of our planned acquisition of PBI, if it occurs, and upon completion of our ethanol production facility in Madera County, if it occurs, we expect to market and sell ethanol produced at these facilities through Kinergy. We estimate that ethanol demand in the Central Valley was approximately 200 million gallons in 2004. Kinergy is currently purchasing and reselling over 50% of the ethanol distributed out of the Fresno fuel terminal. We expect that all or substantially all of the ethanol generated by PBI's facility in Goshen, California and at our Madera County facility will be able to be sold locally in the Fresno market that Kinergy has developed.

         Although we believe that we have certain competitive advantages over our competitors, realizing and maintaining those advantages will require a continued high level of investment in marketing and customer service and support. We may not have sufficient resources to continue to make such investments. Even if sufficient funds are available, we may not be able to make the modifications and improvements necessary to maintain our competitive advantages.

GOVERNMENTAL REGULATION

         We and our existing and proposed business operations are subject to extensive and frequently changing federal, state and local laws and regulations relating to the protection of the environment. These laws, their underlying regulatory requirements and the enforcement thereof, some of which are described below, impact, or may impact, our existing and proposed business operations by imposing:

         o restrictions on our existing and proposed business operations and/or the need to install enhanced or additional controls;
         o    the need to obtain and comply with permits and authorizations;
         o liability for exceeding applicable permit limits or legal requirements, in certain cases for the remediation of contaminated soil and groundwater at our facilities, contiguous and adjacent properties and other properties owned and/or operated by third parties; and
         o    specifications for the ethanol we market and plan to produce.

         In addition, some of the governmental regulations to which we are subject are helpful to our ethanol marketing business and proposed ethanol production business. The ethanol fuel industry is greatly dependent upon tax policies and environmental regulations that favor the use of ethanol in motor fuel blends in North America. Some of the governmental regulations applicable to our ethanol marketing business and proposed ethanol production business are briefly described below.

FEDERAL EXCISE TAX EXEMPTION

         Ethanol blends have been either wholly or partially exempt from the federal excise tax, or FET, on gasoline since 1978. The exemption has ranged from $0.04 to $0.06 per gallon of gasoline during that 25-year period. Current law provides a $0.051 per gallon exemption from the $0.183 per gallon FET on gasoline if the taxable product is blended in a mixture containing at least 10% ethanol. The FET exemption was revised and its expiration date was extended for the sixth time since its inception as part of the Jumpstart Our Business Strength, or JOBS, Act enacted in October 2004. The new expiration date of the FET exemption is December 31, 2010. We believe that it is highly likely that this tax incentive will be extended beyond 2010 if Congress deems it necessary for the continued growth and prosperity of the ethanol industry.

CLEAN AIR ACT AMENDMENTS OF 1990

         In November 1990, a comprehensive amendment to the Clean Air Act of 1977 established a series of requirements and restrictions for gasoline content designed to reduce air pollution in identified problem areas of the United States. The two principal components affecting motor fuel content are the Oxygenated Fuels Program, which is administered by states under federal guidelines, and a federally supervised Reformulated Gasoline Program.

         OXYGENATED FUELS PROGRAM
         ------------------------

         Federal law requires the sale of oxygenated fuels in certain carbon monoxide non-attainment Metropolitan Statistical Areas, or MSA, during at least four winter months, typically November through February. Any additional MSA not in compliance for a period of two consecutive years in subsequent years may also be included in the program. The EPA Administrator is afforded flexibility in requiring a shorter or longer period of use depending upon available supplies of oxygenated fuels or the level of non-attainment. This law currently affects the Los Angeles area, where over 150 million gallons of ethanol are blended with gasoline each winter.

         REFORMULATED GASOLINE PROGRAM
         -----------------------------

         The Clean Air Act Amendments of 1990 established special standards effective January 1, 1995 for the most polluted ozone non-attainment areas: Los Angeles Basin, Baltimore, Chicago Area, Houston Area, Milwaukee Area, New York-New Jersey, Hartford Region, Philadelphia Area and San Diego, with provisions to add other areas in the future if conditions warrant. California's Central Valley was added in 2002. At the outset of the program there were a total of ninety-six MSAs not in compliance with clean air standards for ozone, which currently represents approximately 60% of the national market.

         The legislation requires a minimum of 2.0% oxygen by weight in reformulated gasoline as a means of reducing carbon monoxide pollution and replacing octane lost by reducing aromatics which are high octane portions of refined oil. The Reformulated Gasoline Program also includes a provision that allows individual states to "opt into" the federal program by request of the governor, to adopt standards promulgated by California that are stricter than federal standards, or to offer alternative programs designed to reduce ozone levels. Nearly all of the Northeast and middle Atlantic areas from Washington, D.C., to Boston not under the federal mandate have "opted into" the federal standards.

         These state mandates in recent years have created a variety of gasoline grades to meet different regional environmental requirements. Reformulated gasoline accounts for about 30% of nationwide gasoline consumption. Under current law, California refiners must blend a minimum of 2.0% oxygen by weight. This is the equivalent of 5.7% ethanol in every gallon of gas, or roughly 900 million gallons of ethanol per year in California alone.

NATIONAL ENERGY LEGISLATION

         A national Energy Bill was signed into law in August 2005 by President Bush. The Energy Bill substitutes the existing oxygenation program in the Reformulated Gasoline Program with a national "renewable fuels standard." The standard sets a minimum amount of renewable fuels that must be used by fuel refiners. Beginning in 2006, the minimum amount of renewable fuels that must be used by fuel refiners is 4.0 billion gallons, which increases progressively to
7.5 billion gallons in 2012. While we believe that the overall national market for ethanol will grow, we believe that the market for ethanol in geographic areas such as California could experience either increases or decreases in the demand for ethanol depending on the preferences of petroleum refiners and state policies. See "Risk Factors."

ADDITIONAL ENVIRONMENTAL REGULATIONS

         In addition to the governmental regulations applicable to the ethanol marketing and production industries described above, our business is subject to additional federal, state and local environmental regulations, including regulations established by the EPA, the California Air Quality Management District, the San Joaquin Valley Air Pollution Control District and the California Air Resources Board, or CARB. We cannot predict the manner or extent to which these regulations will harm or help our business or the ethanol production and marketing industry in general.

EMPLOYEES

         As of August 18, 2005, we employed 14 persons on a full-time basis, including through our Kinergy and PEI California subsidiaries. Our employees are highly skilled, and our success will depend in part upon our ability to retain such employees and attract new qualified employees who are in great demand. We have never had a work stoppage or strike, and no employees are presently represented by a labor union or covered by a collective bargaining agreement. We consider our relations with our employees to be good.

FACILITIES

         Our corporate headquarters, located in Fresno, California, consists of a 3,000 square foot office rented on a month-to-month basis. We also rent on an annual basis an office in Davis, California, consisting of 500 square feet.

         We have acquired real property located in Madera County, California consisting of approximately 137 acres on which we are constructing an ethanol production facility. We have an option to acquire additional real property located in Visalia, California consisting of approximately 89 acres on which we may construct another ethanol production facility and expand our operations. In addition, we have executed an agreement to acquire PBI, a company that has completed construction of what we believe is the first large-scale ethanol production facility in California. The PBI facility is located in Goshen, California and consists of approximately 20 acres.

LEGAL PROCEEDINGS

         We are subject to legal proceedings, claims and litigation arising in the ordinary course of business. While the amounts claimed may be substantial, the ultimate liability cannot presently be determined because of considerable uncertainties that exist. Therefore, it is possible that the outcome of those legal proceedings, claims and litigation could adversely affect our quarterly or annual operating results or cash flows when resolved in a future period. However, based on facts currently available, management believes such matters will not adversely affect our financial position, results of operations or cash flows.

     GERALD ZUTLER

         In January 2003, DriverShield CRM Corp. ("DriverShield"), then a wholly-owned subsidiary of our predecessor, Accessity, was served with a complaint filed by Mr. Gerald Zutler, its former President and Chief Operating Officer, alleging, among other things, that DriverShield breached his employment contract, that there was fraudulent concealment of DriverShield's intention to terminate its employment agreement with Mr. Zutler, and discrimination on the basis of age and aiding and abetting violation of the New York State Human Rights Law. Mr. Zutler is seeking damages aggregating $3.0 million, plus punitive damages and reasonable attorneys' fees. DriverShield's management believes that DriverShield properly terminated Mr. Zutler's employment for cause, and intends to vigorously defend this suit. An Answer to the complaint was served by DriverShield on February 28, 2003. In 2003, Mr. Zutler filed a motion to have DriverShield's attorney removed from the case. The motion was granted by the court, but was subsequently overturned by an appellate court. DriverShield has filed a claim with its insurance carrier under its directors and officers and employment practices' liability policy. The carrier has agreed to cover certain portions of the claim as they relate to Mr. Siegel, DriverShield's former Chief Executive Officer. The policy has a $50,000 deductible and a liability limit of $3.0 million per policy year. At the present time, the carrier has agreed to cover the portion of the claim that relates to Mr. Siegel and has agreed to a fifty percent allocation of expenses.

     MERCATOR GROUP, LLC

         We filed a Demand for Arbitration against Presidion Solutions, Inc. ("Presidion") alleging that Presidion breached the terms of the Memorandum of Understanding (the "MOU") between Accessity and Presidion dated January 17, 2003. We sought a break-up fee of $250,000 pursuant to the terms of the MOU alleging that Presidion breached the MOU by wrongfully terminating the MOU. Additionally, we sought out of pocket costs of its due diligence amounting to approximately $37,000. Presidion filed a counterclaim against us alleging that we had breached the MOU and therefore owe Presidion a break-up fee of $250,000. The dispute was heard by a single arbitrator before the American Arbitration Association in Broward County, Florida in late February 2004. During June 2004, the arbitrator awarded us the $250,000 break-up fee set forth in the MOU between us and Presidion, as well as our share of the costs of the arbitration and interest from the date of the termination by Presidion of the MOU, aggregating approximately $280,000. During the third quarter of 2004, Presidion paid us the full amount of the award with accrued interest. The arbitrator dismissed Presidion's counterclaim against us.

         In 2003, we filed a lawsuit seeking damages in excess of $100 million as a result of information obtained during the course of the arbitration discussed above, against: (i) Presidion Corporation, f/k/a MediaBus Networks, Inc., Presidion's parent corporation, (ii) Presidion's investment bankers, Mercator Group, LLC ("Mercator") and various related and affiliated parties and
(iii) Taurus Global LLC ("Taurus"), (collectively referred to as the "Mercator Action"), alleging that these parties committed a number of wrongful acts, including, but not limited to tortuously interfering in the transaction between us and Presidion. In 2004, we dismissed this lawsuit without prejudice, which was filed in Florida state court. We recently refiled this action in the State of California, for a similar amount, as we believe this to be the proper jurisdiction. The final outcome of the Mercator Action will most likely take an indefinite time to resolve. We currently have limited information regarding the financial condition of the defendants and the extent of their insurance coverage. Therefore, it is possible that we may prevail, but may not be able to collect any judgment. The Share Exchange Agreement provides that following full and final settlement or other final resolution of the Mercator Action, after deduction of all fees and expenses incurred by the law firm representing us in this action and payment of the twenty-five percent (25%) contingency fee to the law firm, shareholders of record on the closing date of the share exchange transaction will receive two-thirds of the net proceeds from any Mercator Action recovery and we will retain the remaining one-third for the benefit of the shareholders at that time.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

         The names, ages and positions held by our directors and executive officers as of August 18, 2005 are as follows:

NAME                            AGE                  POSITIONS HELD
----                            ---                  --------------

William L. Jones.............    55      Chairman of the Board and Director

Neil M. Koehler..............    46      Chief Executive Officer, President and Director

Ryan W. Turner...............    31      Chief Operating Officer and Secretary

William G. Langley...........    55      Chief Financial Officer

Frank P. Greinke.............    49      Director

Charles W. Bader.............    65      Director

John L. Prince (2)...........    62      Director

Terry L. Stone (1)...........    56      Director

Kenneth J. Friedman (1)......    52      Director

-----------
(1) Member of the Audit, Nominating and Governance and Compensation Committees.
(2) Member of the Audit Committee.

         WILLIAM L. ("BILL") JONES has served as Chairman of the Board and as a director since March 2005. Mr. Jones is a co-founder of PEI California and served as Chairman of the Board of PEI California since its formation in January 2003 through March 2004, when he stepped off the board of PEI California to focus on his candidacy for one of California's United States Senate seats. Mr. Jones was California's Secretary of State from 1995 to 2003. Since May 2002, Mr. Jones has also been the owner of Tri-J Land & Cattle, a diversified farming and cattle company in Fresno County, California. Mr. Jones has a B.A. degree in Agribusiness and Plant Sciences from California State University, Fresno.

         NEIL M. KOEHLER has served as Chief Executive Officer, President and as a director since March 2005. Mr. Koehler served as Chief Executive Officer of PEI California since its formation in January 2003 and as Chairman of the Board since March 2004. Prior to his association with PEI California, Mr. Koehler was the co-founder and General Manager of Parallel Products, one of the first ethanol production facilities in California (and one of only two currently existing ethanol production facilities in California), which was sold to a public company in 1997. Mr. Koehler was also the sole manager and sole limited liability company member of Kinergy, which he founded in September 2000. Mr. Koehler has over 20 years of experience in the ethanol production, sales and marketing industry in the Western United States. Mr. Koehler is the Director of the California Renewable Fuels Partnership and a speaker on the issue of renewable fuels and ethanol production in California. Mr. Koehler has a B.A. degree in Government, from Pomona College.

         RYAN W. TURNER has served as Chief Operating Officer and Secretary since March 2005 and served as a director from March 2005 until July 2005. Mr. Turner is a co-founder of PEI California and served as its Chief Operating Officer and Secretary and as a director and led the business development efforts of PEI California since its inception in January 2003. Prior to co-founding and joining PEI California, Mr. Turner served as Chief Operating Officer of Bio-Ag, LLC from March 2002 until January 2003. Prior to joining Bio-Ag, LLC, Mr. Turner served as General Manager of J & J Farms, a large-scale, diversified agriculture operation of the west side of Fresno County, California from June 1997 to March 2002, where he guided the production of corn, cotton, tomatoes, melons, alfalfa and asparagus crops and operated a custom beef lot. Mr. Turner has a B.A. degree in Public Policy from Stanford University, an M.B.A. from Fresno State University and was a member of Class XXIX of the California Agricultural Leadership Program.

         WILLIAM G. LANGLEY has served as Chief Financial Officer since April 2005. Mr. Langley has been a partner in Tatum CFO Partners, LLP ("Tatum"), a national partnership of more than 350 professional highly-experienced chief financial officers, since November 2002. During this time, Mr. Langley has acted as the full-time Chief Financial Officer for Ensequence, Inc., an inter-active television software company, Norton Motorsports, Inc., a motorcycle manufacturing and marketing company and Auctionpay, Inc., a software and fundraising management company. From 2001 to 2002, Mr. Langley served as the President, Chief Financial Officer and Chief Operating Officer for Laservia Company, which specializes in advanced laser system technology. From 2000 to 2001, Mr. Langley acted as the Chief Financial Officer of Rulespace, Inc., a developer of artificial intelligence software. Mr. Langley has prior public company experience, is licensed both as an attorney and C.P.A. and will remain a partner in Tatum during his employment with Pacific Ethanol. Mr. Langley has a B.A. degree in accounting and political science from Albertson College, a J.D. degree from Lewis & Clark School of Law and an LL.M. degree from the New York University School of Law.

         FRANK P. GREINKE has served as a director since March 2005. Mr. Greinke served as a director of PEI California commencing in October 2003. Mr. Greinke is currently, and has been for at least the past five years, the CEO and sole owner of SC Fuels, Inc., a petroleum distributor. Mr. Greinke is also a director of the Society of Independent Gasoline Marketers of America, the Chairman of the Southern California Chapter of the Young Presidents Organization and serves on the Board of Directors of The Bank of Hemet and on the Advisory Board of Solis Capital Partners, Inc.

         CHARLES W. BADER has served as a director since July 2005. Mr. Bader has been a lobbyist to the California State government, specializing in education and municipal government, since 1993. Prior to that time, Mr. Bader served for eight years as a member of the California State Assembly from 1982 to 1990. Mr. Bader is a former business owner and a former elected Mayor and Councilman for the City of Pomona, California. Mr. Bader owned and served as the President of Condominium Management Services, a condominium management services company, from 1973 to 1992. Mr. Bader was Mayor of the City of Pomona from 1977 to 1981, and prior to that time, was a city Councilman for the City of Pomona from 1971 to 1977. Mr. Bader has a B.S. degree in Business Administration from the University of California, Los Angeles.

         JOHN L. ("JACK") PRINCE has served as a director since July 2005. Mr. Prince is retired but also works as a consultant to Land O' Lakes, Inc. and other companies. Mr. Prince was an Executive Vice President with Land O' Lakes, Inc. from July 1998 until his retirement in 2004. Prior to that time, Mr. Prince was President and Chief Executive Officer of Dairyman's Cooperative Creamery Association, or the DCCA, located in Tulare, California, until its merger with Land O' Lakes, Inc. in July 1998. Land O' Lakes, Inc. is a farmer-owned, national branded organization based in Minnesota with annual sales in excess of $6 billion and membership and operations in over 30 states. Prior to joining the DCCA, Mr. Prince was President and Chief Executive Officer for nine years until 1994, and was Operations Manager for the preceding ten years commencing in 1975, of the Alto Dairy Cooperative in Waupun, Wisconsin. Mr. Prince has a B.A. degree in Business Administration from the University of Northern Iowa.

         TERRY L. STONE has served as a director since March 2005. Mr. Stone is a Certified Public Accountant with over thirty years of experience in accounting and taxation. He has been the owner of his own accountancy firm since 1990. Mr. Stone has experience in accounting and taxation in a wide range of industries, including agriculture, manufacturing, retail, equipment leasing, professionals and not-for-profit organizations. Mr. Stone served as a part-time instructor at California State University, Fresno at various times throughout the 1990s and taught classes in taxation, auditing, and financial and management accounting. Mr. Stone also has various professional certifications in addition to his Certified Public Accountant certification, including Series 7 and 66 NASD securities licenses. Mr. Stone has a B.S. in Accounting from California State University, Fresno.

         KENNETH J. FRIEDMAN has served as a director since March 2005. Mr. Friedman was a director of Accessity Corp., our predecessor, since October 1998. Mr. Friedman has for more than five years served as President of the Primary Group, Inc., an executive search consultancy firm.

         Our business, property and affairs are managed under the direction of our board. Directors are kept informed of our business through discussions with our executive officers, by reviewing materials provided to them and by participating in meetings of our board and its committees. During 2004, our board of directors held two meetings attended by members of the board either in person or via telephone, and on six occasions approved resolutions by unanimous written consent in lieu of a meeting.

         Our officers are appointed by and serve at the discretion of our board of directors. There are no family relationships among our executive officers and directors, except that Bill Jones is the father-in-law of Ryan Turner.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), requires our executive officers and directors, and persons who beneficially own more than 10% of a registered class of our common stock, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission ("Commission"). These officers, directors and stockholders are required by the Commission regulations to furnish us with copies of all reports that they file.

         Based solely upon a review of copies of the reports furnished to us during the year ended December 31, 2004 and thereafter, or any written representations received by us from directors, officers and beneficial owners of more than 10% of our common stock ("reporting persons") that no other reports were required, we believe that, during 2004, all Section 16(a) filing requirements applicable to our reporting persons were met.

CODE OF ETHICS

         Our board of directors has adopted a Code of Business Conduct and Ethics that applies to all of our directors, officers and employees and an additional Code of Business Ethics that applies to our Chief Executive Officer and senior financial officers.

         We intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K relating to amendments to or waivers from provisions of these codes that relate to one or more of the items set forth in Item 406(b) of Regulation S-K, by describing on our Internet website, located at http://www.pacificethanol.net, within four business days following the date of a waiver or a substantive amendment, the date of the waiver or amendment, the nature of the amendment or waiver, and the name of the person to whom the waiver was granted.

         Information on our Internet website is not, and shall not be deemed to be, a part of this prospectus or incorporated into any other filings we make with the Commission.

COMPENSATION OF EXECUTIVE OFFICERS

         The following table shows for the fiscal years ended December 31, 2004, 2003 and 2002, compensation awarded or paid to, or earned by, our former Chief Executive Officer and each of our other most highly compensated former executive officers who earned more than $100,000 in salary for the year ended December 31, 2004, or the Named Executive Officers. Each of Messrs. Siegel and Kart resigned their positions in connection with the Share Exchange Transaction that was consummated on March 23, 2005 and Mr. Delisi resigned his position prior to that time. Accordingly, none of the information set forth below relates to any of our current executive officers. See "Management - Directors and Executive Officers" for a list of our current executive officers, "Management - Employment Contracts and Termination of Employment and Change-in-Control Arrangements" and "Certain Relationships and Related Transactions" for a description of the compensation arrangements we have with these executive officers.

                                            SUMMARY COMPENSATION TABLE
                                                                                       LONG-TERM
                                                                                     COMPENSATION
                                                            ANNUAL COMPENSATION         AWARDS
                                                            -------------------    ----------------
                                                                                      SECURITIES        ALL OTHER
                                                                                      UNDERLYING      COMPENSATION
NAME AND PRINCIPAL POSITION                         YEAR    SALARY ($)    BONUS    OPTIONS/SARS (#)       ($)
---------------------------                         ----    ----------    -----    ----------------   ------------

Barry Siegel ...............................        2004     300,000          --          --              --
Former Chairman of the Board, President             2003     300,000          --          --              --
   and Chief Executive Officer                      2002     300,000     250,000     110,000          12,500(1)

Philip B. Kart .............................        2004     155,000          --          --              --
Former Senior Vice President, Secretary,            2003     155,000      10,000          --          62,000(2)
   Treasurer and Chief Financial Officer            2002     155,000          --      30,000              --

Steven DeLisi ..............................        2004     175,000          --          --              --
Former President, Sentaur Corp.                     2003     175,000      10,000          --              --
                                                    2002      68,654       5,000      50,000              --

------------
(1) Reimbursed to Mr. Siegel for direct costs he incurred in connection with his relocation.
(2) Provided to Mr. Kart, upon his relocation, for costs incurred in connection with his relocation.

STOCK OPTION GRANTS AND EXERCISES

         We made no awards of stock options during the last fiscal year to the Named Executive Officers as part of their employment. The following table indicates the number of exercised and unexercised stock options held by each Named Executive Officer as of December 31, 2004.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES

                                                              NUMBER OF SECURITIES         VALUE OF UNEXERCISED
                                 SHARES         VALUE        UNDERLYING UNEXERCISED      IN-THE-MONEY OPTIONS/SARS
                              ACQUIRED ON      REALIZED   OPTIONS/SARS AT FY-END (#)          AT FY-END ($)
NAME                          EXERCISE (#)       ($)       EXERCISABLE/UNEXERCISABLE     EXERCISABLE/UNEXERCISABLE
----                          ------------     --------   --------------------------     -------------------------

Barry Siegel..............             --              --          80,000/36,667                      0/0
Philip B. Kart............             --              --          65,000/10,000                  $197,438/0
Steven DeLisi.............             --              --          33,333/16,667                      0/0

                                       50



EQUITY COMPENSATION PLAN INFORMATION

                                                SHARES TO BE
                                          ISSUED UPON EXERCISE OF
                                                OUTSTANDING,                                    NUMBER OF
                                             OPTIONS, WARRANTS       WEIGHTED AVERAGE     SECURITIES AVAILABLE
PLAN CATEGORY                               OR STOCK RIGHTS (#)     EXERCISE PRICE ($)     FOR FUTURE ISSUANCE
-------------                               -------------------     ------------------     -------------------

APPROVED BY SHAREHOLDERS:
1995 Plan................................         377,667                 $5.98                  822,333
2004 Plan................................            --                      --                2,500,000

NOT APPROVED BY SHAREHOLDERS:
Consultant's Warrants ...................          25,000                 $2.99                     --

LONG-TERM INCENTIVE PLAN AWARDS

         In fiscal 2004, no awards were given to named executives under long-term incentive plans.

REPORT ON REPRICING OF OPTIONS AND SARS

         No adjustments to or amendments of the exercise price of stock options or stock appreciation rights previously awarded to the named executives occurred in fiscal 2004.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

     EXECUTIVE EMPLOYMENT AGREEMENTS DATED MARCH 23, 2005 WITH EACH OF NEIL KOEHLER AND RYAN TURNER

         The Executive Employment Agreement with Neil Koehler provides for a three-year term and automatic one-year renewals thereafter, unless either the employee or Pacific Ethanol provides written notice to the other at least 90 days prior to the expiration of the then-current term. The Executive Employment Agreement with Ryan Turner provides for a one-year term and automatic one-year renewals thereafter, unless either the employee or Pacific Ethanol provides written notice to the other at least 90 days prior to the expiration of the then-current term.

         Neil Koehler is to receive a base salary of $200,000 per year and is entitled to receive a cash bonus not to exceed 50% of his base salary to be paid based upon performance criteria set by the board on an annual basis and an additional cash bonus not to exceed 50% of the net free cash flow (defined as revenues of Kinergy, less his salary and performance bonus, less capital expenditures and all expenses incurred specific to Kinergy), subject to a maximum of $300,000 in any given year; provided that such bonus will be reduced by ten percentage points each year, such that 2009 will be the final year of such bonus at 10% of net free cash flow.

         Ryan Turner is to receive a base salary of $125,000 per year and is entitled to receive a cash bonus not to exceed 50% of his base salary to be paid based upon performance criteria set by the board on an annual basis.

         We are also required to provide an office and administrative support to each of Messrs. Koehler and Turner and certain benefits, including medical insurance (or, if inadequate due to location of permanent residence, reimbursement of up to $1,000 per month for obtaining health insurance coverage), three weeks of paid vacation per year, participation in the stock option plan to be developed in relative proportion to the position in the organization, and participation in benefit plans on the same basis and to the same extent as other executives or employees.

         Each of Messrs. Koehler and Turner are also entitled to reimbursement for all reasonable business expenses incurred in promoting or on behalf of the business of Pacific Ethanol, including expenditures for entertainment, gifts and travel. Upon termination or resignation for any reason, the terminated employee is entitled to receive severance equal to three months of base salary during the first year after termination or resignation and six months of base salary during the second year after termination unless he is terminated for cause or voluntarily terminates his employment without providing the required written notice. If the employee is terminated (other than for cause) or terminates for good reason following, or within the 90 days preceding, any change in control, in lieu of further salary payments to the employee, we may elect to pay a lump sum severance payment equal to the amount of his annual base salary.

         The term "for good reason" is defined in each of the Executive Employment Agreements as (i) a general assignment by us for the benefit of creditors or filing by us of a voluntary bankruptcy petition or the filing against us of any involuntary bankruptcy which remains undismissed for 30 days or more or if a trustee, receiver or liquidator is appointed, (ii) any material changes in the employee's titles, duties or responsibilities without his express written consent, or (iii) the employee is not paid the compensation and benefits required under the Employment Agreement.

         The term "for cause" is defined in each of the Executive Employment Agreements as (i) any intentional misapplication by the employee of Pacific Ethanol funds or other material assets, or any other act of dishonesty injurious to Pacific Ethanol committed by the employee; or (ii) the employee's conviction of (a) a felony or (b) a crime involving moral turpitude; or (iii) the employee's use or possession of any controlled substance or chronic abuse of alcoholic beverages, which use or possession the board reasonably determines renders the employee unfit to serve in his capacity as a senior executive of Pacific Ethanol; or (iv) the employee's breach, nonperformance or nonobservance of any of the terms of his employment agreement with us, including but not limited to the employee's failure to adequately perform his duties or comply with the reasonable directions of the board; but notwithstanding anything in the foregoing subsections (iii) or (iv) to the contrary, we shall not terminate the employee unless the board first provides the employee with a written memorandum describing in detail how his performance thereunder is not satisfactory and the employee is given a reasonable period of time (not less than 30 days) to remedy the unsatisfactory performance related by the board to the employee in that memorandum. A determination of whether the employee has satisfactorily remedied the unsatisfactory performance shall be promptly made by a majority of the disinterested directors of the board (or the entire board, but not including the employee, if there are no disinterested directors) at the end of the period provided to the employee for remedy, and the board's determination shall be final.

         A "change in control" of Pacific Ethanol is deemed to have occurred if, in a single transaction or series of related transactions: (i) any person (as such term is used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934 ("Exchange Act")), other than a trustee or fiduciary holding securities under an employment benefit program is or becomes a "beneficial owner" (as defined in Rule 13-3 under the Exchange Act), directly or indirectly of securities of Pacific Ethanol representing 51% or more of the combined voting power of Pacific Ethanol, (ii) there is a merger (other than a reincorporation merger) or consolidation in which Pacific Ethanol does not survive as an independent company, or (iii) the business of Pacific Ethanol is disposed of pursuant to a sale of assets.

     EXECUTIVE EMPLOYMENT AGREEMENT DATED AUGUST 10, 2005 WITH WILLIAM LANGLEY

         The Executive Employment Agreement with William Langley provides for a four-year term and automatic one-year renewals thereafter, unless either the employee or Pacific Ethanol provides written notice to the other at least 90 days prior to the expiration of the then-current term. Mr. Langley is to receive a base salary of $185,000 per year. All other terms and conditions of Mr. Langley's Executive Employment Agreement are substantially the same as those contained in Mr. Turner's Executive Employment Agreement, except that Mr.

Langley is entitled to six months of severance pay during the entire term of his agreement and is also entitled to reimbursement of his costs associated with his relocation to Fresno, California. Mr. Langley is obligated to relocate to Fresno, California within six months of the date of his Executive Employment Agreement.

BOARD COMMITTEES

         Our board of directors currently has an audit committee, a compensation committee and a nominating committee. Our board of directors has determined that Terry L. Stone, Kenneth J. Friedman and John L. Prince, each of whom is a member of one or more of these committees, are "independent" as defined in NASD Marketplace Rule 4200(a)(15) and that Messrs. Stone, Friedman and Prince meet the other criteria contained in NASD Marketplace Rule 4350 relating to audit committee members.

         The audit committee selects our independent auditors, reviews the results and scope of the audit and other services provided by our independent auditors, and reviews our financial statements for each interim period and for our year end. This committee consists of Messrs. Stone, Friedman and Prince. The audit committee operates pursuant to a charter approved by our board of directors and audit committee. Our board of directors has determined that Mr. Stone is an "audit committee financial expert."

         The compensation committee is responsible for establishing and administering our policies involving the compensation of all of our executive officers and establishing and recommending to our board of directors the terms and conditions of all employee and consultant compensation and benefit plans. Our entire board of directors also may perform these functions with respect to our employee stock option plans. Since March 23, 2005, this committee has consisted of Messrs. Stone and Friedman. The compensation committee operates pursuant to a charter approved by our board of directors and compensation committee.

         The nominating committee selects nominees for the board of directors. Since March 23, 2005, the nominating committee has consisted of Messrs. Stone and Friedman. The nominating committee utilizes a variety of methods for identifying and evaluating nominees for director, including candidates that may be referred by stockholders. Stockholders who desire to recommend candidates for the board for evaluation may do so by contacting Pacific Ethanol in writing, identifying the potential candidate and providing background information. Candidates may also come to the attention of the nominating committee through current board members, professional search firms and other persons. The nominating committee operates pursuant to a charter approved by our board of directors and Nominating Committee.

         During the fiscal year ended December 31, 2004, all directors attended at least 75% of the aggregate of the meetings of the board of directors and of the committees on which he served, held during the period for which he was a director or committee member, respectively.

COMPENSATION OF DIRECTORS

         The Chairman of the Board is to receive annual compensation of $80,000. Each member of our board of directors, including the Chairman of the Board, is to receive $1,500 for each board or committee meeting attended, whether attended in person or telephonically. The Chairman of the Audit Committee is to receive an additional $2,000 for each Audit Committee meeting attended, whether in person or telephonically. In addition, non-employee directors are reimbursed for certain reasonable and documented expenses in connection with attendance at meetings of our board of directors and committees.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         No member of the board of directors has a relationship that would constitute an interlocking relationship with executive officers and directors of another entity.

STOCK OPTION PLANS

         We currently have two stock option plans: an Amended 1995 Incentive Stock Plan and a 2004 Stock Option Plan. These plans are administered by our compensation committee, which currently consists of Messrs. Stone and Friedman.

         The Amended 1995 Incentive Stock Plan authorizes the issuance of incentive stock options, commonly known as ISOs, and non-qualified stock options, commonly known as NQOs, to our employees, directors or consultants for the purchase of up to 1,200,000 shares of our common stock. The Amended 1995 Incentive Stock Plan terminates in 2005. As of August 18, 2005, options to purchase up to 133,000 shares of common stock were outstanding under the Amended 1995 Incentive Stock Plan. Our board does not intend to issue any additional options under the Amended 1995 Incentive Stock Plan.

         The 2004 Stock Option Plan authorizes the issuance of ISOs and NQOs to our officers, directors or key employees or to consultants that do business with Pacific Ethanol for up to an aggregate of 2,500,000 shares of common stock. The 2004 Stock Option Plan terminates on May 14, 2014. Our board of directors' adoption of the 2004 Stock Option Plan was ratified by our stockholders at our 2004 annual meeting of stockholders that was initially convened on December 28, 2004, adjourned to February 1, 2004 and further adjourned to and completed on February 28, 2005.

         As of August 18, 2005, we had approximately 14 employees and officers and 6 non-employee directors eligible to receive options under the 2004 Stock Option Plan. As of that date, options to purchase up to 662,500 shares of common stock were outstanding under the 2004 Stock Option Plan and 1,837,500 shares remained available for grants under this plan. The following is a description of some of the key terms of the 2004 Stock Option Plan.

     SHARES SUBJECT TO THE 2004 STOCK OPTION PLAN

         A total of 2,500,000 shares of our common stock were authorized for issuance under the 2004 Stock Option Plan. Any shares of common stock that are subject to an award but are not used because the terms and conditions of the award are not met, or any shares that are used by participants to pay all or part of the purchase price of any option, may again be used for awards under the 2004 Stock Option Plan.

     ADMINISTRATION

         It is the intent of the 2004 Stock Option Plan that it be administered in a manner such that option grants and exercises would be "exempt" under Rule 16b-3 of the Exchange Act. The compensation committee is empowered to select those eligible persons to whom options shall be granted under the 2004 Stock Option Plan; to determine the time or times at which each option shall be granted, whether options will be ISOs or NQOs and the number of shares to be subject to each option; and to fix the time and manner in which each option may be exercised, including the exercise price and option period, and other terms and conditions of options, all subject to the terms and conditions of the 2004 Stock Option Plan. The compensation committee has sole discretion to interpret and administer the 2004 Stock Option Plan, and its decisions regarding the 2004 Stock Option Plan are final, except that our board of directors can act in place of the compensation committee as the administrator of the 2004 Stock Option Plan at any time or from time to time, in its discretion.

     OPTION TERMS

         ISOs granted under the 2004 Stock Option Plan must have an exercise price of not less than 100% of the fair market value of a share of common stock on the date the ISO is granted and must be exercised, if at all, within ten years from the date of grant. In the case of an ISO granted to an optionee who owns more than 10% of the total voting securities of Pacific Ethanol on the date of grant, the exercise price may be not less than 110% of fair market value on the date of grant, and the option period may not exceed five years. NQOs granted under the 2004 Stock Option Plan must have an exercise price of not less than 85% of the fair market value of a share of common stock on the date the NQO is granted.

         Options may be exercised during a period of time fixed by the committee except that no option may be exercised more than ten years after the date of grant. In the discretion of the committee, payment of the purchase price for the shares of stock acquired through the exercise of an option may be made in cash, shares of our common stock or a combination of cash and shares of our common stock.

     AMENDMENT AND TERMINATION

         The 2004 Stock Option Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time and from time to time by our board of directors. However, our board of directors may not materially impair any outstanding options without the express consent of the optionee or materially increase the number of shares subject to the 2004 Stock Option Plan, materially increase the benefits to optionees under the 2004 Stock Option Plan, materially modify the requirements as to eligibility to participate in the 2004 Stock Option Plan or alter the method of determining the option exercise price without stockholder approval. No option may be granted under the 2004 Stock Option Plan after May 14, 2014.

     FEDERAL INCOME TAX CONSEQUENCES

         NQOs. Holders of NQOs do not realize income as a result of a grant or vesting of an option in the event that the stock option is granted at an exercise price at or above the fair market value of the underlying shares of our stock on the date of grant, but realize compensation income upon exercise of an NQO to the extent that the fair market value of the shares of common stock on the date of exercise of the NQO exceeds the exercise price paid. We will be required to withhold taxes on ordinary income realized by an optionee upon the exercise of an NQO.

         In the event of the grant of an NQO with a per share exercise price that is less than the fair market value per share of our underlying common stock on the date of grant, the grant is treated as deferred compensation. Except in certain limited circumstances, such a grant results in ordinary income, to the same extent applicable to an option grant with an exercise price at or above fair market value, realized by the optionee at vesting of the option, as opposed to upon its exercise, plus as an additional tax of 20% payable by the optionee.

         In the case of an optionee subject to the "short-swing" profit recapture provisions of Section 16(b) of the Exchange Act, the optionee realizes income only upon the lapse of the six-month period under Section 16(b), unless the optionee elects to recognize income immediately upon exercise of his or her option.

         ISOs. Holders of ISOs will not be considered to have received taxable income upon either the grant of the option or its exercise. Upon the sale or other taxable disposition of the shares, long-term capital gain will normally be recognized on the full amount of the difference between the amount realized and the option exercise price paid if no disposition of the shares has taken place within either two years from the date of grant of the option or one year from the date of transfer of the shares to the optionee upon exercise. If the shares are sold or otherwise disposed of before the end of the one-year or two-year periods, the holder of the ISO must include the gain realized as ordinary income to the extent of the lesser of the fair market value of the option stock minus the option price, or the amount realized minus the option price. Any gain in excess of these amounts, presumably, will be treated as capital gain. We will be entitled to a tax deduction in regard to an ISO only to the extent the optionee has ordinary income upon the sale or other disposition of the option shares.

         Upon the exercise of an ISO, the amount by which the fair market value of the purchased shares at the time of exercise exceeds the option price will be an "item of tax preference" for purposes of computing the optionee's alternative minimum tax for the year of exercise. If the shares so acquired are disposed of prior to the expiration of the one-year or two-year periods described above, there should be no "item of tax preference" arising from the option exercise.

     POSSIBLE ANTI-TAKEOVER EFFECTS

         Although not intended as an anti-takeover measure by our board of directors, one of the possible effects of the 2004 Stock Option Plan could be to place additional shares, and to increase the percentage of the total number of shares outstanding, in the hands of the directors and officers of Pacific Ethanol. Those persons may be viewed as part of, or friendly to, incumbent management and may, therefore, under some circumstances be expected to make investment and voting decisions in response to a hostile takeover attempt that may serve to discourage or render more difficult the accomplishment of the attempt.

         In addition, options may, in the discretion of the committee, contain a provision providing for the acceleration of the exercisability of outstanding, but unexercisable, installments upon the first public announcement of a tender offer, merger, consolidation, sale of all or substantially all of our assets, or other attempted changes in the control of Pacific Ethanol. In the opinion of our board of directors, this acceleration provision merely ensures that optionees under the 2004 Stock Option Plan will be able to exercise their options as intended by the board of directors and stockholders prior to any extraordinary corporate transaction which might serve to limit or restrict that right. Our board of directors is, however, presently unaware of any threat of hostile takeover involving Pacific Ethanol.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 145 of the Delaware General Corporation Law permits a corporation to indemnify its directors and officers against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with a pending or completed action, suit or proceeding if the officer or director acted in good faith and in a manner the officer or director reasonably believed to be in the best interests of the corporation.

         Our certificate of incorporation provides that, except in certain specified instances, our directors shall not be personally liable to us or our stockholders for monetary damages for breach of their fiduciary duty as directors, except liability for the following:

         o Any breach of their duty of loyalty to our company or our stockholders.
         o Acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law.
         o Unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law.
         o Any transaction from which the director derived an improper personal benefit.

         In addition, our certificate of incorporation and bylaws obligate us to indemnify our directors and officers against expenses and other amounts reasonably incurred in connection with any proceeding arising from the fact that such person is or was an agent of ours. Our bylaws also authorize us to purchase and maintain insurance on behalf of any of our directors or officers against any liability asserted against that person in that capacity, whether or not we would have the power to indemnify that person under the provisions of the Delaware General Corporation Law. We have entered and expect to continue to enter into agreements to indemnify our directors and officers as determined by our board of directors. These agreements provide for indemnification of related expenses including attorneys' fees, judgments, fines and settlement amounts incurred by any of these individuals in any action or proceeding. We believe that these bylaw provisions and indemnification agreements are necessary to attract any retain qualified persons as directors and officers. We also maintain directors' and officers' liability insurance.

         The limitation of liability and indemnification provisions in our certificate of incorporation and bylaws may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and other stockholders. Furthermore, a stockholder's investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions. At present, there is no pending litigation or proceeding involving any of our directors, officers or employees regarding which indemnification is sought, and we are not aware of any threatened litigation that may result in claims for indemnification.

         Insofar as the provisions of our certificate of incorporation or bylaws provide for indemnification of directors or officers for liabilities arising under the Securities Act of 1933, as amended, or the Securities Act, we have been informed that in the opinion of the Commission this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     TRANSACTIONS WITH ACCESSITY PRIOR TO THE SHARE EXCHANGE TRANSACTION

         We were a party to an Employment Agreement with Barry Siegel, our former Chairman of the Board, President and Chief Executive Officer, that commenced on January 1, 2002, and initially expired on December 31, 2004 and which expiration date, under the amendment referenced above, was extended to December 31, 2007. Mr. Siegel's annual salary was $300,000, and was granted stock options, under our Amended 1995 Incentive Stock Plan, to purchase 60,000 shares of our common stock, in addition to certain other perquisites. The Employment Agreement provided that following a change of control, which included the Share Exchange Transaction, we would be required to pay Mr. Siegel (i) a severance payment of 300% of his average annual salary for the past five years, less $100, (ii) the cash value of his outstanding but unexercised stock options, and (iii) other perquisites should he be terminated for various reasons specified in the agreement. The agreement specified that in no event would any severance payments exceed the amount we could deduct under the provisions of the Internal Revenue Code. In recognition of the sale of one of our divisions, Mr. Siegel was also awarded a $250,000 bonus, which was paid in February 2002, and an additional grant of options to purchase 50,000 shares of our common stock. In connection with the Share Exchange Transaction and the Confidentiality, Non-Competition, Non-Solicitation and Consulting Agreement dated March 23, 2005 between us and Mr. Siegel, Mr. Siegel's Employment Agreement was terminated and he waived the payments that otherwise would have been due to him under the change of control provisions of his Employment Agreement.

         We were a party to an Employment Agreement with Philip B. Kart, our former Senior Vice President, Secretary, Treasurer and Chief Financial Officer, that commenced on January 1, 2002, and initially expired on January 1, 2004 and which expiration date, under the amendments referenced above, was extended first to December 31, 2004 and subsequently to December 31, 2005. Mr. Kart's annual salary was $155,000 per annum and he was granted stock options, under our Amended 1995 Incentive Stock Plan, providing the right to purchase 30,000 shares of the our common stock, in addition to certain other perquisites. The Employment Agreement provided that following a change of control, which included the Share Exchange Transaction, we would be required to pay Mr. Kart a severance payment of 100% of his annual salary. The Employment Agreement also provided that following a change in control, all stock options previously granted to him would immediately become fully exercisable. The amendment to the Employment Agreement dated November 15, 2002 also provided for relocation expense payments that were conditioned upon Mr. Kart's relocation to our former headquarters in Florida, which occurred in early 2003. In connection with the Share Exchange Transaction and the Confidentiality, Non-Competition, Non-Solicitation and Consulting Agreement dated March 23, 2005 between us and Mr. Kart, Mr. Kart's Employment Agreement was terminated and he waived the payments that otherwise would have been due to him under the change of control provisions of his Employment Agreement.

         Under an agreement with our formerly wholly-owned subsidiary, Sentaur Corp., we were party to an employment agreement with Steven DeLisi that commenced on September 3, 2002 and expired on December 31, 2004. Mr. DeLisi's annual salary was $175,000 per annum and he was granted stock options under our 1995 Incentive Stock Option Plan to purchase up to 50,000 shares of our common stock. Mr. DeLisi also participated in a bonus program that provided a bonus of 50% of his salary upon the achievement of $25,000 in profits for three consecutive months. During the first twelve months of his employment, Mr. DeLisi received an interim bonus of $5,000 for each signed customer contract.

         In May 2002 we signed a five and a half year lease to occupy a 7,300 square foot building in Coral Springs, Florida. We terminated this lease on January 14, 2005, and the building was sold, concurrently, by the landlord. This property was owned and operated by B&B Lakeview Realty Corp., one shareholders of which, Barry Siegel, was our former Chairman of the Board, President and Chief Executive Officer, another shareholder of which, Ken Friedman, was a member of our Board of Directors and another shareholder of which, Barry Spiegel, was formerly a member of our Board of Directors. The terms of the lease required net rentals increasing in annual amounts from $127,000 to $168,000 plus real estate taxes, insurance and other operating expenses. The lease period commenced in October 2002 and was to terminate five years and six months thereafter. Our company and the landlord each expended approximately $140,000 to complete the interior space. In addition, during July 2002, we pledged $300,000 in an interest bearing account initially as a certificate of deposit,, with a Florida bank, (the mortgage lender to B&B Lakeview Realty Corp) as security for our future rental commitments for the benefit of the landlord's mortgage lender. The certificate of deposit was to decline in $100,000 increments on the 36th month, 48th month, and 60th month, as the balance of the rent commitment declined. These funds, along with unpaid and earned interest, were returned us in January 2005 upon the consummation of the sale of the building. We also had a security deposit of $22,000 held by the related party which was also repaid at that time. At our request, the Landlord agreed to sell the building and permit us to terminate this lease early, in exchange for our reimbursing the Landlord for the prepayment penalty that the Landlord incurred due to the early pay off of its mortgage loan. These fees paid to the Landlord equaled far less than our liabilities pursuant to the lease. During the 2004 Period we paid B&B Lakeview Realty rent payments of $145,000. Operating expenses, insurance and taxes, as required by the lease, were generally paid directly to the providers by us.

         In December 2004, we sold certain fully depreciated personal property assets, which we anticipated would be transferred to Mr. Siegel upon consummation of the Share Exchange Transaction. The proceeds, equal to approximately $14,000, were advanced to Mr. Siegel in anticipation of the transaction being completed. Upon learning that this advance was prohibited under Section 402 of the Sarbanes-Oxley Act of 2002, Mr. Siegel repaid the advance in February 2005.

     TRANSACTIONS WITH OUR NOW-WHOLLY-OWNED SUBSIDIARIES PRIOR TO THE SHARE EXCHANGE TRANSACTION

         Please note that the Certain Relationships and Related Transactions set forth below are with regard to PEI California, Kinergy and ReEnergy, which became our wholly-owned subsidiaries in connection with the Share Exchange Transaction.

         TRANSACTIONS WITH PEI CALIFORNIA

         Neil Koehler, our President and Chief Executive Officer and a director is also the Chief Executive Officer of PEI California and was the sole manager and sole limited liability company member of Kinergy and a limited liability company member of Kinergy Resources, LLC, which was a member of ReEnergy. Mr. Koehler did not receive compensation from PEI California.

         Tom Koehler, our Vice President, Public Policy and Markets, also held the same position with PEI California and was a limited liability company member of ReEnergy. Mr. Koehler is the brother of Neil Koehler and received compensation from PEI California (through Celilo Group, LLC) as an independent contractor.

         PEI California and ReEnergy are parties to an Option to Purchase Land dated August 28, 2003, pursuant to which ReEnergy has agreed to sell approximately 89 acres of real property in Visalia, California to PEI California at a price of $12,000 per acre, with respect to which real property ReEnergy has executed an Option Agreement dated as of July 20, 2003 with Kent Kaulfuss, who was a limited liability company member of ReEnergy, and his wife, which Option Agreement grants ReEnergy an option to purchase such real property for a purchase price of $1,071,600 on or before December 15, 2005 and requires ReEnergy to lease the Wood Industries plant (comprising 35 acres) to Wood Industries (which is owned by Kent Kaulfuss and his wife) for an indefinite period of time for a monthly rental of $800. Accordingly, if the real property is purchased by PEI California pursuant to the terms of the Option to Purchase Land dated August 28, 2003, Kent Kaulfuss and his wife will realize a gain on sale of approximately $178,600.

         PEI California entered into a consulting agreement with Ryan Turner, our Chief Operating Officer and Secretary, and a former director, for consulting services at $6,000 per month. During 2004, PEI California paid Mr. Turner a total of $72,000 pursuant to such consulting contract. This consulting agreement was terminated in connection with Mr. Turner's entry into an Executive Employment Agreement with us as described above under "Management -- Employment Contracts and Termination of Employment and Change-in-Control Arrangements."

         PEI California sold various cattle feed products in 2003 totaling $109,698, to a business owned by William Jones, our Chairman of the Board and a director.

         PEI California reimbursed Mr. Jones an aggregate of $200,000 during 2003 for expenses paid on behalf of PEI California.

         On October 27, 2003, William and Maurine Jones, Ryan and Wendy Turner and Andrea Jones entered into an agreement with Southern Counties Oil Co., a former shareholder of PEI California, of which Frank P. Greinke, one of our directors and a director of PEI California, is the owner and CEO, to sell 1,500,000 shares of common stock of PEI California personally held by them at $1.50 per share for total proceeds of $2,250,000. In connection with the sale of the shares, the parties entered into a Voting Agreement under which William and Maurine Jones, Ryan and Wendy Turner and Andrea Jones agreed to vote a significant number of their existing shares of common stock of PEI California in favor of Mr. Greinke to be elected to the board of directors of PEI California or any successor-in-interest to PEI California, including Pacific Ethanol.

         Barry Siegel, on the one hand, and William and Maurine Jones, Ryan and Wendy Turner and Andrea Jones, on the other, negotiated the terms of a stock purchase agreement that provided for, among other things, the sale of an aggregate of 250,000 shares of common stock of PEI California to Mr. Siegel for an aggregate purchase price of $25.00.

         Immediately prior to the closing of the Share Exchange Transaction, William Jones sold 200,000 shares of common stock of PEI California to the individual members of ReEnergy at $.01 per share, to compensate them for facilitating the closing of the Share Exchange Transaction.

         Immediately prior to the closing of the Share Exchange Transaction, William Jones sold 300,000 shares of common stock of PEI California to Neil Koehler at $.01 per share to compensate Mr. Koehler for facilitating the closing of the Share Exchange Transaction.

         Immediately prior to the closing of the Share Exchange Transaction, William Jones sold 100,000 shares of common stock of PEI California to Tom Koehler at $.01 per share to compensate Mr. Koehler for facilitating the closing of the Share Exchange Transaction.

         TRANSACTIONS WITH KINERGY

         Neil Koehler, our President and Chief Executive Officer and one of our directors, is also the Chief Executive Officer of PEI California and was the sole manager and sole limited liability company member of Kinergy and was a limited liability company member of Kinergy Resources, LLC, which was a member of ReEnergy. Mr. Koehler did not receive compensation from PEI California and did not receive compensation in his capacity as the sole manager of Kinergy.

         Neil Koehler is the brother of Tom Koehler, our Vice President, Public Policy and Markets. Tom Koehler was a limited liability company member of ReEnergy.

         One of Kinergy's larger customers is SC Fuels, Inc. Southern Counties Oil Co., an affiliate of SC Fuels, Inc., was a principal shareholder of PEI California and is now one of our shareholders and owns 1,500,000 shares of our common stock. Mr. Frank P. Greinke, the President of SC Fuels, Inc., is one of our directors and is a director of PEI California. During the six months ended June 30, 2005 and during the fiscal year ended December 31, 2004, SC Fuels, Inc. accounted for approximately 7% and 13%, respectively, of the total revenues of Kinergy.

         TRANSACTIONS WITH REENERGY

         Tom Koehler, our Vice President, Public Policy and Markets, also held the same position with PEI California and was a limited liability company member of ReEnergy. Mr. Koehler is the brother of Neil Koehler and received compensation from PEI California (through Celilo Group, LLC) as an independent contractor.

         PEI California and ReEnergy are parties to an Option to Purchase Land dated August 28, 2003, pursuant to which ReEnergy has agreed to sell approximately 89 acres of real property in Visalia, California to PEI California at a price of $12,000 per acre, with respect to which real property ReEnergy has executed an Option Agreement dated as of July 20, 2003 with Kent Kaulfuss, who was a limited liability company member of ReEnergy, and his wife, which Option Agreement grants ReEnergy an option to purchase such real property for a purchase price of $1,071,600 on or before December 15, 2005 and requires

ReEnergy to lease the Wood Industries plant (comprising 35 acres) to Wood Industries (which is owned by Kent Kaulfuss and his wife) for an indefinite period of time for a monthly rental of $800. Accordingly, if the real property is purchased by PEI California pursuant to the terms of the Option to Purchase Land dated August 28, 2003, Kent Kaulfuss and his wife will realize a gain on sale of approximately $178,600.

     TRANSACTIONS WITH PACIFIC ETHANOL AT THE TIME OF OR AFTER THE SHARE EXCHANGE TRANSACTION

         We issued to Philip B. Kart, our former Senior Vice President, Secretary, Treasurer and Chief Financial Officer, 200,000 shares of common stock in consideration of Mr. Kart's obligations under a Confidentiality, Non-Competition, Non-Solicitation and Consulting Agreement that was entered into in connection with the Share Exchange Transaction.

         We issued to Barry Siegel, our former Chairman of the Board, President and Chief Executive Officer, 400,000 shares of common stock in consideration of Mr. Siegel's obligations under a Confidentiality, Non-Competition, Non-Solicitation and Consulting Agreement that was entered into in connection with the Share Exchange Transaction. We also transferred DriverShield CRM Corp., one of our wholly-owned subsidiaries, to Mr. Siegel in connection with this transaction.

         In connection with the Share Exchange Transaction, we entered into Confidentiality, Non-Competition and Non-Solicitation Agreements with each of Neil Koehler, Tom Koehler, William Jones and Ryan Turner. The agreement is substantially the same for each of the foregoing persons, except as otherwise noted below, and provides for certain standard confidentiality protections in our favor prohibiting each of the foregoing persons, each of whom is a stockholder and our officers and/or directors, from disclosure or use of our confidential information. The agreement also provides that each of the foregoing persons is prohibited from competing with us for a period of five years; however, Neil Koehler's agreement provides that he is prohibited from competing with us for a period of three years. In addition, during the period during which each of the foregoing persons is prohibited from competing, they are also prohibited from soliciting our customers, employees or consultants and are further prohibited from making disparaging comments regarding us, our officers or directors, or our other personnel, products or services.

         In connection with the Share Exchange Transaction, we became the sole owner of the membership interests of Kinergy. Neil Koehler, our President and Chief Executive Officer and one of our directors and principal stockholders was formerly the sole owner of the membership interests of Kinergy and personally guaranteed certain obligations of Kinergy to Comerica Bank. As part of the consummation of the Share Exchange Transaction, we executed a Letter Agreement dated March 23, 2005 with Mr. Koehler that provides that we will, as soon as reasonably practical, replace Mr. Koehler as guarantor under certain financing agreements between Kinergy and Comerica Bank. Under the Letter Agreement, prior to the time that Mr. Koehler is replaced by us as guarantor under such financing agreements, we will defend and hold harmless Mr. Koehler, his agents and representatives for all losses, claims, liabilities and damages caused or arising from out of (i) our failure to pay our indebtedness under such financing agreements in the event that Mr. Koehler is required to pay such amounts to Comerica Bank pursuant to his guaranty agreement with Comerica Bank, or (ii) a breach of our duties to indemnify and defend as set forth above.

         On July 26, 2005, we issued options to purchase up to 50,000 shares of our common stock to William Jones, options to purchase up to 20,000 shares of our common stock to Terry Stone, options to purchase up to 15,000 shares of our common stock to Frank Greinke, options to purchase up to 15,000 shares of our common stock to John Pimentel, who was then a current director and is now a former director, and options to purchase up to 15,000 shares of our common stock to Ken Freidman. The options have an exercise price of $8.25 per share, which represents the closing price of a share of our common stock on the date of grant. The options have a term of 10-years and vest in full one year from their date of grant.

         On July 26, 2005, we set the compensation and expense reimbursement policies for non-employee members of our board of directors, which policies were made retroactive to May 18, 2005. The Chairman of the Board, currently William Jones, is to receive annual compensation of $80,000. Each member of our board of directors, including the Chairman of the Board, is to receive $1,500 for each board or committee meeting attended, whether attended in person or telephonically. The Chairman of the Audit Committee, currently Terry Stone, is to receive an additional $2,000 for each Audit Committee meeting attended, whether in person or telephonically. In addition, non-employee directors are reimbursed for certain reasonable and documented expenses in connection with attendance at meetings of our board of directors and committees.

         On July 28, 2005, we issued options to purchase up to 15,000 shares of our common stock to Charles Bader, a director, and options to purchase up to 15,000 shares of our common stock to John Prince, a director. The options have an exercise price of $8.30 per share, which represents the closing price of a share of our common stock on the date of grant. The options have a term of 10-years and vest in full one year from their date of grant.

         On August 10, 2005, we issued options to purchase up to 425,000 shares of our common stock to William G. Langley, our Chief Financial Officer. The options have an exercise price of $8.03 per share, which represents the closing price of a share of our common stock on the date immediately preceding the date of grant. The options have a term of 10-years. The options vested immediately as to 85,000 shares and vest as to an additional 85,000 shares on each of the first, second, third and fourth anniversaries of the date of grant.

         We are or have been a party to employment and compensation arrangements with related parties, as more particularly described above under the headings "Compensation of Executive Officers," "Employment Contracts and Termination of Employment and Change-in-Control Arrangements" and "Compensation of Directors."

         We have entered into an indemnification agreement with each of our directors and executive officers. The indemnification agreements and our certificate of incorporation and bylaws require us to indemnify our directors and officers to the fullest extent permitted by Delaware law.

                             PRINCIPAL STOCKHOLDERS

         The following table sets forth information with respect to the beneficial ownership of our common stock as of August 18, 2005, the date of the table, by:

         o each person known by us to beneficially own more than 5% of the outstanding shares of our common stock;
         o    each of our directors;
         o each of our current executive officers identified at the beginning of the "Management" section of this prospectus; and
         o    all of our directors and executive officers as a group.

         Beneficial ownership is determined in accordance with the rules of the Commission, and includes voting or investment power with respect to the securities. To our knowledge, except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. Shares of common stock underlying derivative securities, if any, that currently are exercisable or convertible or are scheduled to become exercisable or convertible for or into shares of common stock within 60 days after the date of the table are deemed to be outstanding in calculating the percentage ownership of each listed person or group but are not deemed to be outstanding as to any other person or group. Percentage of beneficial ownership is based on 28,608,491 shares of common stock outstanding as of the date of the table.

         The address of each of the following stockholders, unless otherwise indicated in the footnotes to the table, is c/o Pacific Ethanol, Inc., 5711 N. West Avenue, Fresno, California 93711. Messrs. Jones, Koehler, Greinke, Bader, Prince, Stone and Friedman are directors of Pacific Ethanol. Messrs. Koehler, Turner and Langley are executive officers of Pacific Ethanol.

                                                                               AMOUNT AND NATURE          PERCENT
NAME OF BENEFICIAL OWNER                                 TITLE OF CLASS     OF BENEFICIAL OWNERSHIP      OF CLASS

William L. Jones...................................          Common                2,500,000 (1)            8.74%
Neil M. Koehler....................................          Common                4,188,889               14.64%
Ryan W. Turner.....................................          Common                  914,166 (2)            3.20%
William G. Langley.................................          Common                   85,000 (3)            *
Frank P. Greinke...................................          Common                1,500,000 (4)            5.24%
Charles W. Bader...................................          Common                    --                   *
John L. Prince.....................................          Common                    --                   *
Terry L. Stone.....................................          Common                    --                   *
Kenneth J. Friedman................................          Common                   73,399 (5)            *
Crestview Capital Master, LLC......................          Common                2,704,000 (6)            9.25%
Lyles Diversified, Inc.............................          Common                2,000,000 (7)            6.99%
Rubicon Master Fund................................          Common                1,742,000 (8)            6.00%
All executive officers and directors as a group
   (9 persons).....................................          Common                9,261,454 (9)           32.26%
-------------------

*     Less than 1.00%

(1) Represents shares held by William L. Jones and Maurine Jones, husband and wife, as community property.
(2) Represents shares held by Ryan W. Turner and Wendy Turner, husband and wife, as community property.
(3)   Represents shares of common stock underlying options.
(4) Represents shares held by Southern Counties Oil Co., a California limited partnership. Mr. Greinke is the Chief Executive Officer of Southern Counties Oil Co., a California corporation, which is the General Partner of Southern Counties Oil Co., a California limited partnership. Mr. Greinke has sole voting and sole investment power over the shares held by the partnership.
(5)   Includes 16,000 shares underlying options.
(6) Includes 624,000 shares underlying warrants. Power to vote or dispose of the shares is shared by Daniel Warsh, Stewart Flink and Robert Hoyt as Managing Members of Crestview Capital Master, LLC. The address for Messrs. Warsh, Flink and Hoyt is c/o Crestview Capital Master, LLC, 95 Revere Drive, Suite A, Northbrook, IL 60062.
(7) Based on information included by Lyles Diversified, Inc. in a Schedule 13D for May 27, 2005. Lyles Diversified, Inc. reported that it holds sole voting and dispositive power over 2,000,000 shares. The Schedule 13D was executed by William M. Lyles IV, as Vice-President of Lyles Diversified, Inc. The address for Lyles Diversified, Inc. is P.O. Box 4376, Fresno, CA 93744.
(8) Includes 402,000 shares underlying warrants. Power to vote or dispose of the shares is shared by Rubicon Fund Management Ltd. and Rubicon Fund Management LLP. Each of Rubicon Fund Management Ltd., Rubicon Fund Management LLP, Paul Anthony Brewer, Jeffrey Eugene Brummette, William Francis Callanan, Vilas Gadkari, Robert Michael Greenshields and Horace Joseph Leitch III may be deemed to be beneficial owners of the securities held by Rubicon Master Fund, each of whom disclaim beneficial ownership of the securities held by Rubicon Master Fund. The address for each of the foregoing entities and individuals is c/o Rubicon Master Fund, 103 Mount Street, London W1K2TJ, United Kingdom.
(9)   Includes 101,000 shares underlying options.

                            SELLING SECURITY HOLDERS

SELLING SECURITY HOLDER TABLE

         This prospectus covers the offer and sale by the selling security holders of up to an aggregate of 11,503,454 shares of common stock, including an aggregate of 8,575,867 issued and outstanding shares of our common stock and an aggregate of 2,927,587 shares of our common stock underlying warrants. The following table sets forth, to our knowledge, certain information about the selling security holders as of August 18, 2005, the date of the table, based on information furnished to us by the selling security holders. Except as indicated in the private placement descriptions or footnotes following the table, each selling security holder has indicated to us that it is acting individually, not as a member of a group, and none of the selling security holders or their affiliates has held any position or office or had any other material relationship with us in the past three years.

         Beneficial ownership is determined in accordance with the rules of the Commission, and includes voting or investment power with respect to the securities. To our knowledge, except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. Shares of common stock underlying derivative securities, if any, that currently are exercisable or convertible or are scheduled to become exercisable or convertible for or into shares of common stock within 60 days after the date of the table are deemed to be outstanding in calculating the percentage ownership of each listed person or group but are not deemed to be outstanding as to any other person or group. Percentage of beneficial ownership is based on 28,608,491 shares of common stock outstanding as of the date of the table. Shares shown as beneficially owned after the offering assume that all shares being offered are sold.

         The shares of common stock being offered under this prospectus may be offered for sale from time to time during the period the registration statement of which this prospectus is a part remains effective, by or for the accounts of the selling security holders described below.

         The following entities or persons are NASD-registered broker-dealers, or affiliates of NASD-registered broker-dealers, who initially acquired their securities in connection with certain private placement transactions of PEI California that occurred prior the consummation of the Share Exchange Transaction described elsewhere in this prospectus:

         o Stewart Flink, a Managing Member of Crestview Capital Master, LLC, is the controlling shareholder of Dillon Capital, Inc., an NASD-registered broker dealer;
         o LibertyView Funds, LP and LibertyView Special Opportunity Fund, LP are subsidiaries of Neuberger Berman, LLC, an NASD-registered broker dealer;
         o Benchmark Partners, LP is a subsidiary of Northeast Securities, Inc., an NASD-registered broker-dealer;
         o Peter S. Rawlings is Chairman and Chief Executive Officer of US ReSecurities, LLC, an NASD-registered broker dealer;
         o Richard Zorn is an executive officer of Benchmark Capital Advisors, a subsidiary of Northeast Securities, Inc., an NASD-registered broker dealer;
         o W. Denman Zirkle is registered as an agent with First Dominion Capital Corp., an NASD-registered broker dealer;
         o Paul Coviello, President of Linden Capital Management, LLC as General Partner of Linden Growth Partners, L.P., is a Registered Representative of First Montauk, an NASD-registered broker dealer;

         o James George is a Senior Vice President, Institutional Bond Sales of Countrywide Securities, an NASD-registered broker dealer; and
         o Laird Q. Cagan, Registered Representative of Chadbourn Securities, Inc., an NASD-registered broker-dealer.

         The following entities or persons are NASD-registered broker-dealers, or affiliates of NASD-registered broker-dealers, who received warrants as compensation for services rendered as placement agents, or who are transferees of those placement agents, in certain private placement transactions of PEI California that occurred prior to the consummation of the Share Exchange Transaction described elsewhere in this prospectus:

         o Laird Q. Cagan, Registered Representative of Chadbourn Securities, Inc., an NASD-registered broker-dealer; and
         o Robert A. Bonelli, Stephen J. Perrone, William P. Behrens, Danny Nicholas, David T. R. Tsiang, Yaudoon Chiang, William T. Behrens, Orrie L. Tawes, III, and Stephan H. Kim are each officers of Northeast Securities, Inc., an NASD-registered broker-dealer.

         Each of the selling security holders has represented to us that it is not acting as an underwriter in this offering, any warrants it received whose underlying shares are offered under this prospectus, and other shares of common stock offered under this prospectus, were received only in the ordinary course of business, and at the time of such receipt and through the effective date of the information contained in the selling security holder table, it had no agreements or understandings, directly or indirectly, with any person to distribute the warrants, the underlying shares or other shares of common stock offered under this prospectus.

                                                                                                            SHARES OF
                                                       SHARES OF COMMON STOCK       SHARES OF             COMMON STOCK
                                                         BENEFICIALLY OWNED          COMMON             BENEFICIALLY OWNED
                                                         PRIOR TO OFFERING            STOCK              AFTER  OFFERING
              NAME OF                               --------------------------        BEING           ---------------------
         BENEFICIAL OWNER                            NUMBER         PERCENTAGE       OFFERED          NUMBER     PERCENTAGE
----------------------------------------------      ---------       ----------      ---------         ------     ----------
Crestview Capital Master, LLC.................      2,704,000 (1)      9.25%        2,704,000 (1)        -           -
Rubicon Master Fund...........................      1,742,000 (2)      6.00%        1,742,000 (2)        -           -
Toibb Investment LLC..........................      1,001,000 (3)      3.47%        1,001,000 (3)        -           -
Benchmark Partners, LP........................        455,000 (4)      1.58%          351,000 (4)        -           -
LibertyView Special Opportunities Fund, LP....        429,000 (5)      1.49%          299,000 (5)        -           -
Nite Capital LP...............................        260,000 (6)        *            260,000 (6)        -           -
Straus Partners, LP...........................        429,000 (7)        *            234,000 (7)        -           -
Dolphin Offshore Partners, L.P................        221,000 (8)        *            221,000 (8)        -           -
Western Milling, LLC..........................        286,000 (9)      1.00%          221,000 (9)        -           -
GCE Property Holdings Inc.....................        208,000 (10)       *            208,000 (10)       -           -
Straus-GEPT Partners, LP......................        429,000 (11)       *            195,000 (11)       -           -
JSH Partners, L.P.............................        169,000 (12)       *            130,000 (12)       -           -
LibertyView Funds, LP.........................        429,000 (13)     1.49%          130,000 (13)       -           -
Maurice Marciano, Trustee of the Maurice
   Marciano Trust dated 2/24/1986.............        130,000 (14)       *            130,000 (14)       -           -
Lorraine Dipaolo..............................        455,000 (15)     1.58%          104,000 (15)       -           -
Fenway Advisory Group Pension Plan............         91,000 (16)       *             91,000 (16)       -           -
Craton Capital, LP............................        286,000 (17)     1.00%           65,000 (17)       -           -
Michael Brown, Trustee of the Michael C.
   Brown Trust dated 6/30/2000................        165,000 (18)       *             65,000 (18)    100,000        *
The Churchill Fund, QP........................        117,000 (19)       *             65,000 (19)       -           -
Barry H. Garfinkel............................         52,000 (20)       *             52,000 (20)       -           -


                                       66



                                                                                                            SHARES OF
                                                       SHARES OF COMMON STOCK       SHARES OF             COMMON STOCK
                                                         BENEFICIALLY OWNED          COMMON             BENEFICIALLY OWNED
                                                         PRIOR TO OFFERING            STOCK              AFTER  OFFERING
              NAME OF                               --------------------------        BEING           ---------------------
         BENEFICIAL OWNER                            NUMBER         PERCENTAGE       OFFERED          NUMBER     PERCENTAGE
----------------------------------------------      ---------       ----------      ---------         ------     ----------
The Churchill Fund, LP........................        117,000 (21)       *             52,000 (21)       -           -
Jean F. Hieber................................         65,000 (22)       *             65,000 (22)       -           -
Civic Capital Fund I, LLC.....................         39,000 (23)       *             39,000 (23)       -           -
Jacob S. Harris...............................        169,000 (24)       *             39,000 (24)       -           -
Jeremy Harding................................         39,000 (25)       *             39,000 (25)       -           -
Peter S. Rawlings.............................         39,000 (26)       *             39,000 (26)       -           -
Richard Zorn..................................         39,000 (27)       *             39,000 (27)       -           -
Scott M. Hergott and Cheryl L. Hergott, Trustees
   of the Scott M. and Cheryl L. Hergott Living
   Trust 2003 dated 12/18/03..................         39,000 (28)       *             39,000 (28)       -           -
Erik Kuntz....................................         26,000 (29)       *             26,000 (29)       -           -
Growth Ventures Inc. Pension Plan & Trust.....         26,000 (30)       *             26,000 (30)       -           -
Harry Haushalter and Theresa Haushalter JTROW.         26,000 (31)       *             26,000 (31)       -           -
Mitchell N. Kessler...........................         26,000 (32)       *             26,000 (32)       -           -
Ronald B. Sunderland..........................         26,000 (33)       *             26,000 (33)       -           -
Sensus LLC....................................         26,000 (34)       *             26,000 (34)       -           -
Bette-Lee Jablow and Jay T. Jablow, Trustees of
   the Jablow Family Trust Under Agreement Dated
   11/25/1991.................................         13,000 (35)       *             13,000 (35)       -           -
Brent Saunders and Amy Saunders JTROW.........         13,000 (36)       *             13,000 (36)       -           -
Cantybay Enterprises, Ltd.....................         13,000 (37)       *             13,000 (37)       -           -
Christina J. Hieber...........................         13,000 (38)       *             13,000 (38)       -           -
Daniel J. Hurley, III.........................         13,000 (39)       *             13,000 (39)       -           -
Douglas M. Kerr and Joan Walter JTROW.........         13,000 (40)       *             13,000 (40)       -           -
Edmund Karam and Barbara Karam JTROW..........         13,000 (41)       *             13,000 (41)       -           -
Gem Holdings, LLC.............................         13,000 (42)       *             13,000 (42)       -           -
Georgeanne S. Eaton...........................         13,000 (43)       *             13,000 (43)       -           -
Gregg Mullery.................................         23,000 (44)       *             23,000 (44)       -           -
Harvey B. Jacobson, Jr........................         13,000 (45)       *             13,000 (45)       -           -
Jack Fishman..................................         13,000 (46)       *             13,000 (46)       -           -
Jennifer M. Hieber............................         13,000 (47)       *             13,000 (47)       -           -
Marie Carlino.................................         13,000 (48)       *             13,000 (48)       -           -
Mary A. Susnjara IRA..........................         13,000 (49)       *             13,000 (49)       -           -
Dana Miller...................................         13,000 (50)       *             13,000 (50)       -           -
Paul B. Waine and Dale W. Waine, Trustees of the
   Josephine P. Waine 1992 Trust dated 12/14/1992      13,000 (51)       *             13,000 (51)       -           -
Robert P. Maerz...............................         13,000 (52)       *             13,000 (52)       -           -
Roger L. Goettsche............................         13,000 (53)       *             13,000 (53)       -           -
Swartz Family Holdings, LLC...................         13,000 (54)       *             13,000 (54)       -           -
Estate of Barbara White Fishman...............         13,000 (55)       *             13,000 (55)       -           -
William Alexander.............................         13,000 (56)       *             13,000 (56)       -           -
William D. Hyler..............................         13,000 (57)       *             13,000 (57)       -           -
Anne O'Malley.................................          6,500 (58)       *              6,500 (58)       -           -
Venkata Kollipara.............................         46,500 (59)       *             16,500 (59)    10,000         *
James and Bernice Campbell....................          8,500 (60)       *              8,500 (60)       -           -


                                       67



                                                                                                            SHARES OF
                                                       SHARES OF COMMON STOCK       SHARES OF             COMMON STOCK
                                                         BENEFICIALLY OWNED          COMMON             BENEFICIALLY OWNED
                                                         PRIOR TO OFFERING            STOCK              AFTER  OFFERING
              NAME OF                               --------------------------        BEING           ---------------------
         BENEFICIAL OWNER                            NUMBER         PERCENTAGE       OFFERED          NUMBER     PERCENTAGE
----------------------------------------------      ---------       ----------      ---------         ------     ----------
Malcolm B. O'Malley...........................          6,500 (61)       *              6,500 (61)       -           -
W. Denman Zirkle..............................        126,666            *            126,666            -           -
Bradley Rotter, as Trustee of the Bradley N.
   Rotter Self-Employed Pension & Trust.......        216,667 (62)       *             66,667 (62)       -           -
Joseph B. Childrey............................         40,000            *             40,000            -           -
Barry Fay.....................................         35,000            *             35,000            -           -
David DeSilva.................................         35,000            *             35,000            -           -
Teixeira Investments, L.P.....................         34,000 (63)       *             34,000 (63)       -           -
James A. Turner and Jennifer L. Turner,
   Trustees, Turner Family Trust dated
   February 18, 2004..........................         26,667 (64)       *             20,000 (64)     6,667         *
Clark M. Abramson and Patti L. Abramson.......         20,000 (65)       *             20,000 (65)       -           -
Micaela Zirkle Shaughnessy....................         20,000            *             20,000            -           -
Elizabeth A. Reed.............................         17,000            *             17,000            -           -
Luise Bettina Zirkle-Garcia...................         16,667            *             16,667            -           -
Sigrid Anne Zirkle Carroll....................         16,667            *             16,667            -           -
William Wade Zirkle...........................         16,667            *             16,667            -           -
Illiquid Assets Trust, U/T/A dated November 22,
   1999, FBO Peter H. Koehler, Jr.............         16,667 (66)       *             16,667 (66)       -           -
Roger H. Manternach...........................         16,667            *             16,667            -           -
Michael Kemp..................................         14,000            *             14,000            -           -
Michael A. Frangopoulos.......................         10,000 (67)       *             10,000 (67)       -           -
Venkata Kollipara, Custodian for Priya Kollipara       46,500 (68)       *             10,000 (68)    10,000         *
Venkata Kollipara, Custodian for Puneet Kollipara      46,500 (69)       *             10,000 (69)    10,000         *
Robert E. Dettle, as Trustee of the Robert E.
   and Rosalie T. Dettle Living Trust, dtd
   Feb. 29, 1980..............................         10,000            *             10,000            -           -
Daniel J. Yates...............................         10,000            *             10,000            -           -
Alex Jachno and Agafia Jachno.................         12,000            *             12,000            -           -
Armen Arzoomanian.............................         10,000            *             10,000            -           -
Lakshmana R. Madala, M.D. Defined Benefits Plan        13,400 (70)       *             10,000 (70)       -           -
Dermot Fallon.................................          8,000            *              8,000            -           -
Jay D. Scott..................................          8,000            *              8,000            -           -
John G. Fallon and Anne M. Fallon.............          8,000            *              8,000            -           -
Henry H. Mauz, Jr.............................          8,000            *              8,000            -           -
Katharine B. Moore............................          7,000            *              7,000            -           -
Louis S. Lyras................................          7,000            *              7,000            -           -
Edward W. Muransky, as Trustee of the Edward W.
   Muransky Revocable Trust, dtd July 24, 1995          7,000            *              7,000            -           -
Kennon Harlen White...........................          7,000            *              7,000            -           -
R.V. Edwards, Jr..............................         17,000            *             17,000            -           -
Janet Dumper..................................          5,000            *              5,000            -           -
Robert A. Dumper..............................          5,000            *              5,000            -           -


                                       68



                                                                                                            SHARES OF
                                                       SHARES OF COMMON STOCK       SHARES OF             COMMON STOCK
                                                         BENEFICIALLY OWNED          COMMON             BENEFICIALLY OWNED
                                                         PRIOR TO OFFERING            STOCK              AFTER  OFFERING
              NAME OF                               --------------------------        BEING           ---------------------
         BENEFICIAL OWNER                            NUMBER         PERCENTAGE       OFFERED          NUMBER     PERCENTAGE
----------------------------------------------      ---------       ----------      ---------         ------     ----------
John Burke....................................          5,000            *              5,000            -           -
Howard Kaplan.................................         10,000            *             10,000            -           -
James Burkdoll................................          4,000            *              4,000            -           -
Richard DeSousa...............................          4,000            *              4,000            -           -
Steve Elefter.................................          4,000            *              4,000            -           -
David Jessen..................................          4,000            *              4,000            -           -
Boyd and Barbara LaCosse......................          3,400            *              3,400            -           -
Lakshmana R. Madala...........................         13,400 (71)       *              3,400 (71)       -           -
Thomas McFaul.................................          3,400            *              3,400            -           -
Anne P. Zirkle................................          3,333            *              3,333            -           -
Rogene Scott Turner TTEE Rogene Scott Turner
   Trust dtd. 9/10/91.........................          3,000            *              3,000            -           -
Samuel Kozasky................................          2,000            *              2,000            -           -
Linden Growth Partners, L.P...................        625,000 (72)     2.18%          250,000 (72)    375,000      1.19%
Bradley N. Rotter.............................        216,667 (73)       *            150,000 (73)       -           -
Michael L. Peterson...........................        287,500 (74)     1.00%           37,500 (74)    250,000        *
Andrew Hoffman................................         25,000            *             25,000            -           -
Barry J. Uphoff...............................         12,500            *             12,500            -           -
Stephen J. George.............................         12,500            *             12,500            -           -
James George..................................         12,500            *             12,500            -           -
R. Oliver Bock and Deirdre A. Stegman, as
   Trustees of the Bock Stegman Trust dated
   January 11, 2000...........................         43,333 (75)       *             43,333 (75)       -           -
Michael T. Bock, Trustee of the Michael T. Bock
   Revocable Trust dated November 10, 2003....         43,333 (76)       *             43,333 (76)       -           -
Jon Spar and Karen A. Kulikowski..............         35,100 (77)       *             35,100 (77)       -           -
Peter A. Bock.................................         13,000 (78)       *             13,000 (78)       -           -
Helain Kaplan.................................        150,000            *            150,000            -           -
Doug Dickson..................................         45,000            *             45,000            -           -
Paul P. Koehler...............................         72,223            *             25,000         47,223         *
Jeffrey H. Manternach.........................         25,000 (79)       *             25,000 (79)       -           -
Laird Q. Cagan................................        848,949 (80)     2.94%          236,449 (80)    612,500      1.94%
Frank Siefert.................................          1,000 (81)       *              1,000 (81)       -           -
Prima Capital Group, Inc......................         30,320 (82)       *             30,320 (82)       -           -
Chadbourn Securities, Inc.....................         12,918 (83)       *             12,918 (83)       -           -
Fairmont Analytics, Inc.......................         12,500 (84)       *             12,500 (84)       -           -
Demetri Argyropoulos..........................          5,300 (81)       *              5,300 (81)       -           -
Kathleen Cole.................................          5,000 (81)       *              5,000 (81)       -           -
Patricia Prass................................          2,000 (81)       *              2,000 (81)       -           -
Barbara Hall..................................          2,000 (81)       *              2,000 (81)       -           -
Robert A. Bonelli.............................         50,000 (81)       *             50,000 (81)       -           -
Stephen J. Perrone............................         50,000 (81)       *             50,000 (81)       -           -
William P. Behrens............................         40,000 (81)       *             40,000 (81)       -           -
Danny Nicholas................................         15,000 (81)       *             15,000 (81)       -           -
David T. R. Tsiang............................         33,000 (81)       *             33,000 (81)       -           -
Yaudoon Chiang................................         34,000 (81)       *             34,000 (81)       -           -


                                       69



                                                                                                            SHARES OF
                                                       SHARES OF COMMON STOCK       SHARES OF             COMMON STOCK
                                                         BENEFICIALLY OWNED          COMMON             BENEFICIALLY OWNED
                                                         PRIOR TO OFFERING            STOCK              AFTER  OFFERING
              NAME OF                               --------------------------        BEING           ---------------------
         BENEFICIAL OWNER                            NUMBER         PERCENTAGE       OFFERED          NUMBER     PERCENTAGE
----------------------------------------------      ---------       ----------      ---------         ------     ----------
William T. Behrens............................         10,000 (81)       *             10,000 (81)       -           -
Orrie L. Tawes, III...........................        200,000 (81)       *            200,000 (81)       -           -
Stephan H. Kim................................         13,000 (81)       *             13,000 (81)       -           -
James E. McMahan..............................          5,800 (81)       *              5,800 (81)       -           -
Ramin Azar....................................          2,500 (81)       *              2,500 (81)       -           -
Blair Capital, Inc............................            700 (85)       *                700 (85)       -           -
Sycamore Capital Partners, Inc................         10,000 (86)       *             10,000 (86)       -           -

-------------
*      Less than 1.00%
(1) Includes 624,000 shares underlying warrants. Power to vote or dispose of the shares is shared by Daniel Warsh, Stewart Flink and Robert Hoyt as Managing Members of Crestview Capital Master, LLC. The address for Messrs. Warsh, Flink and Hoyt is c/o Crestview Capital Master, LLC, 95 Revere Drive, Suite A, Northbrook, IL 60062.
(2) Includes 402,000 shares underlying warrants. Power to vote or dispose of the shares is shared by Rubicon Fund Management Ltd. and Rubicon Fund Management LLP. Each of Rubicon Fund Management Ltd., Rubicon Fund Management LLP, Paul Anthony Brewer, Jeffrey Eugene Brummette, William Francis Callanan, Vilas Gadkari, Robert Michael Greenshields and Horace Joseph Leitch III may be deemed to be beneficial owners of the securities held by Rubicon Master Fund, each of whom disclaim beneficial ownership of the securities held by Rubicon Master Fund. The address for each of the foregoing entities and individuals is c/o Rubicon Master Fund, 103 Mount Street, London W1K2TJ, United Kingdom.
(3) Includes 231,000 shares underlying warrants. Power to vote or dispose of the shares is held by Harris Toibb as sole manager and member of Toibb Management LLC, as Manager of Toibb Investment LLC.
(4) Includes 81,000 shares underlying warrants and 270,000 shares of common stock. Power to vote or dispose of the shares is shared by Lorraine DiPaolo and Richard Whitman as Managing Members of Benchmark Partners, LP. Also includes 104,000 shares, including 24,000 shares underlying warrants, held by Lorraine DiPaolo, which shares are also being offered under this prospectus; accordingly, no shares are shown as being beneficially owned after the offering.
(5) Includes 69,000 shares underlying warrants and 230,000 shares of common stock. Power to vote or dispose of the shares is held by Neuberger Berman, Inc. as sole managing member of Neuberger Berman Asset Management, LLC, as General Partner of LibertyView Special Opportunities Fund, LP. Also includes 130,000 shares, including 30,000 shares underlying warrants, held by LibertyView Funds, LP, which shares are also offered under this prospectus, the power to vote or dispose of which is also held by Neuberger Berman, Inc. as sole managing member of Neuberger Berman Asset Management, LLC, as General Partner of LibertyView Funds, LP; accordingly, no shares are shown as being beneficially owned after the offering.
(6) Includes 60,000 shares underlying warrants. Power to vote or dispose of the shares is held by Keith Goodman as Manager of Nite Capital LLC, as General Partner of Nite Capital LP.
(7) Includes 54,000 shares underlying warrants and 180,000 shares of common stock. Power to vote or dispose of the shares is held by Melville Straus as Managing Principal of Straus Partners, LP. Also includes 195,000 shares, including 45,000 shares underlying warrants, the power to vote or dispose of which is held by Melville Straus as Managing Principal of Straus-GEPT Partners, LP., which shares are also being offered under this prospectus; accordingly, no shares are shown as being beneficially owned after the offering.
(8) Includes 51,000 shares underlying warrants. Power to vote or dispose of the shares is held by Peter E. Salas as General Partner of Dolphin Offshore Partners, L.P.
(9) Includes 51,000 shares underlying warrants and 170,000 shares of common stock. Power to vote or dispose of the shares is held by Ejnar Knudsen as Executive Vice President of Western Milling LLC. Also includes 65,000 shares, including 15,000 shares underlying warrants, held by Craton Capital, LP, which shares are also being offered under this prospectus, the power to vote or dispose of which is shared by Raju Shah and Ejnar Knudsen as members of Craton Capital GP, LLC, as the sole General Partner of Craton Capital, LP; accordingly, no shares are shown as being beneficially owned after the offering.

(10) Includes 48,000 shares underlying warrants. Power to vote or dispose of the shares is held by Kenneth L. Henderson as President of GCE Property Holdings Inc.
(11) Includes 45,000 shares underlying warrants and 150,000 shares of common stock. Power to vote or dispose of the shares is held by Melville Straus as Managing Principal of Straus-GEPT Partners, LP. Also includes 234,000 shares, including 54,000 shares underlying warrants, the power to vote or dispose of which is held by Melville Straus as Managing Principal of Straus Partners, LP. , which shares are also being offered under this prospectus; accordingly, no shares are shown as being beneficially owned after the offering.
(12) Includes 30,000 shares underlying warrants and 100,000 shares of common stock. Power to vote or dispose of the shares is held by Jacob S. Harris as Managing Member of JSH Management Company, LP, as General Partner of JSH Partners, L.P. Also includes 39,000 shares, including 9,000 shares underlying warrants, held by Jacob S. Harris, which shares are also being offered under this prospectus; accordingly, no shares are shown as being beneficially owned after the offering.
(13) Includes 30,000 shares underlying warrants and 100,000 shares of common stock. Power to vote or dispose of the shares is held by Neuberger Berman, Inc. as sole managing member of Neuberger Berman Asset Management, LLC, as General Partner of LibertyView Funds, LP. Also includes 299,000 shares, including 69,000 shares underlying warrants, held by LibertyView Special Opportunity Fund, LP, which shares are also offered under this prospectus, the power to vote or dispose of which is also held by Neuberger Berman, Inc. as sole managing member of Neuberger Berman Asset Management, LLC, as General Partner of LibertyView Special Opportunity Fund, LP; accordingly, no shares are shown as being beneficially owned after the offering.
(14)   Includes 30,000 shares underlying warrants.
(15) Includes 24,000 shares underlying warrants and 80,000 shares of common stock. Also includes 351,000 shares, including 81,000 shares underlying warrants, held by Benchmark Partners, LP., which shares are also being offered under this prospectus, the power to vote or dispose of which is shared by Lorraine DiPaolo and Richard Whitman as Managing Members of Benchmark Partners, LP; accordingly, no shares are shown as being beneficially owned after the offering.
(16) Includes 21,000 shares underlying warrants. Power to vote or dispose of the shares is held by Neil C. Sullivan as Trustee of Fenway Advisory Group Pension Plan.
(17) Includes 15,000 shares underlying warrants and 50,000 shares of common stock. Power to vote or dispose of the shares is shared by Raju Shah and Ejnar Knudsen as members of Craton Capital GP, LLC, as the sole General Partner of Craton Capital, LP. Also includes 221,000 shares, including 51,000 shares underlying warrants, held by Western Milling LLC, which shares are also being offered under this prospectus, the power to vote or dispose of which is held by Ejnar Knudsen as Executive Vice President of Western Milling LLC; accordingly, no shares are shown as being beneficially owned after the offering.
(18) Includes 15,000 shares underlying warrants. Also includes 100,000 shares held by the Michael Brown Trust dated 6/30/2000.
(19) Includes 15,000 shares underlying warrants and 50,000 shares of common stock. Power to vote or dispose of the shares is held by Cecilia Brancato as Managing Director of The Churchill Fund, QP. Also includes 52,000 shares, including 12,000 shares underlying warrants, held by The Churchill Fund, LP, which shares are also offered under this prospectus, the power to vote or dispose of which is also held by Cecilia Brancato as Managing Director of The Churchill Fund, LP; accordingly, no shares are shown as being beneficially owned after the offering.
(20)   Includes 12,000 shares underlying warrants.
(21) Includes 12,000 shares underlying warrants and 40,000 shares of common stock. Power to vote or dispose of the shares is held by Cecilia Brancato as Managing Director of The Churchill Fund, LP. Also includes 65,000 shares, including 15,000 shares underlying warrants, held by The Churchill Fund, QP, which shares are also offered under this prospectus, the power to vote or dispose of which is also held by Cecilia Brancato as Managing Director of The Churchill Fund, QP; accordingly, no shares are shown as being beneficially owned after the offering.
(22)   Includes 15,000 shares underlying warrants.
(23) Includes 9,000 shares underlying warrants. Power to vote or dispose of the shares is held by John F. DeSantis as President of Civic Capital Fund I, LLC.
(24) Includes 9,000 shares underlying warrants and 30,000 shares of common stock. Also includes 130,000 shares, including 30,000 shares underlying warrants, the power to vote or dispose of which is held by Jacob S. Harris as Managing Member of JSH Management Company, LP, as General Partner of JSH Partners, L.P., which shares are also being offered under this prospectus; accordingly, no shares are shown as being beneficially owned after the offering.

(25)     Includes 9,000 shares underlying warrants.
(26)     Includes 9,000 shares underlying warrants.
(27)     Includes 9,000 shares underlying warrants.
(28) Includes 9,000 shares underlying warrants. Power to vote or dispose of the shares is shared by Scott M. Hergott and Cheryl L. Hergott as Trustees of the Scott M. and Cheryl L. Hergott Living Trust 2003 dated 12/18/03.
(29)     Includes 6,000 shares underlying warrants.
(30) Includes 6,000 shares underlying warrants. Power to vote or dispose of the shares is held by Gary J. McAdam as Trustee of Growth Ventures, Inc. Pension Plan & Trust.
(31)     Includes 6,000 shares underlying warrants.
(32)     Includes 6,000 shares underlying warrants.
(33)     Includes 6,000 shares underlying warrants.
(34) Includes 6,000 shares underlying warrants. Power to vote or dispose of the shares is held by James Pizzo as President of Sensus LLC.
(35) Includes 3,000 shares underlying warrants. Power to vote or dispose of the shares is shared by Bette-Lee Jablow and Jay T. Jablow as Trustees of the Jablow Family Trust Under Agreement Dated 11/25/1991.
(36)     Includes 3,000 shares underlying warrants.
(37) Includes 3,000 shares underlying warrants. Power to vote or dispose of the shares is held by Thomas S. Torrance as Secretary and Director of Cantybay Enterprises, Ltd.
(38)     Includes 3,000 shares underlying warrants.
(39)     Includes 3,000 shares underlying warrants.
(40)     Includes 3,000 shares underlying warrants.
(41)     Includes 3,000 shares underlying warrants.
(42) Includes 3,000 shares underlying warrants. Power to vote or dispose of the shares is held by Marc Stern as Manager of Gem Holdings, LLC.
(43)     Includes 3,000 shares underlying warrants.
(44)     Includes 3,000 shares underlying warrants.
(45)     Includes 3,000 shares underlying warrants.
(46)     Includes 3,000 shares underlying warrants.
(47)     Includes 3,000 shares underlying warrants.
(48)     Includes 3,000 shares underlying warrants.
(49) Includes 3,000 shares underlying warrants. Power to vote or dispose of the shares is held by Mary A. Susnjara.
(50)     Includes 3,000 shares underlying warrants.
(51) Includes 3,000 shares underlying warrants. Power to vote or dispose of the shares is shared by Paul B. Waine and Dale W. Waine as Trustees of the Josephine P. Waine 1992 Trust dated 12/14/1992.
(52)     Includes 3,000 shares underlying warrants.
(53)     Includes 3,000 shares underlying warrants.
(54) Includes 3,000 shares underlying warrants. Power to vote or dispose of the shares is held by Richard Swartz as Member of Swartz Family Holdings, LLC.
(55) Includes 3,000 shares underlying warrants. Power to vote or dispose of the shares is held by Leslie Fishman as Executor of the Estate of Barbara White Fishman.
(56)     Includes 3,000 shares underlying warrants.
(57)     Includes 3,000 shares underlying warrants.
(58)     Includes 1,500 shares underlying warrants.
(59) Includes 1,500 shares underlying warrants. Also includes 25,000 shares held directly by Venkata Kollipara, 15,000 shares of which are being offered under this prospectus; and includes 10,000 shares held by Venkata Kollipara as Custodian for Priya Kollipara and 10,000 shares held by Venkata Kollipara as Custodian for Puneet Kollipara, all of which 20,000 shares are being offered under this prospectus; accordingly, 10,000 shares are shown as being beneficially owned after the offering.
(60)     Includes 1,500 shares underlying warrants.
(61)     Includes 1,500 shares underlying warrants.

(62) Includes 66,667 shares held by the Bradley N. Rotter Self-Employed Pension & Trust and 150,000 shares held directly by Bradley N. Rotter as an individual, for total of 216,667 shares, all of which are being offered under this prospectus; accordingly, no shares are shown as being beneficially owned after the offering.
(63) Power to vote or dispose of the shares is shared by Norman Teixeria, Allan Teixeria, Marvin Teixeria, Glenn Teixeria and Dean Teixeria as members of TLM, LLC, as General Partner of Teixeira Investments, L.P.
(64) Power to vote or dispose of the shares is shared by James A. Turner and Jennifer L. Turner as Trustees of the Turner Family Trust dated February 18, 2004.
(65) Represents shares held in the name of Clark M. Abramson and Patti L. Abramson.
(66)     Power to vote or dispose of the shares is shared by Robert Hirshon, Jon
         P. Stride and Darcy M. Norville, Trustees of the Illiquid Assets Trust U/T/A dated November 22, 1999 FBO Peter H. Koehler.
(67) Shares held in the name of Morgan Stanley DW Inc., Custodian for Michael Frangopoulos IRA STD/Rollover dtd. 01/30/01. Power to vote or dispose of the shares is held by Michael A. Frangopaulos.
(68) Includes 1,500 shares underlying warrants. Also includes 25,000 shares held directly by Venkata Kollipara, 15,000 shares of which are being offered under this prospectus; and includes 10,000 shares held by Venkata Kollipara as Custodian for Priya Kollipara and 10,000 shares held by Venkata Kollipara as Custodian for Puneet Kollipara, all of which 20,000 shares are being offered under this prospectus; accordingly, 10,000 shares are shown as being beneficially owned after the offering.
(69) Includes 1,500 shares underlying warrants. Also includes 25,000 shares held directly by Venkata Kollipara, 15,000 shares of which are being offered under this prospectus; and includes 10,000 shares held by Venkata Kollipara as Custodian for Priya Kollipara and 10,000 shares held by Venkata Kollipara as Custodian for Puneet Kollipara, all of which 20,000 shares are being offered under this prospectus; accordingly, 10,000 shares are shown as being beneficially owned after the offering.
(70) Includes 3,400 shares held directly by Lakshama R. Madala and 10,000 shares held by the Lakshmana R. Madala, M.D. Defined Benefits Plan, all of which 13,400 shares are being offered under this prospectus. Power to vote or dispose of the shares is held by Lakshmana R. Madala as Trustee of the Lakshmana R. Madala, M.D. Defined Benefits Plan; accordingly, shares are shown as being beneficially owned after the offering.
(71) Includes 3,400 shares held directly by Lakshama R. Madala and 10,000 shares held by the Lakshmana R. Madala, M.D. Defined Benefits Plan, all of which 13,400 shares are being offered under this prospectus. Power to vote or dispose of the shares is held by Lakshmana R. Madala as Trustee of the Lakshmana R. Madala, M.D. Defined Benefits Plan; accordingly, shares are shown as being beneficially owned after the offering.
(72) Power to vote or dispose of the shares is held by Paul Coviello as President of Linden Capital Management, LLC, as General Partner of the Linden Growth Partners, L.P.

(73) Includes 66,667 shares held by the Bradley N. Rotter Self-Employed Pension & Trust and 150,000 shares held directly by Bradley N. Rotter as an individual, for total of 216,667 shares, all of which are being offered under this prospectus; accordingly, shares are shown as being beneficially owned after the offering.
(74) Amount beneficially owned includes 250,000 shares held by the Peterson Family Trust, DTD 8/16/2000. Power to vote or dispose of these 250,000 shares is shared by Michael L. Peterson and Shelley P. Peterson as Trustees of the Peterson Family Trust, DTD 8/16/2000.
(75) Includes 10,000 shares underlying warrants. Power to vote or dispose of the shares is shared by R. Oliver Bock and Deirdre A. Stegman as Trustees of the Bock Stegman Trust dated January 11, 2000.
(76)     Includes 10,000 shares underlying warrants.
(77)     Includes 8,100 shares underlying warrants.
(78)     Includes 3,000 shares underlying warrants.
(79)     Represents shares underlying warrants.
(80) Includes 236,449 shares underlying warrants. Also includes 512,500 held directly by Laird Q. Cagan and 100,000 shares held by Cagan-McAfee Partners, LLC. Power to vote or dispose of the shares held by Cagan-McAfee Partners, LLC is shared by Laird Q. Cagan and Eric McAfee as members of Cagan-McAfee Partners, LLC.
(81)     Represents shares underlying warrants.
(82) Represents shares underlying warrants. Power to vote or dispose of the shares is held by Elias D. Argyropoulos as President and Chief Executive Officer of Prima Capital Group, Inc.
(83) Represents shares underlying warrants. Power to vote or dispose of the shares is held by as of Chadbourn Securities, Inc.

(84) Represents shares underlying warrants. Power to vote or dispose of the shares is held by as of Fairmont Analytics, Inc.
(85) Represents shares underlying warrants. Power to vote or dispose of the shares is held by as of Blair Capital, Inc.
(86) Represents shares underlying warrants. Power to vote or dispose of the shares is held by as of Sycamore Capital Partners, Inc.

PRIVATE PLACEMENTS TRANSACTIONS THROUGH WHICH THE SELLING SECURITY HOLDERS OBTAINED BENEFICIAL OWNERSHIP OF THE OFFERED SHARES

         All of the shares of common stock being offered under this prospectus were issued, or are issuable upon exercise of warrants that were issued, in the below-described private placement transactions.

     SHARE EXCHANGE TRANSACTION

         On March 23, 2005, we completed a Share Exchange Transaction with the shareholders of PEI California and the holders of the membership interests of each of Kinergy and ReEnergy under which we acquired all of the issued and outstanding capital stock of PEI California and all of the outstanding membership interests of Kinergy and ReEnergy.

         In the Share Exchange Transaction we issued an aggregate of 20,610,987 shares of common stock to the shareholders of PEI California, 3,875,000 shares of common stock to the limited liability company member of Kinergy and an aggregate of 125,000 shares of common stock to the limited liability company members of ReEnergy. In addition, holders of options and warrants to acquire an aggregate of 3,157,587 shares of common stock of PEI California, following the consummation of the Share Exchange Transaction, were deemed to hold warrants to acquire an equal number of shares of our common stock. Also, a holder of a promissory note convertible into an aggregate of 664,879 shares of common stock of PEI California, following the consummation of the Share Exchange Transaction, was entitled to convert the note into an equal number of shares of our common stock. Immediately following the consummation of the Share Exchange Transaction, we had an aggregate of 27,700,401 shares of common stock actually issued and outstanding and an aggregate of 31,925,534 shares of common stock issued and outstanding, calculated on a fully-diluted basis, including the 27,700,401 shares of common stock actually issued and outstanding and 4,225,133 shares of common stock issuable upon exercise of all outstanding options, warrants and convertible debt.

     ISSUANCES SUBSEQUENT TO THE SHARE EXCHANGE TRANSACTION

         On June 23, 2005, we granted 25,000 shares of common stock to Paul Koehler and 45,000 shares of common stock to Doug Dickson as signing bonuses in connection with their acceptance of employment.

                              PLAN OF DISTRIBUTION

         The selling security holders and any of their donees, pledgees, assignees and other successors-in-interest may, from time to time, sell any or all of their shares of common stock being offered under this prospectus on any stock exchange, market or trading facility on which the shares are traded, or in private transactions. These sales, which may include block transactions, may be at fixed or negotiated prices. The selling security holders may use any one or more of the following methods when disposing of shares:

         o ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
         o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
         o purchases by a broker-dealer as principal and resales by the broker-dealer for its own account;
         o an exchange distribution in accordance with the rules of the applicable exchange;
         o    privately negotiated transactions;
         o through the distribution of the shares by any selling security holder to its partners, members or stockholders;
         o broker-dealers may agree with the selling security holders to sell a specified number of shares at a stipulated price per share;
         o one or more underwritten offerings on a firm commitment or best efforts basis;
         o    a combination of any of these methods of sale; or
         o any other method permitted by applicable law; provided, however, that the selling security holders have agreed not to engage in short sales involving the shares offered under this prospectus.

         The shares may also be sold under Rule 144 under the Securities Act, if available, rather than under this prospectus. The selling security holders have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

         The selling security holders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling security holder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares.

         Broker-dealers engaged by the selling security holders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling security holders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, which commissions as to a particular broker or dealer may be in excess of customary commissions to the extent permitted by applicable law.

         If sales of shares offered under this prospectus are made to broker-dealers as principals, we would be required to file a post-effective amendment to the registration statement of which this prospectus is a part. In the post-effective amendment, we would be required to disclose the names of any participating broker-dealers and the compensation arrangements relating to such sales.

         The selling security holders and any broker-dealers or agents that are involved in selling the shares offered under this prospectus may be deemed to be "underwriters" within the meaning of the Securities Act in connection with these sales. Commissions received by these broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Any broker-dealers or agents that are deemed to be underwriters may not sell shares offered under this prospectus unless and until we set forth the names of the underwriters and the material details of their underwriting arrangements in a supplement to this prospectus or, if required, in a replacement prospectus included in a post-effective amendment to the registration statement of which this prospectus is a part.

         The selling security holders may sell all or any part of the shares offered under this prospectus through an underwriter. To our knowledge, no selling security holder has entered into any agreement with a prospective underwriter, and we cannot assure you as to whether any such agreement will be entered into. If a selling security holder informs us that it has entered into such an agreement or agreements, any material details will be set forth in a supplement to this prospectus or, if required, in a replacement prospectus included in a post-effective amendment to the registration statement of which this prospectus is a part.

         The selling security holders and any other persons participating in the sale or distribution of the shares offered under this prospectus will be subject to applicable provisions of the Exchange Act, and the rules and regulations under that act, including Regulation M. These provisions may restrict activities of, and limit the timing of purchases and sales of any of the shares by, the selling security holders or any other person. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and other activities with respect to those securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. All of these limitations may affect the marketability of the shares.

         This prospectus does not cover the sale or other transfer of any of the derivative securities whose underlying shares of common stock are being offered for sale pursuant to this prospectus. If a selling security holder transfers those derivative securities prior to conversion or exercise, then the transferee of those derivative securities may not sell the underlying shares of common stock under this prospectus unless we amend or supplement this prospectus to cover such sales.

         In addition, if any of the shares of common stock offered for sale pursuant to this prospectus are transferred other than pursuant to a sale under this prospectus, then subsequent holders could not use this prospectus until a post-effective amendment or prospectus supplement is filed, naming such holders. We offer no assurance as to whether any of the selling security holders will sell all or any portion of the shares offered under this prospectus.

         For the period a selling security holder holds a derivative security whose underlying shares of common stock are being offered for sale pursuant to this prospectus, the selling security holder has the opportunity to profit from a rise in the market price of our common stock without assuming the risk of ownership of the underlying shares of common stock. The terms on which we could obtain additional capital during the period in which those derivative securities remain outstanding may be adversely affected. The holders of derivative securities are most likely to voluntarily convert or exercise their derivative securities when the conversion or exercise price is less than the market price for our common stock. However, we offer no assurance as to whether any of those derivative securities will be converted or exercised.

         We have agreed to pay all fees and expenses incident to the registration of the shares being offered under this prospectus. However, each selling security holder and purchaser is responsible for paying any discounts, concessions and similar selling expenses they incur.

         We and certain of the selling security holders have agreed to indemnify one another against certain losses, claims, damages and liabilities arising in connection with this prospectus, including liabilities under the Securities Act.

                          DESCRIPTION OF CAPITAL STOCK

         Our authorized capital stock consists of 100,000,000 shares of common stock, $0.001 par value per share, and 10,000,000 shares of preferred stock, $0.001 par value per share. As of August 18, 2005, there were 28,608,491 shares of common stock issued and outstanding and no shares of preferred stock issued and outstanding. The following description of our capital stock does not purport to be complete and should be reviewed in conjunction with our certificate of incorporation and our bylaws.

COMMON STOCK

         All outstanding shares of common stock are, and the common stock to be issued upon exercise of warrants and resold by the selling security holders in this offering will be, fully paid and nonassessable. The following summarizes the rights of holders of our common stock:

         o    each holder of common stock is entitled to one vote per share on all matters to be voted upon generally by the stockholders;
         o    subject to preferences that may apply to shares of preferred stock outstanding, the holders of common stock are entitled to receive lawful dividends as may be declared by our board of directors, see "Dividend Policy";
         o upon our liquidation, dissolution or winding up, the holders of shares of common stock are entitled to receive a pro rata portion of all our assets remaining for distribution after satisfaction of all our liabilities and the payment of any liquidation preference of any outstanding preferred stock;
         o there are no redemption or sinking fund provisions applicable to our common stock; and
         o there are no preemptive or conversion rights applicable to our common stock.

PREFERRED STOCK

         Our board of directors is authorized to issue from time to time, without stockholder authorization, in one or more designated series, any or all of our authorized but unissued shares of preferred stock with any dividend, redemption, conversion and exchange provision as may be provided in that particular series.

         The rights of the holders of our common stock will be subject to, and may be adversely affected by, the rights of the holders of any preferred stock that may be issued in the future. Issuance of a new series of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of entrenching our board of directors and making it more difficult for a third-party to acquire, or discourage a third-party from acquiring, a majority of our outstanding voting stock. We have no present plans to issue any shares of or to designate any series of preferred stock.

WARRANTS

         As of August 18, 2005, we had outstanding warrants to purchase approximately 3.1 million shares of our common stock at exercise prices ranging from $0.001 to $5.00 per share.

OPTIONS

         As of August 18, 2005, we had outstanding options to purchase 795,500 shares of our common stock at exercise prices ranging from $3.75 to $8.30 per share.

REGISTRATION RIGHTS

         The holders of various shares of our common stock and warrants are entitled to rights with respect to the registration of their shares under the Securities Act. These registration rights are described in "Selling Security Holders."

ANTI-TAKEOVER EFFECTS OF DELAWARE LAW AND OUR CERTIFICATE OF INCORPORATION AND BYLAWS

         Certain provisions of Delaware law, our certificate of incorporation and our bylaws contain provisions that could have the effect of delaying, deferring and discouraging another party from acquiring control of us. These provisions, which are summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with an unfriendly or unsolicited acquiror outweigh the disadvantages of discouraging a proposal to acquire us because negotiation of these proposals could result in an improvement of their terms.

     UNDESIGNATED PREFERRED STOCK

         The ability to authorize undesignated preferred stock makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to acquire us. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of Pacific Ethanol.

     DELAWARE ANTI-TAKEOVER STATUTE

         We are subject to the provisions of Section 203 of the Delaware General Corporation Law regulating corporate takeovers. In general, Section 203 prohibits a publicly-held Delaware corporation from engaging, under certain circumstances, in a business combination with an interested stockholder for a period of three years following the date the person became an interested stockholder unless:

         o Prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;
         o Upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares of voting stock outstanding (but not the outstanding voting stock owned by the stockholder) (1) shares owned by persons who are directors and also officers and (2) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or
         o On or subsequent to the date of the transaction, the business combination is approved by the board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66?% of the outstanding voting stock that is not owned by the interested stockholder.

         Generally, a business combination includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An interested stockholder is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own 15% or more of a corporation's outstanding voting securities. We expect the existence of its provision to have an anti-takeover effect with respect to transactions our board of directors does not approve in advance. We also anticipate that Section 203 may also discourage attempts that might result in a premium over the market price for the shares of common stock held by stockholders.

         The provisions of Delaware law, our certificate of incorporation and our bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

TRANSFER AGENT AND REGISTRAR

         The transfer agent and registrar for our common stock is North American Stock Transfer Co. Its telephone number is (516) 379-8501.

                                  LEGAL MATTERS

         The validity of the shares of common stock offered in this offering will be passed upon for us by Rutan & Tucker, LLP, Costa Mesa, California.

                                     EXPERTS

         Hein & Associates LLP, an independent registered public accounting firm, has audited (i) Pacific Ethanol, Inc.'s consolidated balance sheets as of December 31, 2004 and 2003, and related consolidated statements of operations, stockholders' equity and cash flows for the year ended December 31, 2004 and the period from January 30, 2003 (inception) to December 31, 2003, as set forth in their report, (ii) Kinergy Marketing's balance sheets as of December 31, 2004, 2003 and 2002, and related statements of income and member's equity (deficit), and cash flows for each of the years then ended, as set forth in their report, and (iii) ReEnergy's balance sheets as of December 31, 2004, 2003 and 2002, and related statements of operations, members' equity (deficit) and cash flows for each of the years then ended, as set forth in their report.

         We have included the consolidated financial statements of Pacific Ethanol, Inc., Kinergy Marketing, LLC and ReEnergy, LLC in the prospectus and elsewhere in the registration statement in reliance on the report of Hein & Associates LLP, given on their authority as experts in accounting and auditing.

                    WHERE YOU CAN FIND ADDITIONAL INFORMATION

         We have filed a registration statement on Form S-1 with respect to the common stock offered in this prospectus with the Commission in accordance with the Securities Act, and the rules and regulations enacted under its authority. This prospectus, which constitutes a part of the registration statement, does not contain all of the information included in the registration statement and its exhibits and schedules. Statements contained in this prospectus regarding the contents of any document referred to in this prospectus are not necessarily complete, and in each instance, we refer you to the full text of the document which is filed as an exhibit to the registration statement. Each statement concerning a document which is filed as an exhibit should be read along with the entire document. For further information regarding us and the common stock offered in this prospectus, we refer you to this registration statement and its exhibits and schedules, which may be inspected without charge at the Commission's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room.

         The Commission also maintains an Internet website that contains reports, proxy and information statements, and other information regarding issuers, such as us, that file electronically with the Commission. The Commission's website address is http://www.sec.gov.

                                   INDEX TO FINANCIAL STATEMENTS

                                                                                                PAGE
                                                                                                ----
Pacific Ethanol, Inc.
---------------------

Consolidated Balance Sheets as of June 30, 2005 (unaudited) and December 31, 2004...............F-2
Consolidated Statement of Operations for the Three and Six Months Ended
     June 30, 2005 and 2004 (unaudited).........................................................F-4
Consolidated Statements of Cash Flows for the Six Months Ended
     June 30, 2005 and 2004 (unaudited).........................................................F-5
Notes to Consolidated Financial Statements for the Six Months Ended
     June 30, 2005 (unaudited)..................................................................F-7

Pacific Ethanol, Inc.
---------------------

Report of Independent Registered Public Accounting Firm.........................................F-15
Consolidated Balance Sheets as of December 31, 2004 and 2003....................................F-16
Consolidated Statement of Operations for the Year Ended December 31, 2004
     and for the period from January 30, 2003 (inception) to December 31, 2003..................F-17
Consolidated Statement of Stockholders' Equity for the Year Ended December 31, 2004
     and for the period from January 30, 2003 (inception) to December 31, 2003..................F-18
Consolidated Statements of Cash Flows for the Year Ended December 31, 2004
     and the period from January 30, 2003 (inception) to December 31, 2003......................F-19
Notes to Consolidated Financial Statements......................................................F-20

Kinergy Marketing, LLC
----------------------

Report of Independent Registered Public Accounting Firm.........................................F-38
Balance Sheets as of December 31, 2004, 2003 and 2002...........................................F-39
Statements of Income and Member's Equity for the Years Ended  December 31, 2004, 2003
     and 2002...................................................................................F-40
Statements of Cash Flows for the Years Ended December 31, 2004, 2003 and 2002...................F-41
Notes to Financial Statements...................................................................F-42

Reenergy, LLC
-------------

Report of Independent Registered Public Accounting Firm.........................................F-47
Balance Sheets as of December 31, 2004, 2003 and 2002...........................................F-48
Statements of Operations for the Years Ended December 31, 2004, 2003 and 2002...................F-49
Statements of Member's Equity (Deficit) for the Years Ended December 31, 2004, 2003
     and 2002...................................................................................F-50
Statements of Cash Flows for the Years Ended December 31, 2004, 2003 and 2002...................F-51
Notes to Financial Statements...................................................................F-52

Index to Pro Forma Financial Statements.........................................................F-54
---------------------------------------

                                      F-1



                     PACIFIC ETHANOL, INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                    AS OF JUNE 30, 2005 AND DECEMBER 31, 2004

                                                    June 30,
                                                      2005          December 31,
                                                   (unaudited)         2004
                                                   -----------      ----------
                                     ASSETS
                                     ------
CURRENT ASSETS:
   Cash and cash equivalents                       $16,427,839      $       42
   Accounts receivable, net                          2,112,200           8,464
   Inventories                                       1,111,960              --
   Prepaid expenses                                    785,151         293,115
   Deposits                                              5,400              --
   Related party notes receivable                        5,410           5,286
   Business acquisition costs                               --         430,393
   Other receivables                                    52,313          48,806
   Restricted cash                                     280,000              --
                                                   -----------      ----------
     Total current assets                           20,780,273         786,106

PROPERTY AND EQUIPMENT, NET                          9,136,333       6,324,824

OTHER ASSETS:
   Debt issuance costs, net                             58,333          68,333
   Intangible assets, net                           11,562,666              --
                                                   -----------      ----------
       Total other assets                           11,620,999          68,333
                                                   -----------      ----------

TOTAL ASSETS                                       $41,537,605      $7,179,263
                                                   ===========      ==========

     See accompanying notes to condensed consolidated financial statements.


                                      F-2



                              PACIFIC ETHANOL, INC. AND SUBSIDIARIES
                               CONDENSED CONSOLIDATED BALANCE SHEETS
                       AS OF JUNE 30, 2005 AND DECEMBER 31, 2004 (CONTINUED)


                                                                   June 30,
                                                                     2005          December 31,
                  LIABILITIES AND STOCKHOLDERS' EQUITY           (unaudited)           2004
                  ------------------------------------           ------------      -----------

CURRENT LIABILITIES:
   Accounts payable - trade                                      $  2,511,831      $   383,012
   Accounts payable - related party                                 1,700,240          846,211
   Accrued payroll                                                         --           18,963
   Accrued interest payable                                                --           30,864
   Other accrued liabilities                                          833,454          531,803
                                                                 ------------      -----------
     Total current liabilities                                      5,045,525        1,810,853

RELATED-PARTY NOTE PAYABLE                                          2,887,947        4,012,678

COMMITMENTS AND CONTINGENCIES (NOTE 5)

STOCKHOLDERS' EQUITY:
   Preferred stock, $0.001 par value; 10,000,000 shares
     authorized, no shares issued and outstanding as of
     June 30, 2005 and December 31, 2004                                   --               --
   Common stock, $0.001 par value; 100,000,000 shares
     authorized, 28,608,491 and 13,445,866 shares issued and
     outstanding as of June 30, 2005 and December 31, 2004,
     respectively                                                      28,608           13,446
   Additional paid-in capital                                      42,119,996        5,071,632
   Unvested consulting expense                                     (1,851,114)              --
   Due from stockholders                                                 (600)         (68,100)
   Accumulated deficit                                             (6,692,757)      (3,661,246)
                                                                 ------------      -----------
     Total stockholders' equity                                    33,604,133        1,355,732
                                                                 ------------      -----------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                       $ 41,537,605      $ 7,179,263
                                                                 ============      ===========

              See accompanying notes to condensed consolidated financial statements.

                                               F-3



                                       PACIFIC ETHANOL, INC. AND SUBSIDIARIES
                                   CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                              FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2005 AND 2004
                                                     (UNAUDITED)


                                                   Three Months Ended                    Six Months Ended
                                                         June 30,                            June 30,
                                              ------------------------------      ------------------------------
                                                  2005              2004              2005             2004
                                              ------------      ------------      ------------      ------------
Net sales (including $1,496,178 and           $ 22,814,433      $      9,442      $ 25,116,430      $     16,003
$1,849,236 for the three and six months
ended June 30, 2005, respectively, to a
related party)

Cost of goods sold                              22,662,908             6,229        24,917,278            10,789
                                              ------------      ------------      ------------      ------------

Gross profit                                       151,525             3,213           199,152             5,214

Operating expenses:

     Selling, general and administrative         1,474,696           235,038         1,792,668           427,058
     expenses

     Non-cash compensation and consulting          918,375           345,000         1,343,636           517,500
     fees
                                              ------------      ------------      ------------      ------------

Loss from operations                            (2,241,546)         (576,825)       (2,937,152)         (939,344)

Other income (expense):

     Other income                                      104               310            26,395                51

     Interest income (expense)                      18,190          (136,739)         (115,954)         (266,995)
                                              ------------      ------------      ------------      ------------

Loss before provision for income taxes          (2,223,252)         (713,254)       (3,026,711)       (1,206,288)

Provision for income taxes                           3,200               800             4,800             2,400

Net loss                                      $ (2,226,452)     $   (714,054)     $ (3,031,511)     $ (1,208,688)
                                              ============      ============      ============      ============

Weighted Average Shares Outstanding             27,977,127        12,106,596        21,415,102        11,927,493
                                              ============      ============      ============      ============

Net Loss Per Share                            $      (0.08)     $      (0.06)     $      (0.14)     $      (0.10)
                                              ============      ============      ============      ============

                       See accompanying notes to condensed consolidated financial statements.

                                                        F-4



                              PACIFIC ETHANOL, INC. AND SUBSIDIARIES
                          CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                          FOR THE SIX MONTHS ENDED JUNE 30, 2005 AND 2004
                                            (UNAUDITED)

                                                                           Six Months Ended
                                                                               June 30,
                                                                    -----------------------------
                                                                        2005              2004
                                                                    ------------      -----------
   Net loss                                                         $ (3,031,511)     $(1,208,688)
   Adjustments to reconcile net loss to
   cash used in operating activities:
     Depreciation and amortization                                        40,457           39,537
     Amortization of debt issuance costs                                 235,334           10,000
     Interest expense relating to amortization of debt discount          120,268          120,268
     Non-cash compensation expense                                       883,250               --
     Non-cash consulting expense                                         460,386          517,500

     (Increase) decrease in:
       Accounts receivable                                               407,923           15,525
       Inventories                                                      (530,395)              --
       Prepaid expenses and other assets                                (663,450)         (68,766)
       Prepayments on product in transit                                 307,562               --
       Other receivable                                                   (3,631)         217,096

     Increase (decrease) in:
       Accounts payable                                                  288,656         (144,169)
       Accounts payable, related party                                   854,029          247,556
       Accrued payroll                                                   (18,963)         141,259
       Accrued interest payable                                          (31,315)           4,420
       Accrued liabilities                                               (13,859)        (162,067)
                                                                    ------------      -----------
         Net cash used in operating activities                          (695,259)        (270,529)
                                                                    ------------      -----------

Cash flows from Investing Activities:
   Additions to property, plant and equipment                         (2,845,742)        (521,038)
   Payment on related party notes receivable
                                                                              --          199,875
   Issuance of related party notes receivable                                 --          (33,491)
   Net cash acquired in acquisition of Kinergy, ReEnergy
     and Accessity                                                     1,146,854               --
   Costs associated with acquisition of Kinergy, ReEnergy
     and Accessity                                                      (457,808)        (202,192)
                                                                    ------------      -----------
         Net cash provided by (used in) investing activities          (2,156,696)        (556,846)
                                                                    ------------      -----------

Cash flows from Financing Activities:
   Proceeds from sale of stock, net                                   18,879,749          716,339
   Proceeds from exercise of stock options                               332,503               --
   Receipt of stockholder receivable                                      67,500               --
                                                                    ------------      -----------
         Net cash provided by financing activities                    19,279,752          716,339
                                                                    ------------      -----------
Net increase (decrease) in cash and cash equivalents                  16,427,797         (111,036)
Cash and cash equivalents at beginning of period                              42          249,084
                                                                    ------------      -----------
Cash and cash equivalents at end of period                          $ 16,427,839      $   138,048
                                                                    ============      ===========

              See accompanying notes to condensed consolidated financial statements.


                                               F-5



                              PACIFIC ETHANOL, INC. AND SUBSIDIARIES
                          CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                     FOR THE SIX MONTHS ENDED JUNE 30, 2005 AND 2004 (CONT'D)
                                            (UNAUDITED)

Non-Cash Financing and Investing activities:
   Conversion of debt to equity                                     $  1,245,000      $        --
                                                                    ============      ===========
   Issuance of stock for receivable                                 $          0      $   199,750
                                                                    ============      ===========
   Issuance of warrants for consulting services                     $  2,139,000      $ 1,380,000
                                                                    ============      ===========
   Issuance of warrants for employee compensation                   $    883,250      $        --
                                                                    ============      ===========
   Purchase of ReEnergy with Stock                                  $    316,250      $        --
                                                                    ============      ===========
   Shares contributed by stockholder in purchase of ReEnergy        $    506,000      $        --
                                                                    ============      ===========
   Shares contributed by stockholder in purchase of Kinergy         $  1,012,000      $        --
                                                                    ============      ===========
   Purchase of Kinergy with Stock                                   $  9,803,750      $        --
                                                                    ============      ===========
   Stock returned to the Company as payment for stock
   option exercise                                                  $  1,195,314      $        --
                                                                    ============      ===========


              See accompanying notes to condensed consolidated financial statements.

                                               F-6

                     PACIFIC ETHANOL, INC. AND SUBSIDIARIES

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                             JUNE 30, 2004 AND 2005
                                   (UNAUDITED)

1.       REPORT BY MANAGEMENT:
         ---------------------

         The condensed consolidated financial statements include the accounts of Pacific Ethanol, Inc., a Delaware corporation, and its wholly-owned subsidiaries (collectively, the "Company"). All significant transactions among the consolidated entities have been eliminated upon consolidation.

         The condensed consolidated financial statements have been prepared by the Company and include all adjustments consisting of only normal recurring adjustments which are, in the opinion of management, necessary for a fair presentation of the financial position of the Company as of June 30, 2005 and the results of operations and the cash flows of the Company for the six months ended June 30, 2005 and 2004, pursuant to the rules and regulations of the Securities and Exchange Commission. Accordingly, the condensed consolidated financial statements do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for annual consolidated financial statements. The Company's results of operations for the six months ended June 30, 2005 are not necessarily indicative of the results of operations to be expected for the full fiscal year ending December 31, 2005.

         The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

2.       ORGANIZATION AND NATURE OF OPERATIONS:
         --------------------------------------

         SHARE EXCHANGE TRANSACTION - On March 23, 2005, the Company completed a share exchange transaction with the shareholders of Pacific Ethanol, Inc., a California corporation that was incorporated on January 30, 2003 ("PEI California"), and the holders of the membership interests of each of Kinergy Marketing, LLC, an Oregon limited liability company that was organized on September 13, 2000 ("Kinergy") and ReEnergy, LLC, a California limited liability company that was organized on March 7, 2001 ("ReEnergy"), pursuant to which the Company acquired all of the issued and outstanding capital stock of PEI California and all of the outstanding membership interests of Kinergy and ReEnergy (the "Share Exchange Transaction"). In connection with the Share Exchange Transaction, the Company issued an aggregate of 20,610,987 shares of common stock to the shareholders of PEI California, 3,875,000 shares of common stock to the sole limited liability company member of Kinergy and an aggregate of 125,000 shares of common stock to the limited liability company members of ReEnergy.

         Immediately prior to the consummation of the Share Exchange Transaction, the Company's predecessor, Accessity Corp., a New York corporation ("Accessity"), reincorporated in the State of Delaware under the name "Pacific Ethanol, Inc" through a merger of Accessity with and into its then-wholly-owned Delaware subsidiary named Pacific Ethanol, Inc., which was formed for the purpose of effecting the reincorporation (the "Reincorporation Merger"). In connection with the Reincorporation Merger, the shareholders of Accessity became stockholders of the Company and the Company succeeded to the rights, properties and assets and assumed the liabilities of Accessity.

         The Share Exchange Transaction has been accounted for as a reverse acquisition whereby PEI California is deemed to be the accounting acquiror. As a result, the Company's results of operations for the three and six months ended June 30, 2004 consist only of the operations of PEI California. The Company has consolidated the results of Kinergy and ReEnergy beginning March 23, 2005, the date of the Share Exchange Transaction. Accordingly, the Company's results of operations for the three and six months ended June 30, 2005 consist of the operations of PEI California for the entire six month period and the operations of Kinergy and ReEnergy from March 23, 2005 through June 30, 2005.

         The following table summarizes the unaudited assets acquired and liabilities assumed in connection with the Share Exchange Transaction:

                 Current assets..........................  $    7,014,196
                 Property, plant and equipment...........           6,224
                 Intangibles, including goodwill.........      11,788,000
                                                           --------------
                    Total assets acquired................      18,808,420
                 Current liabilities.....................       4,253,177
                 Other liabilities.......................          83,017
                                                           --------------
                    Total liabilities assumed............       4,336,194
                                                           --------------
                 Net assets acquired.....................  $   14,472,226
                                                           ==============
                 Shares of common stock issued...........       6,489,414
                                                           ==============

         The purchase price represented a significant premium over the recorded net worth of the acquired entities' assets. In deciding to pay this premium, the Company considered various factors, including the value of Kinergy's trade name, Kinergy's extensive market presence and history, Kinergy's industry knowledge and expertise, Kinergy's extensive customer relationships and expected synergies among Kinergy's and ReEnergy's businesses and assets and the Company's planned entry into the ethanol production business.

         In connection with the Share Exchange Transaction and the Company's acquisition of Kinergy and ReEnergy, the Company engaged a valuation firm to determine what portion of the purchase price should be allocated to identifiable intangible assets. Through that process, the Company has estimated that for Kinergy, the distribution backlog is valued at $136,000, the customer relationships are valued at $5,600,000 and the trade name is valued at $3,100,000. The Company made a $150,000 cash payment and issued stock valued at $316,250 for the acquisition of ReEnergy. In addition, certain stockholders sold stock to the members of ReEnergy, increasing the purchase price by $506,000 (see further discussion below). The purchase price for ReEnergy totaled $972,250. The Company issued stock valued at $9,803,750 for the acquisition of Kinergy. In addition, certain stockholders sold stock to the sole member Kinergy and a related party, increasing the purchase price by $1,012,000. The purchase price for Kinergy totaled $10,815,750. Goodwill directly associated with the Kinergy and ReEnergy acquisitions therefore totaled $2,952,000.

         The Kinergy trade name is determined to have an indefinite life and therefore, rather than being amortized, will be periodically tested for impairment. The distribution backlog has an estimated life of six months and customer relationships were estimated to have a ten-year life and, as a result, will be amortized accordingly, unless otherwise impaired at an earlier time.

         The following table summarizes, on an unaudited pro forma basis, the combined results of operations of the Company, as though the acquisitions occurred as of January 1, 2004. The pro forma amounts give effect to appropriate adjustments for amortization of intangible assets and income taxes. The pro forma amounts presented are not necessarily indicative of future operating results.

                                                                Six Months
                                                              Ended June 30,
                                                    ----------------------------------
                                                         2005                2004
                                                    --------------      --------------

                 Net sales                          $   48,721,682      $   37,842,788
                                                    ==============      ==============
                 Net loss                           $   (3,273,776)     $   (1,374,834)
                                                    ==============      ==============
                 Loss per share of common stock
                    Basic                           $        (0.12)     $        (0.05)
                                                    ==============      ==============
                    Diluted                         $        (0.12)     $        (0.05)
                                                    ==============      ==============

         On April 1, 2004, certain founders of the Company agreed to sell an aggregate of 500,000 shares of the Company's common stock owned by them to Cagan McAfee Capital Partners, LLC ("CMCP") at $0.01 per share for securing financing to close the Share Exchange Transaction on or prior to March 31, 2005. Immediately prior to the closing of the Share Exchange Transaction, the founders sold these shares at the agreed upon price to CMCP. The contribution of these shares is accounted for as a capital contribution. However, because the shares were issued as a finder's fee in a private offering (see note 4), the related expense is offset against the proceeds received, resulting in no effect on equity.

         Immediately prior to the closing of the Share Exchange Transaction, certain stockholders of the Company sold an aggregate of 250,000 shares of the Company's common stock owned by them to the then-Chief Executive Officer of Accessity at $0.01 per share to compensate him for facilitating the closing of the Share Exchange Transaction. The contribution of these shares is accounted for as a capital contribution. However, because the shares are deemed issued to Accessity in connection with the Share Exchange Transaction, the related expense is offset against the cash received from Accessity, resulting in no effect on equity.

         Immediately prior to the closing of the Share Exchange Transaction, William Jones, the Company's Chairman of the Board of Directors, sold 200,000 shares of the Company's common stock to the individual members of ReEnergy at $0.01 per share, to compensate them for facilitating the closing of the Share Exchange Transaction. The contribution of these shares resulted in additional goodwill of $506,000.

         Immediately prior to the closing of the Share Exchange Transaction, William Jones sold 300,000 shares of the Company's common stock to Neil Koehler, the sole member of Kinergy and an officer and director of the Company, at $0.01 per share to compensate him for facilitating the closing of the Share Exchange Transaction. The contribution of these shares resulted in additional goodwill of $759,000.

         Immediately prior to the closing of the Share Exchange Transaction, William Jones sold 100,000 shares of the Company's common stock to Tom Koehler, a member of ReEnergy and a related party of the sole member of Kinergy, at $0.01 per share to compensate him for facilitating the closing of the Share Exchange Transaction. The contribution of these shares resulted in additional goodwill of $253,000.

3.       RELATED PARTY NOTES PAYABLE:
         ----------------------------

         On January 10, 2005 and February 22, 2005, William Jones advanced the Company $60,000 and $20,000, respectively, at 5% interest, due and payable upon the closing of the Share Exchange Transaction. The accumulated principal due was repaid on March 24, 2005 and the related accrued interest was paid on April 15, 2005.

         On January 10, 2005, Neil Koehler advanced the Company $100,000 at 5% interest, due and payable upon the closing of the Share Exchange Transaction. The principal was repaid on March 24, 2005 and the related accrued interest was paid on April 15, 2005.

         On January 31, 2005, Eric McAfee, a principal of CMCP, advanced the Company $100,000 at 5% interest, due and payable upon close of the Share Exchange Transaction. The principal was repaid on March 24, 2005 and the related accrued interest was paid on April 15, 2005.

         On January 14, 2005, February 4, 2005, March 10, 2005 and May 27, 2005,
         Lyles Diversified, Inc. ("LDI") converted $36,000, $114,000, $97,682 and $997,318 of debt into 24,000, 76,000, 65,121 and 664,879 shares of the Company's common stock, respectively, at a conversion price equal to $1.50 per share. The total debt converted by LDI as of June 30, 2005 was $1,500,000 for 1,000,000 shares of the Company's common stock, at a conversion price equal to $1.50 per share.

         Pursuant to the terms of the Share Exchange Transaction, Kinergy distributed to its sole member in the form of a promissory note, in the amount of $ 2,095,614 Kinergy's net worth as set forth on Kinergy's balance sheet prepared in accordance with GAAP, as of March 23, 2005. A holdback amount of $100,000 for 30 days was provided to allow Kinergy to settle its accounts. In April 2005, Kinergy paid the balance of its net worth, up to the holdback amount of $100,000. The remaining holdback amount was paid in May 2005.

         Pursuant to the terms of the Share Exchange Transaction, ReEnergy distributed to its members in the form of a promissory note in the amount of $1,439 ReEnergy's net worth as set forth on ReEnergy's balance sheet prepared in accordance with GAAP, as of March 23, 2005. The note balance was paid in April 2005.

4.       COMMON STOCK:
         -------------

         SHARE EXCHANGE TRANSACTION - In connection with the Share Exchange Transaction, the Company issued an aggregate of 20,610,987 shares of common stock to the shareholders of PEI California, 3,875,000 shares of common stock to the sole limited liability company member of Kinergy and an aggregate of 125,000 shares of common stock to the limited liability company members of ReEnergy.

         PRIVATE OFFERING - On March 23, 2005, the Company issued to 63 accredited investors in a private offering an aggregate of 7,000,000 shares of common stock at a purchase price of $3.00 per share, two-year investor warrants to purchase 1,400,000 shares of common stock at an exercise price of $3.00 per share and two-year investor warrants to purchase 700,000 shares of common stock at an exercise price of $5.00 per share, for total gross proceeds of approximately $21,000,000. The Company paid cash placement agent fees and expenses of approximately $1,850,400 and issued five-year placement agent warrants to purchase 678,000 shares of common stock at an exercise price of $3.00 per share in connection with the offering. (See Note 5) Additional costs related to the financing include legal, accounting, consulting, and stock certificate issuance fees that totaled approximately $270,658 through June 30, 2005.

         The Company is obligated under a Registration Rights Agreement to file, on the 151st day following March 23, 2005, a Registration Statement with the Securities and Exchange Commission registering for resale shares of common stock, and shares of common stock underlying investor warrants and certain of the placement agent warrants, issued in connection with the private offering. If the Company (i) does not file the Registration Statement within the time period prescribed, or (ii) fails to file with the Securities and Exchange Commission a request for acceleration in accordance with Rule 461 promulgated under the Securities Act of 1933, within five trading days of the date that the Company is notified (orally or in writing, whichever is earlier) by the Securities and Exchange Commission that the Registration Statement will not be "reviewed," or is not subject to further review, or (iii) the Registration Statement filed or required to be filed under the Registration Rights Agreement is not declared effective by the Securities and Exchange Commission on or before 225 days following March 23, 2005, or (iv) after the Registration Statement is first declared effective by the Securities and Exchange Commission, it ceases for any reason to remain continuously effective as to all securities registered thereunder, or the holders of such securities are not permitted to utilize the prospectus contained in the Registration Statement to resell such securities, for more than an aggregate of 45 trading days during any 12-month period (which need not be consecutive trading days) (any such failure or breach being referred to as an "Event," and for purposes of clause (i) or (iii) the date on which such Event occurs, or for purposes of clause (ii) the date on which such five-trading day period is exceeded, or for purposes of clause (iv) the date on which such 45-trading day-period is exceeded being referred to as "Event Date"), then in addition to any other rights the holders of such securities may have under the Registration Statement or under applicable law, then, on each such Event Date and on each monthly anniversary of each such Event Date (if the applicable Event shall not have been cured by such date) until the applicable Event is cured, the Company is required to pay to each such holder an amount in cash, as partial liquidated damages and not as a penalty, equal to 2.0% of the aggregate purchase price paid by such holder pursuant to the Securities Purchase Agreement relating to such securities then held by such holder. If the Company fails to pay any partial liquidated damages in full within seven days after the date payable, the Company is required to pay interest thereon at a rate of 18% per annum (or such lesser maximum amount that is permitted to be paid by applicable law) to such holder, accruing daily from the date such partial liquidated damages are due until such amounts, plus all such interest thereon, are paid in full. The partial liquidated damages are to apply on a daily pro-rata basis for any portion of a month prior to the cure of an Event.

         The Registration Rights Agreement also provides for customary piggy-back registration rights whereby holders of shares of the Company's common stock, or warrants to purchase shares of common stock, can cause the Company to register such shares for resale in connection with the Company's filing of a Registration Statement with the Securities and Exchange Commission to register shares in another offering. The Registration Rights Agreement also contains customary representations and warranties, covenants and limitations.

         STOCK OPTIONS - One outstanding option granted to an employee of the Company to acquire 25,000 shares of common stock vested on March 23, 2005 and was converted into a warrant. Non-cash compensation expense of $232,250 was recognized to record the fair value of the warrant. (See
         Note 5)

         STOCK ISSUANCE - The Company issued an aggregate of 70,000 shares of common stock to two employees of the Company on their date of hire on June 23, 2005. Non-cash compensation expense of $651,000 was recognized to record the fair value of shares of common stock. (See Note 5)

         NON-CASH COMPENSATION - On February 12, 2004, the Company entered into a consulting agreement with an unrelated party to represent the Company in investors' communications and public relations with existing shareholders, brokers, dealers and other investment professionals as to the Company's current and proposed activities. As compensation for such services, the Company issued warrants to the consultant to purchase 920,000 shares of the Company's common stock. These warrants vested upon the effective date of the agreement and were recognized at the fair value on the date of issuance in the amount of $1,380,000. The Company recorded non-cash expense of $172,500 and $517,500 for consulting services during the six months ended June 30, 2005 and 2004, respectively.

         Pursuant to the consulting agreement, upon completion of the Share Exchange Transaction, the Company issued warrants to the consultant to purchase 230,000 additional shares of common stock that will vest ratably over a period of two years. The warrants were recognized at the fair value as of the start of business on March 24, 2005 in the amount of $2,139,000 and recorded as contra-equity. The Company recorded non-cash expense of $287,886 for consulting services vested during the period from March 24, 2005 to June 30, 2005. The unvested warrants in the amount of $1,851,114 will vest ratably at $89,125 per month over the remainder of the two year period.

5.       COMMITMENTS AND CONTINGENCIES:
         ------------------------------

         OPERATING LEASES - The Company leases shared office space in Fresno, California on a month-to-month basis at $4,132 per month. The related office rent expense was $19,680 and $11,780 for the six months ended June 30, 2005 and 2004, respectively.

         ADVISORY FEE - On April 14, 2004, the Company entered into an agreement with CMCP in connection with raising funding for an ethanol production facility. The agreement provided that upon raising a minimum of $15,000,000 the Company would pay CMCP a fee, through that date, equal to $10,000 per month starting from April 15, 2003. In addition, the agreement provided for payment of $25,000 per month for a minimum of 12 months upon the completion of a merger between the Company and a public company, starting from the date of close of such merger, as well as an advisory fee of 3% of any equity amount raised through the efforts of CMCP, including cash amounts received through a merger with another corporate entity. The Company paid an advisory fee to CMCP in the amount of $235,000 on March 24, 2005, pursuant to the terms of the agreement between CMCP and the Company and in connection with the private placement transaction described above. In addition, $83,017 was paid related to cash received from Accessity in connection with the Share Exchange Transaction. Pursuant to the terms of the consulting agreement, CMCP will continue to receive payments of $25,000 per month until at least March 2006.

         On January 5, 2005, the Company entered into an agreement with Northeast Securities, Inc. ("NESC") and Chadbourn Securities, Inc. ("Chadbourn"), a related party, in connection with the private placement described above. The agreement provides that upon completion of a financing within the time-frame of the engagement covered by the agreement, the Company will pay NESC 6% (plus a 1% non-accountable expense allowance) of gross proceeds received by the Company, and warrants exercisable at the offering price in an amount equal to 7% of the aggregate number of shares of common stock sold in the financing. In addition, the agreement provides that Chadbourn will receive 2% (plus a 1% non-accountable expense allowance) of gross proceeds and warrants exercisable at the offering price in an amount equal to 3% of the aggregate number of shares of common stock sold in the financing. Pursuant to the terms of the agreement and in connection with the completion of the private placement described above, the Company paid NESC $1,168,800, (net of a reduction of $183,600, as agreed on March 18, 2005), and issued to NESC placement warrants to purchase 450,800 shares of the Company's common stock exercisable at $3.00 per share. The Company also paid Chadbourn $627,600 and issued to Chadbourn placement warrants to purchase 212,700 shares of the Company's common stock exercisable at $3.00 per share.

         In April 2005, the Company entered into a consulting agreement in the amount of $180,000 with NESC. Under the terms of the agreement, the Company paid an initial payment of $30,000 and will continue to make monthly payments of $12,500 through April 1, 2006.

         CASUALTY LOSS - In January 2004, canola stored in one of the silos at the Company's Madera County, California facility caught on fire. The facility was fully insured with $10 million of property and general liability insurance. The canola was owned by a third party who was also insured. The insurance company has paid $1,000,000 to date and has estimated that an additional $4,000,000 of payments will be made to the Company. The Company has received a detailed engineering estimate for full restoration and is proceeding with the restoration.

         NON-CASH COMPENSATION - In December 2003, PEI California issued to an employee stock options to acquire up to 25,000 shares of common stock at an exercise price of $0.01 per share. In February 2004, the board of directors of PEI California ratified the options, contingent upon the Company's success in closing the Share Exchange Transaction. The stock options vested in full on March 23, 2005 and were converted into a warrant to acquire up to 25,000 shares of common stock of the Company. Non-cash compensation expense was recognized in March 2005 in the amount of $232,250 to record the fair value of the warrant. (See Note
         4)

         The Company issued an aggregate of 70,000 shares of common stock to two employees of the Company on their date of hire on June 23, 2005. Non-cash compensation expense of $651,000 was recognized to record the fair value of shares of common stock. (See Note 4)

         CONSULTING AGREEMENT - On April 27, 2005, the Company engaged a consulting firm to explore capital raising alternatives. The Company paid the consulting firm an initial engagement fee of $300,000 upon execution of its engagement agreement. The engagement agreement also requires an additional engagement fee, the amount of which is dependent upon the number of the Company's projects to be financed. The additional engagement fee has a range of a minimum of $300,000 and a maximum of one-half of one percent (1/2%) of the capital raised, and is payable upon the occurrence of certain events. In addition, the Company is obligated to pay to the consulting firm an arrangement fee of three percent (3%) of the capital raised, which amount is payable upon the closing of the financing transaction. If, however, the capital raised finances only one Company project and the consulting firm arranges additional financing to finance another Company project, the arrangement fee under the second financing is to be three and one-half percent (3.5%) but there shall be no additional engagement fee for the second financing. The Company is also to pay to the consulting firm an annual administration fee of $75,000 if one Company project is financed and $100,000 if two Company projects are financed, which amounts are payable for each year during which debt financing raised by the consulting firm is outstanding.

6.       SUBSEQUENT EVENTS:
         ------------------

         STOCK OPTIONS - On July 19, 2005, the Company issued options to purchase an aggregate of 17,500 shares of the Company's common stock at an exercise price equal to $6.61 per share, which exercise price equals 85% of the closing price per share of the Company's common stock on that date. A non-cash charge of $20,475 will be recorded in the quarter ended September 30, 2005.

         On July 26, 2005, the Company granted options to purchase an aggregate of 115,000 shares of the Company's common stock at an exercise price equal to $8.25, the closing price per share of the Company's common stock on that date, to various non-employee directors.

         On July 28, 2005, the Company granted options to purchase an aggregate of 30,000 shares of the Company's common stock at an exercise price equal to $8.30, the closing price per share of the Company's common stock on that date, to two new non-employee directors.

         On August 10, 2005, the Company granted options to purchase an aggregate of 425,000 shares of the Company's common stock at an exercise price equal to $8.03, the closing price per share of the Company's common stock on the day immediately preceding that date, to its Chief Financial Officer.

         On August 10, 2005, the Company granted options to purchase an aggregate of 75,000 shares of the Company's common stock at an exercise price equal to $8.03, the closing price per share of the Company's common stock on the day immediately preceding that date, to an executive placement and consultancy firm.

         EMPLOYMENT AGREEMENT - On August 10, 2005, the Company entered into an Executive Employment Agreement with William Langley, its Chief Financial Officer, that provides for a four-year term and automatic one-year renewals thereafter, unless either Mr. Langley or the Company provides written notice to the other at least 90 days prior to the expiration of the then-current term. Mr. Langley is to receive a base salary of $185,000 per year. Mr. Langley is entitled to six months of severance pay effective throughout the entire term of his agreement and is also entitled to reimbursement of his costs associated with his relocation to Fresno, California. Mr. Langley is obligated to relocate to Fresno, California within six months of the date of his Executive Employment Agreement.

         PURCHASE AGREEMENT - On August 10, 2005, the Company entered into a Membership Interest Purchase Agreement with certain holders of a limited liability company under which the Company intends to purchase all of the outstanding membership interests of the limited liability company. The limited liability company is the owner of a newly-constructed ethanol production facility in Goshen, California that is undergoing initial start-up testing. The purchase price, subject to certain adjustments, is $48 million, payable in approximately $31 million in cash, the assumption of approximately $9 million in debt and the issuance by the Company to the members of the limited liability company of an aggregate of $8 million in convertible subordinated promissory notes. To the extent that debt actually assumed by the Company is greater or less than $9 million, the cash payment of approximately $31 million is to be reduced or increased, respectively, by an equal amount. The closing of the transaction is subject to the satisfaction of certain conditions, including the securing by the Company of all funding necessary to finance the transaction, satisfactory results of the Company's due diligence and the Company's ability to obtain the agreement of all members of the limited liability company. The agreement terminates automatically in the event that the closing of the purchase transaction does not occur by the earlier of October 15, 2005 and the sixtieth day following the satisfaction of a certain ethanol production milestone.

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM




May 23, 2005

To the Stockholders and Board of Directors
Pacific Ethanol, Inc.
Fresno, California

We have audited the consolidated balance sheets of Pacific Ethanol, Inc. (the "Company") as of December 31, 2004 and 2003 and the related consolidated statements of operations, stockholders' equity and cash flows for the year ended December 31, 2004 and for the period from January 30, 2003 (inception) through December 31, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provided a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Pacific Ethanol, Inc., as of December 31, 2004 and 2003 and the consolidated results of its operations and its cash flows for the year ended December 31, 2004 and the period from January 30, 2003 (inception) through December 31, 2003, in conformity with U.S. generally accepted accounting principles.



/s/ HEIN & ASSOCIATES LLP

                               PACIFIC ETHANOL, INC. AND SUBSIDIARY

                                    CONSOLIDATED BALANCE SHEETS


                                                                As of December 31,
                                                         ----------------------------
                                                            2004             2003
                                                         -----------      -----------
                                     ASSETS
                                     ------

CURRENT ASSETS:
   Cash and cash equivalents                             $        42      $   249,084
   Accounts receivable                                         8,464           24,188
   Inventories                                                    --            1,734
   Prepaid expenses                                          293,115           21,677
   Related party notes receivable                              5,286          205,035
   Business acquisition costs                                430,393               --
   Other receivables                                          48,806          305,370
                                                         -----------      -----------
     Total current assets                                    786,106          807,088

PROPERTY, PLANT AND EQUIPMENT, net                         6,324,824        5,664,213

DEBT ISSUANCE COSTS, net                                      68,333           88,333
                                                         -----------      -----------

TOTAL ASSETS                                             $ 7,179,263      $ 6,559,634
                                                         ===========      ===========

                      LIABILITIES AND STOCKHOLDERS' EQUITY
                      ------------------------------------

CURRENT LIABILITIES:
   Accounts payable                                      $   383,012      $   295,957
   Accounts payable (related party)                          846,211          450,021
   Accrued payroll                                            18,963           13,359
   Accrued interest payable                                   30,864          152,180
   Other accrued liabilities                                 531,803          253,147
                                                         -----------      -----------
     Total liabilities                                     1,810,853        1,164,664

RELATED-PARTY NOTE PAYABLE                                 4,012,678        4,027,142

COMMITMENTS AND CONTINGENCIES (Note 9)

STOCKHOLDERS' EQUITY:
   Preferred stock, no par value; 30,000,000 shares
     authorized, no shares issued and outstanding as
     of December 31, 2004 and December 31, 2003                   --               --
   Common stock, no par value; 30,000,000 shares
     authorized, 13,445,866 and 11,733,200 shares
     issued and outstanding as of December 31, 2004
     and December 31, 2003, respectively                   3,705,078        2,227,507
   Additional paid-in capital                              1,380,000               --
   Due from stockholders                                     (68,100)          (1,000)
   Accumulated deficit                                    (3,661,246)        (858,679)
                                                         -----------      -----------
     Total stockholders' equity                            1,355,732        1,367,828
                                                         -----------      -----------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY               $ 7,179,263      $ 6,559,634
                                                         ===========      ===========



 THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE CONSOLIDATED FINANCIAL STATEMENTS.

                                               F-16



                      PACIFIC ETHANOL, INC. AND SUBSIDIARY

                      CONSOLIDATED STATEMENTS OF OPERATIONS


                                                                    From January
                                                                     30, 2003
                                               For Year Ended     (inception) to
                                               December 31,         December 31,
                                               -----------         -----------
                                                  2004                 2003
                                               -----------         -----------

NET SALES                                      $    19,764         $ 1,016,594

COST OF GOODS SOLD                                  12,523             946,012
                                               -----------         -----------

GROSS PROFIT                                         7,241              70,582

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES     1,070,010             647,731

NONCASH COMPENSATION FOR CONSULTING FEES         1,207,500                  --
                                               -----------         -----------

OPERATING LOSS                                  (2,270,269)           (577,149)

OTHER INCOME (EXPENSE)
   Other income                                     (2,166)              1,292
   Interest expense                               (528,532)           (281,222)
                                               -----------         -----------
     Total other income (expense)                 (530,698)           (279,930)
                                               -----------         -----------

LOSS BEFORE PROVISION FOR INCOME TAXES          (2,800,967)           (857,079)

PROVISION FOR INCOME TAXES                           1,600               1,600
                                               -----------         -----------

NET LOSS                                       $(2,802,567)        $  (858,679)
                                               ===========         ===========

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE CONSOLIDATED FINANCIAL STATEMENTS.


                                      F-17



                                                PACIFIC ETHANOL, INC. AND SUBSIDIARY

                                            CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                                 FOR THE PERIOD FROM JANUARY 30, 2003 (INCEPTION) TO DECEMBER 31, 2003
                                                 AND THE YEAR ENDED DECEMBER 31, 2004


                                    Series A
                             Redeemable Convertible
                                 Preferred Stock            Common Stock        Additional   Due from
                               -------------------   ------------------------    Paid-In      Stock-   Accumulated
                                Shares     Amount       Shares       Amount      Capital     holders      Deficit        Total
                               --------   --------   -----------   ----------   ----------   --------   -----------   -----------
BALANCE, January
  30, 2003 (inception)               --   $     --            --   $       --   $       --   $     --   $        --   $        --
Issuance of common stock
  to the founders                    --         --    10,000,000        1,000           --     (1,000)           --            --
Issuance of common stock
  for note payable                   --         --     1,000,000    1,202,682           --         --            --     1,202,682
Issuance of common stock
  to friends and family,
  net of offering costs
  of $75,975                         --         --       733,200    1,023,825           --         --            --     1,023,825
Net loss                             --         --            --           --           --         --      (858,679)     (858,679)
                               --------   --------   -----------   ----------   ----------   --------   -----------   -----------
BALANCE, December 31, 2003           --         --    11,733,200    2,227,507           --     (1,000)     (858,679)    1,367,828
Issuance of common stock
  to friends and family,
  net of offering costs
  of $7,127                          --         --        19,000       21,373           --         --            --        21,373
Issuance of warrants to
  purchase 920,000 shares
  of common stock for
  noncash compensation to
  non-employee for services          --         --            --           --    1,380,000         --            --     1,380,000
Exercise of warrants                 --         --       920,000           92           --         --            --            92
Collection of shareholder
  receivable                         --         --            --           --           --        400            --           400
Issuance of common stock
  in working capital
  round, net of offering
  costs of $107,418                  --         --       500,000      892,582           --    (67,500)           --       825,082
Issuance of common stock
  in working capital
  round, net of offering
  costs of $2,475                    --         --       103,666      308,524           --         --            --       308,524
Conversion of LDI debt               --         --       170,000      255,000           --         --            --       255,000
Net loss                             --         --            --           --           --         --    (2,802,567)   (2,802,567)
                               --------   --------   -----------   ----------   ----------   --------   -----------   -----------
Balance, December 31, 2004           --   $     --    13,445,866   $3,705,078   $1,380,000   $(68,100)  $(3,661,246)  $ 1,355,732
                               ========   ========   ===========   ==========   ==========   ========   ===========   ===========


                            THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE CONSOLIDATED FINANCIAL STATEMENTS.

                                                                 F-18




                               PACIFIC ETHANOL, INC. AND SUBSIDIARY

                               CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                            From January 30,
                                                         For Year Ended   2003 (inception) to
                                                           December 31,     December 31,
                                                           -----------      -----------
                                                              2004             2003
                                                           -----------      -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net loss                                                $(2,802,567)     $  (858,679)
   Adjustments to reconcile net income to net cash
     provided by (used in) operating activities:
     Depreciation                                               78,743           46,684
     Amortization of debt issuance costs                        20,000           11,667
     Interest expense relating to amortization of debt
       discount on related party note payable                  240,536          129,824
     Non cash compensation for consulting services           1,207,500               --
     Changes in operating assets and liabilities:
       Accounts receivable                                      15,724          (24,188)
       Other receivable                                        256,564         (305,370)
       Inventories                                               1,734           (1,734)
       Prepaid expenses                                        (98,938)         (21,677)
       Accounts payable                                         87,055          295,957
       Accounts payable (related party)                        396,190          450,021
       Interest payable                                       (121,316)         152,180
       Payroll taxes payable                                     5,604           13,359
       Accrued liabilities                                     278,656          253,147
                                                           -----------      -----------
   Net cash provided by (used in) operating activities        (434,515)         141,191
                                                           -----------      -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Purchases of property and equipment                        (739,354)        (610,897)
   Issuance of related party notes receivable                       --         (205,035)
   Payments received on related party notes receivable         199,749               --
   Costs associated with business acquisition                 (430,393)              --
                                                           -----------      -----------
   Net cash used in investing activities                      (969,998)        (815,932)
                                                           -----------      -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Proceeds from sale of stock, net                          1,155,379        1,023,825
   Proceeds from exercise of warrants                               92               --
   Payments of debt issuance costs                                  --         (100,000)
                                                           -----------      -----------
   Net cash provided by financing activities                 1,155,471          923,825
                                                           -----------      -----------

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS          (249,042)         249,084

CASH AND CASH EQUIVALENTS, beginning of period                 249,084               --
                                                           -----------      -----------

CASH AND CASH EQUIVALENTS, end of period                   $        42      $   249,084
                                                           ===========      ===========

SUPPLEMENTAL INFORMATION:
   Interest paid                                           $   422,233      $       487
                                                           ===========      ===========
   Income taxes paid                                       $     2,400      $     1,600
                                                           ===========      ===========

NON-CASH FINANCING AND INVESTING ACTIVITIES:
   Purchase of grain facility with note payable            $        --      $ 5,100,000
                                                           ===========      ===========
   Issuance of stock for receivable                        $    67,100      $     1,000
                                                           ===========      ===========
   Conversion of debt to equity                            $   255,000      $        --
                                                           ===========      ===========

 THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE CONSOLIDATED FINANCIAL STATEMENTS.

                                               F-19

                      PACIFIC ETHANOL, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


1.       ORGANIZATION AND NATURE OF OPERATIONS:
         --------------------------------------

         Pacific Ethanol, Inc. (the "Company") was incorporated in California on January 30, 2003 to construct an ethanol production facility and manufacture and distribute ethanol fuel in California.

         On June 11, 2003, the Company and an individual formed Pacific Ag Products, LLC ("Pacific Ag Products"), which was organized in the State of California as a limited liability company to market and sell wet distillers grain, a by-product of ethanol production, to dairies. The Company has a 90% interest in Pacific Ag Products.

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:
         -------------------------------------------

         LIQUIDITY AND FINANCIAL CONDITION - The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States, which contemplate continuation of the Company as a going concern.

         On March 23, 2005, the Company completed a private offering of equity securities which raised $21,000,000 through the sale of 7,000,000 shares of the Company's common stock at $3.00 per share. In addition, in connection with the sale of these shares, warrants to purchase 1,400,000 shares of common stock at an exercise price of $3.00 per share, and warrants to purchase 700,000 shares of common stock at an exercise price of $5.00 per share, were issued. This transaction was completed just prior to the completion of a Share Exchange Transaction, described below. (See Note 11)

         On March 23, 2005, the shareholders of the Company completed a Share Exchange Transaction with Accessity Corp., a New York corporation ("Accessity"), and the holders of the membership interests of each of Kinergy Marketing, LLC, an Oregon limited liability company ("Kinergy"), and ReEnergy, LLC, a California limited liability company ("ReEnergy"), pursuant to which Accessity acquired all of the issued and outstanding shares of common stock of the Company and all of the outstanding membership interests of each of Kinergy and ReEnergy (the "Share Exchange Transaction"). This transaction has been accounted for as a reverse acquisition whereby the Company is the accounting acquiror. Immediately prior to the closing of the Share Exchange Transaction, Accessity reincorporated in the State of Delaware under the name Pacific Ethanol, Inc. through a merger of Accessity with and into its then-wholly-owned Delaware subsidiary named Pacific Ethanol, Inc. ("Pacific Ethanol Delaware"), which was formed for the purpose of effecting the reincorporation. Pacific Ethanol Delaware is the surviving entity resulting from the reincorporation merger and the Share Exchange Transaction and has three principal wholly-owned subsidiaries: Kinergy, the Company and ReEnergy. (See Note 11).

         The Company is in the business of marketing ethanol and intends, during the next 12 months, to commence construction of an ethanol production facility. Based on its current cash position and anticipated use of cash in operations and planned ethanol plant construction, management believes that the Company has sufficient funds to operate over the next 12 months.

                      PACIFIC ETHANOL, INC. AND SUBSIDIARY

         PRINCIPLES OF CONSOLIDATION - The consolidated financial statements include the accounts of the company and its subsidiary. All significant intercompany accounts and transactions have been eliminated in consolidation.

         CASH AND CASH EQUIVALENTS - For financial statement purposes, the Company considers all highly liquid investments with an original maturity of three months or less, to be cash equivalents.

         ALLOWANCE FOR DOUBTFUL ACCOUNTS - The Company maintains an allowance for doubtful accounts for estimated losses resulting from the inability of its customers to make required payments. The allowance is determined through an analysis of the aging of accounts receivable and assessments of risk that are based on historical trends and an evaluation of the impact of current and projected economic conditions. The Company evaluates the past-due status of its accounts receivable based on contractual terms of sale. If the financial condition of the Company's customers were to deteriorate, resulting in an impairment of their ability to make payments, additional allowances may be required. At December 31, 2003 and 2004, management of the Company believes that all receivables are collectible, and therefore has not established an allowance for bad debt. The Company has had no bad debt expense for the period from January 30, 2003 (inception) to December 31, 2004.

         INVENTORIES - In connection with the acquisition of the grain facility in June 2003 (See Note 4), the Company acquired inventory, primarily representing whole corn for a total of $770,298. During 2003, the majority of the inventory acquired was sold and at December 31, 2004 the balance was $0. Inventories are stated at the lower of cost (first-in, first-out) or market. The Company provides inventory reserves for estimated obsolescence or unmarketable inventory equal to the difference between the cost of inventory and the estimated realizable value based upon assumptions about future demand and market conditions.

         PROPERTY, PLANT AND EQUIPMENT - Property, plant and equipment are stated at cost. Depreciation is computed using the straight-line method over the following estimated useful lives:

            Facilities                                         10 - 25 years
            Equipment and vehicles                             7 years
            Office furniture, fixtures and equipment           5 - 10 years

         The cost of normal maintenance and repairs is charged to operations as incurred. Material expenditures that increase the life of an asset are capitalized and depreciated over the estimated remaining useful life of the asset. The cost of fixed assets sold, or otherwise disposed of, and the related accumulated depreciation or amortization are removed from the accounts, and any resulting gains or losses are reflected in current operations.

         IMPAIRMENT OF LONG-LIVED ASSETS - In the event that facts and circumstances indicate that the cost of long-lived assets used in operations might be impaired, an evaluation of recoverability would be performed. If an evaluation were required, the estimated undiscounted cash flows estimated to be generated by those assets would be compared to their carrying amounts to determine if a write-down to market value or discounted cash flows is required.

                      PACIFIC ETHANOL, INC. AND SUBSIDIARY

         REVENUE RECOGNITION - During 2003, the Company sold corn from inventory acquired in the purchase of a grain facility (see "inventories" above), and during 2003 and for the year ended December 31, 2004, received a handling fee from its trans-loading capabilities. Revenue from the sale of grains was recognized upon shipment to customers. Revenue from trans-loading services was recognized when unloading the rail cars, thus at the time that the service was completed.

         STOCK-BASED COMPENSATION - SFAS 123, ACCOUNTING FOR STOCK-BASED COMPENSATION ("SFAS 123") encourages, but does not require, companies to record compensation cost for stock-based employee compensation plans at fair value. The Company may elect to continue to account for stock-based compensation using the intrinsic value method prescribed in APB 25, ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES ("APB 25") and related Interpretations. Under APB 25 and the intrinsic value method, the exercise price of the Company's employee stock options equals the market price of the underlying stock on the date of grant or, in the case of the Company's employee stock purchase plans since the plans are non-compensatory, no compensation expense is recognized. In December 2002, the Financial Accounting Standards Board ("FASB") issued SFAS 148, ACCOUNTING FOR STOCK-BASED COMPENSATION--TRANSITION AND DISCLOSURE ("SFAS148"). FAS 148 amends the disclosure requirements of FAS 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results.

         INCOME TAXES - Income taxes are accounted for under Statement of Financial Accounting Standards ("SFAS") No. 109, Accounting for Income Taxes. Under SFAS No. 109, deferred tax assets and liabilities are determined based on differences between financial reporting and tax basis of assets and liabilities, and are measured using enacted tax rates and laws that are expected to be in effect when the differences reverse. Valuation allowances are established when necessary to reduce deferred tax assets to the amounts expected to be realized.

         USE OF ESTIMATES - The preparation of the Company's consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

         FAIR VALUE OF FINANCIAL INSTRUMENTS - The estimated fair values for financial instruments are determined at discrete points in time based on relevant market information. These estimates involve uncertainties and cannot be determined with precision.

         The following methods and assumptions were used in estimating the indicated fair values of the Company's financial instruments:

         o Cash and cash equivalents, accounts receivable, notes receivable, accounts payable and other short term liabilities: The carrying amounts approximate fair value because of the short maturity of those instruments.
         o Debt: The fair value of the Company's debt is estimated based on current rates offered to the Company for similar debt and approximates carrying value.

                      PACIFIC ETHANOL, INC. AND SUBSIDIARY

         CONCENTRATIONS OF CREDIT RISK - Credit risk represents the accounting loss that would be recognized at the reporting date if counterparties failed completely to perform as contracted. Concentrations of credit risk (whether on or off balance sheet) that arise from financial instruments exist for groups of customers or counterparties when they have similar economic characteristics that would cause their ability to meet contractual obligations to be similarly affected by changes in economic or other conditions described below.

         Financial instruments that subject the Company to credit risk consist of cash balances maintained in excess of federal depository insurance limits and accounts receivable, which have no collateral or security. The accounts maintained by the Company at the financial institution are insured by the Federal Deposit Insurance Corporation (FDIC) up to $100,000. At December 31, 2003, the uninsured balance was $65,446 and at December 31, 2004, the uninsured balance was $0. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant risk of loss on cash.

         During 2003, the Company sold corn from inventory acquired in the purchase of a grain facility, and in 2004 and 2003, received a handling fee from its trans-loading capabilities. During the year ended December 31, 2004 and period from January 30, 2003 (inception) to December 31, 2003,, the Company had sales from customers representing 10% or more of sales as follows:

                                                     2004          2003
                                                  ----------    ----------
                 Customer A                           36%           49%
                 Customer B                           25%            0%
                 Customer C                           22%            0%
                 Customer D                           15%            0%
                 Customer E                            0%           36%
                 Customer F                            0%           11%


         As of December 31, 2004 and 2003, the Company had receivables of approximately $8,464 and $22,479 from these customers, representing 93% and 100%, respectively, of total accounts receivable. The Company does not require collateral of its customers and as of December 31, 2004 and 2003, has not incurred significant credit losses.

         RECLASSIFICATIONS - Certain prior year amounts have been reclassified to conform to the current presentation. Such reclassification had no effect on net loss.

         RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS - In December 2004, the FASB issued SFAS 123R, SHARE-BASED PAYMENT ("SFAS 123R") which is a revision of SFAS 123 and supersedes APB 25. Among other items, SFAS 123R eliminates the use of APB 25 and the intrinsic value method of accounting, and requires companies to recognize the cost of employee services received in exchange for awards of equity instruments, based on the grant date fair value of those awards, in the financial statements. The effective date of SFAS 123R is the first reporting period beginning after December 15, 2005. SFAS 123R permits companies to adopt its requirements using either a "modified prospective" method, or a "modified retrospective" method. Under the "modified prospective"

                      PACIFIC ETHANOL, INC. AND SUBSIDIARY
         method, compensation cost is recognized in the financial statements beginning with the effective date, based on the requirements of SFAS 123R for all share-based payments granted after that date, and based on the requirements of SFAS 123 for all unvested awards granted prior to the effective date of SFAS 123R. Under the "modified retrospective" method, the requirements are the same as under the "modified prospective" method, but it also permits entities to restate financial statements of previous periods based on pro forma disclosures made in accordance with SFAS 123.

         While SFAS 123R permits entities to continue to use a standard option pricing model (e.g., Black-Scholes) to measure the fair value of stock options granted to employees, the standard also permits the use of a "lattice" model. The Company has not yet determined which model it will use to measure the fair value of employee stock options upon the adoption of SFAS 123R.

         The Company currently has only one stock option outstanding which vested in the first quarter of 2005, and expects to adopt SFAS 123R effective January 1, 2006. However, because the Company has not yet determined which of the adoption methods it will use, the Company has not yet determined the impact of adopting SFAS 123R. (See Note 8)

3.       RELATED PARTY NOTES RECEIVABLE:
         -------------------------------

         On November 5, 2003, the Company issued a short-term note in the amount of $200,000 to Kinergy, which at the time was owned by an officer and director of the Company. The short-term note was due and payable January 4, 2004, with interest at a rate of 5% per annum. As of December 31, 2003, interest income relating to this note was not significant. Payment of the principal and all accrued interest was received in January 2004.

         On November 10, 2003, the Company issued a short-term note in the amount of $5,000 to Doug and Jane Dickson, husband and wife, who hold a minority interest in the Pacific Ag Products. The short-term note is due and payable November 9, 2005, with interest at a rate of 5% per annum. As of December 31, 2004 and 2003, interest income relating to this note was not significant.

4.       PROPERTY AND EQUIPMENT:
         -----------------------

         In June 2003, the Company acquired a grain facility in Madera, California for approximately $5,100,000 from bankruptcy proceedings of Coast Grain Company. The Company intends to construct an ethanol plant at the grain facility. In July 2003, the Company entered into a design-build contract with W.M. Lyles Co., a subsidiary of Lyles Diversified, Inc. ("LDI") (See Note 5), for the design and construction of the ethanol plant, which will be billed at its standard time and material rates. W.M. Lyles Co. will discount its normal construction management fee by 5% from its standard rates. The Company's cost for the construction of the facility has been estimated to be approximately $52,000,000. In addition, should the Company build a second ethanol plant W.M. Lyles Co. will be engaged for the design and construction of the facility.

         The Company is currently in process of renegotiating a revised bid with W.M. Lyles Co. that expired on April 1, 2005.

                      PACIFIC ETHANOL, INC. AND SUBSIDIARY

         As of December 31, 2004 and 2003, the Company had incurred costs of $1,306,926 and $578,159 under the design-build contract planning phase, which has been included in construction in progress at December 31, 2004 and 2003, respectively. Included in this amount is a total of $453,325 and $229,078 related to the construction management fee of W.M. Lyles Co., of which $236,259 and $217,066 had not been paid at December 31, 2004 and 2003, respectively. Included in construction in progress at December 31, 2004 is capitalized interest of $45,995.

         Property and equipment consist of the following:

                                                              December 31,
                                                      ----------------------------
                                                         2004              2003
                                                      -----------      -----------
         Land                                         $   515,298      $   515,298
         Facilities                                     4,234,703        4,234,703
         Equipment and vehicles                           350,000          350,000
         Office furniture, fixtures and equipment          43,324           32,737
                                                      -----------      -----------
                                                        5,143,325        5,132,738
         Accumulated depreciation                        (125,427)         (46,684)
                                                      -----------      -----------
                                                        5,017,898        5,086,054
         Construction in progress                       1,306,926          578,159
                                                      -----------      -----------
                                                      $ 6,324,824      $ 5,664,213
                                                      ===========      ===========

         As of December 31, 2004 and 2003, property and equipment totaling $3,897,328 had not been placed in service. Depreciation expense was $78,743 for the year ended December 31, 2004 and $46,684 from January 30, 2003 (inception) to December 31, 2003.

5.       RELATED PARTY NOTE PAYABLE:
         ---------------------------

         In connection with the acquisition of the grain facility in March 2003, the Company issued a convertible promissory note in the amount of $5,100,000 to LDI. The loan bears interest at a fixed rate of 5% through June 19, 2004, at which time it converted to a variable rate based on the Wall Street Journal Prime Rate (5.25% as of December 31,
         2004) plus 2%. The first payment, consisting of interest only, was due June 19, 2004, after which interest is due and payable monthly. Principal payments are due annually in three equal installments beginning June 20, 2006 and ending June 20, 2008. Should the construction costs of the ethanol production facility be less than $42,600,000, the Company must prepay principal owing under the loan equal to the difference between the actual construction cost and $42,600,000.

         In addition, should the Company obtain construction funding for a second ethanol plant, all principal and accrued interest outstanding at the time becomes due. The note is collateralized by a first deed of trust on the grain facility and a personal guaranty for up to a maximum amount of $1,000,000 by an individual shareholder. LDI has the option to convert up to $1,500,000 of the debt into the Company's common stock at a purchase price of $1.50 per share until June 1, 2005. On July 31, 2004, September 24, 2004 and November 15, 2004, LDI converted $150,000, $90,000 and $15,000 of debt into 100,000, 60,000 and 10,000 shares of common stock, respectively, at a conversion price equal to $1.50 per share. (See Note 7) As part of the terms of the note, W.M. Lyles Co., a subsidiary of LDI, shall supply construction services to the Company for the construction of the ethanol plant. (See Note 4)

                      PACIFIC ETHANOL, INC. AND SUBSIDIARY

         In partial consideration for the above loan, the Company issued 1,000,000 shares of the Company's conversion stock to LDI. The fair value of the common stock on the date of issuance, $1,202,682, was recorded as a debt discount and is being amortized over the life of the loan and recorded as interest expense. As of December 31, 2004 and 2003, the unamortized debt discount was $832,322 and $1,072,858, respectively. The Company also incurred fees to obtain the loan in the amount of $100,000, which is also being expensed over the life of the loan. These fees were paid to Cagan McAfee Capital Partners, LLC ("CMCP"), a founding shareholder of the Company.

         The aggregate maturities of the note at December 31, 2004 are as follows:

                  Year ending December 31,
                  2005                                             $         --
                  2006                                                1,615,000
                  2007                                                1,615,000
                  2008                                                1,615,000
                                                                   ------------
                                                                      4,845,000
                  Less: Unamortized original issuance discount         (832,322)
                                                                   ------------
                                                                   $  4,012,678
                                                                   ============


6.       REDEEMABLE CONVERTIBLE PREFERRED STOCK:
         ---------------------------------------

         The Company has a total of 30,000,000 shares of no par value preferred stock authorized, 7,000,000 shares of which have been designated Series A 8% Cumulative Convertible Redeemable Preferred Stock (the "Series A Preferred Stock"). Holders of Series A Preferred Stock will (i) have priority rights to dividends from funds legally available therefore at the rate of 8% per annum payable in cash or stock, accrued from the closing of the offer and sale of the Series A Preferred Stock, per share, cumulative, payable pro rata; and (ii) be entitled to preference in all of the assets of the Company available for distribution to holders of preferred stock upon liquidation, dissolution, or winding up of the affairs of the Company. In certain circumstances the Company has the right, at any time after December 31, 2005, to force conversion of the Series A Preferred Stock into fully-paid and non-assessable shares of common stock at the ratio of one share of common stock for every one share of Series A Preferred Stock (shares of common stock are reserved for any such conversion).

         No dividends accrue on the shares of Series A Preferred Stock until after the closing of the offering and sale of the Series A Preferred Stock. Thereafter, dividends accrue, whether or not earned or declared, and become payable commencing January 15, 2005 and on each January 15th thereafter; provided that such dividends shall only be paid upon a determination by the Board of Directors of the Company that funds are legally available therefore and that payment is in the best interests of the Company. The shares of Series A Preferred Stock are non-participating with regard to dividends, if any, which may be declared and paid to the holders of any other classes of the Company's stock.

                      PACIFIC ETHANOL, INC. AND SUBSIDIARY

         No shares of Series A Preferred Stock have been issued, but any shares of Series A Preferred Stock issued may at the sole election of the Company be redeemed at any time, and from time to time, during the four
         (4) years following the issuance thereof, for a price per share of $6.50 plus (i) all accrued but unpaid dividends on such shares and (ii) 10% per share per annum. Any redemption shall be applied ratably among all shares of Series A Preferred Stock outstanding at the time of redemption.

         In the event of any liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary, holders of the Series A Preferred Stock shall be entitled to receive a distribution of $6.50 per share plus all declared but unpaid dividends on each share out of assets of the Company, prior to any distribution of assets with respect to any shares of common stock of the Company as a result of such liquidation, distribution, or winding up of the Company. If, in the case of any such liquidation, dissolution, or winding up of the Company, the assets of the Company or proceeds thereof shall be insufficient to make the full liquidation payment of $6.50 per share, then such assets and proceeds shall be distributed ratably among the holders of the Series A Preferred Stock. A consolidation or merger of the Company with or into one or more corporations, or a sale of all or substantially all of the assets of the Company in consideration for the issuance of equity securities of another corporation shall be deemed to be a liquidation, dissolution, or winding up of the Company.

7.       COMMON STOCK:
         -------------

         In February 2003, the Company sold 10,000,000 shares of common stock to the founders of the Company at $0.0001.

         In March 2003, the Company issued 1,000,000 common shares of the Company's stock to LDI. (See Note 5)

         From August through December 2003, the Company sold 733,200 shares of common stock in a private offering at $1.50 per share for net proceeds of $1,023,825. In connection with the sale of these shares, the Company paid offering costs of $75,975, including a finder's fee of $21,250 to CMCP. In addition, the Company issued warrants to purchase 41,587 shares of common stock at an exercise price of $1.50 per share and an expiration date five years from the date of issuance. Of the total warrants issued, warrants to purchase 14,167 shares of common stock were issued to CMCP.

         From January 2004 through February 2004, the Company sold 19,000 shares of common stock in a private offering at $1.50 per share for net proceeds of $21,373. In connection with the sale of these shares, the Company paid offering costs of $7,127, including a finder's fee of $2,850 to Prima Capital Group, Inc. As payment of commissions earned in connection with the sale of these shares, the Company issued warrants to purchase 1,900 shares of common stock at an exercise price of $1.50 per share and an expiration date five years from the date of issuance.

         From April 2004 through June 2004, the Company sold 500,000 shares of common stock in a private offering at $2.00 per share for net proceeds of $892,582 as of September 30, 2004. (Of this amount $67,500 is included in due from stockholders in the equity section). In connection with the sale of these shares, the Company paid offering costs of $107,418 including a finder's fee of $100,000 to CMCP. In addition, the Company issued warrants to CMCP to purchase 50,000 shares of common stock at an exercise price of $2.00 per share and an expiration date five years from the date of issuance.

         On July 31, 2004, September 24, 2004 and November 15, 2004, LDI converted $150,000, $90,000 and $15,000 of debt into 100,000, 60,000 and 10,000 shares of common stock, respectively, at a conversion price of $1.50 per share. (See Note 5)

         On September 29, 2004, a consulting company exercised warrants to purchase 920,000 shares of the Company's stock at an aggregate exercise price of $92. (See Note 8)

         From October 2004 through December 2004, the Company sold 103,666 shares of common stock in a private offering at $3.00 per share for net proceeds of $308,524 as of December 31, 2004. In connection with the sale of these shares, the Company paid offering costs of $2,475.

         STOCK OPTIONS - In February 2004, the Board of Directors of the Company ratified the grant of options on December 10, 2003 to a member of management to acquire 25,000 shares of the Company's common stock at an exercise price of $0.01 per share. The options vested upon the closing of the Share Exchange Transaction. (See Note 11)

8.       COMMITMENTS AND CONTINGENCIES:
         ------------------------------

         OPERATING LEASES - The Company leases shared office space in Fresno, California on a month-to-month basis at $2,934 per month. Rent expense was $24,983 and $5,600 for the year ended December 31, 2004 and for the period from January 30, 2003 (inception) to December 31, 2003,, respectively.

         SETTLEMENT OF CORN CONTRACTS - In July and August 2003, the Company, through its subsidiary entered into contracts to sell corn to two customers at fixed rates. At the same time, the Company entered into contracts to purchase corn from a vendor at fixed rates. These purchase and sale contracts contained shipping periods ranging from October 2003 to September 2004. In the fourth quarter of 2003, the Company cancelled the contracts and settled them based on the net settlement provisions standard in the grain industry. At December 31, 2003, the Company recorded a receivable related to the settlement of the corn contracts in the amount of $274,259, which is reflected in other receivables in the consolidated balance sheet. There were no receivables at December 31, 2004. In addition, the Company has recorded a payable related to the settlement of the corn contract in the amount of $16,509 and $204,81 as of December 31, 2004 and 2003, respectively, which is reflected in accrued liabilities in the consolidated balance sheets.

                      PACIFIC ETHANOL, INC. AND SUBSIDIARY

         A party to one of the sales agreements did not perform according to the net settlement provisions standard in the grain industry and thus continued to engage in contracts without the consent or approval of the Company. The Company has attempted to settle with the entity with no success.

         On September 22, 2004, R.A. Davis Commodities, LLC filed a complaint for breach of contract, promissory estoppel and negligence in the Superior Court of the State of California for the County of Fresno against the Company. The complaint seeks actual and consequential damages in the amount of approximately $700,000 based on the Company's alleged breach of certain rolled corn purchase contracts. The Company responded to the complaint on January 27, 2005. The Company also filed a cross-complaint against R.A. Davis on that date, alleging breach of oral and written contract in connection with sales of feed product as well as "transloading" services performed for R.A. Davis. The cross-complaint seeks damages in the amount of $121,435. The trial in this matter is set for March 13, 2006. The Company believes that the claims made in the complaint are without merit and the Company expects to vigorously defend this lawsuit.

         On November 8, 2004, Insurance Corporation of Hanover and Kruse Investments dba Western Milling, LLC (collectively, the "Plaintiffs") filed a Complaint for Damages in the Superior Court of the State of California for the County of Madera against the Company. The Complaint seeks actual and consequential damages in the amount of at least $960,800 based on the Company's alleged breach of contract and negligence in connection with losses suffered by Plaintiffs arising out of damage caused to Western Milling's canola meal that was stored at the Company's grain silos located at the Company's Madera County facility, which facility was the subject of a grain silo fire on January 12, 2004. The Company's insurance company has settled this matter. Plaintiff's have dismissed the action against the Company with prejudice and have provided the Company a written release.

         ADVISORY FEE - The Company entered into an agreement with CMCP dated April 14, 2004, in connection with raising funding for an ethanol production facility. The agreement provides that upon raising a minimum of $15,000,000 the Company would pay CMCP a fee, through that date, equal to $10,000 per month starting from April 15, 2003. In addition, the agreement provided for payment of $25,000 per month for a minimum of 12 months upon the completion of a merger between the Company and a public company, running from the date of close of such merger, as well as an advisory fee of 3% of any equity amount raised through the efforts of CMCP, including cash amounts received through a merger with another corporate entity. (See Note 11)

         In a separate agreement, certain founders of the Company agreed to sell an aggregate of 500,000 shares of the Company's common stock owned by such founders to CMCP, at $0.01 per share, if certain funding were secured by March 31, 2005. (See Note 11)

         CASUALTY LOSS - In January 2004, canola stored in one of the silos at the Company's Madera County, California facility caught on fire. The facility was fully insured with $10 million of property and general liability insurance. The canola was owned by a third party who was also insured. The Company's insurance provider advanced the Company $1,000,000 towards fire damage repair costs. As of December 31, 2004, the Company has incurred costs of $580,374. The difference of $419,626 is included in other accrued liabilities. The Company is anticipating $1,000,000 in additional estimated insurance proceeds to complete the reconstruction of the facility based on a detailed engineering estimate for full restoration received by the Company. The Company is proceeding with the restoration.

                      PACIFIC ETHANOL, INC. AND SUBSIDIARY

         NON-CASH COMPENSATION - On February 12, 2004, the Company entered into a consulting agreement with an unrelated party to represent the Company in investors' communications and public relations with existing shareholders, brokers, dealers and other investment professionals as to the Company's current and proposed activities. As compensation for such services, the Company issued warrants to the consultant to purchase 920,000 shares of the Company's common stock. These warrants vested upon the effective date of the agreement. Based on the fair value of these warrants on the date of issuance, prepaid consulting fees were recorded in the amount of $1,380,000, which are being amortized over one year. As of December 31, 2004, the Company recorded non-cash expense of $1,207,500 relating to these warrants. On September 29, 2004, the consulting company exercised warrants to purchase 920,000 shares of the Company's common stock at an aggregate exercise price equal to $92.

         Contingent upon completing a merger, acquisition or share exchange with a public company by March 31, 2005, the Company will issue warrants to purchase up to 230,000 additional shares of common stock that will vest over a period of two years. (See Note 11)

9.       INCOME TAXES:
         -------------

         For the years ended December 31, 2004 and 2003, the provision for income taxes differs from that computed by applying federal statutory rates to loss before income taxes, as follows:

                                                        2004             2003
                                                     -----------      ---------
         Benefit computed at the statutory rate      $(1,265,535)     $(299,978)
            Reduction resulting from:
            Valuation allowance                        1,266,095        300,538
            State taxes, net of federal benefit            1,040          1,040
                                                     -----------      ---------

            Income tax expense                       $     1,600      $   1,600
                                                     ===========      =========

         Deferred income taxes reflect the net tax effects of temporary differences between carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Components of the Company's deferred tax assets (liabilities) at December 31, 2004 and 2003 are as follows:

                                                                 2004             2003
                                                              -----------      ---------
         Long-term deferred tax assets (liabilities)

            Net operating loss carryforward                   $ 1,488,430      $ 356,569
            Depreciation                                          (29,010)       (10,519)
                                                              -----------      ---------

            Net deferred non-current deferred liabilities       1,459,420        346,050
            Valuation allowance                                (1,459,420)      (346,050)
                                                              -----------      ---------
            Net deferred current tax assets (liabilities)     $        --      $      --
                                                              ===========      =========

                      PACIFIC ETHANOL, INC. AND SUBSIDIARY

         As of December 31, 2004, the Company had federal and California net operating loss carry forwards of approximately $3,807,483 and $2,193,278, respectively, available to reduce future taxable income, which expire beginning in the years 2024 for federal and in 2014 for state purposes. Under Section 382 of the Internal Revenue Code, the utilization of the net operating loss carry forwards can be limited based on changes in the percentage of ownership of the Company.

10.      RELATED PARTY TRANSACTIONS:
         ---------------------------

         The Company entered into a consulting contract with a shareholder of the Company for consulting services related to the development of the ethanol plant at $6,000 per month. The Company paid a total of $72,000 and $54,000 for the year ended December 31, 2004 and for the period from January 30, 2003 (inception) to December 31, 2003, respectively.

         In 2003, the Company sold various cattle feed products totaling $109,698 to a business owned by a shareholder. Of this amount, $76,903 was sold to the shareholder's business during the period January 30, 2003 (inception) to December 31, 2003. There were no such sales made during the year ended December 31, 2004.

         The Company reimbursed a stockholder for expenses paid on behalf of the Company. The total amount reimbursed from January 30, 2003 (inception) to December 31, 2003 was $200,000. There were no such expenses reimbursed during the year ended December 31, 2004.

         On August 28, 2003, the Company entered into an agreement with ReEnergy, LLC for an option to buy 89.3 acres in Visalia, California at a price of $12,000 per acre for the purpose of building an ethanol production facility.

         The Company entered into a consulting agreement for $3,000 per month with a company owned by a member of ReEnergy for consulting services related to environmental regulations and permitting. The Company paid a total of $40,542 for the year ended December 31, 2004.

         On October 27, 2003, certain founders of the Company entered into an agreement with an unrelated third party to sell 1,500,000 shares of the Company's common stock owned by such founders at $1.50 per share for total proceeds of $2,250,000. In addition, under the terms of the agreement, the founders involved in the transaction agreed to vote a certain number of their existing shares in favor of the third party principal's election to the Board of Directors of the Company.

         On December 28, 2004, William Jones, a related party, advanced the Company $20,000 at 5% interest, due and payable upon close of the Share Exchange Transaction. (See Note 11)

11.      SUBSEQUENT EVENTS (UNAUDITED):
         ------------------------------

         LOANS TO THE COMPANY - On January 10, 2005 and February 22, 2005, William Jones, a related party, advanced the Company $60,000 and $20,000, respectively, at 5% interest, due and payable upon close of the Share Exchange Transaction. The accumulated principal due was repaid on March 24, 2005 and the related accrued interest was paid on April 15, 2005. (See Note 9)

                      PACIFIC ETHANOL, INC. AND SUBSIDIARY

         On January 10, 2005, Neil Koehler, a related party, advanced the Company $100,000 at 5% interest, due and payable upon close of the Share Exchange Transaction. The principal was repaid on March 24, 2005 and the related accrued interest was paid on April 15, 2005.

         On January 31, 2005, Eric McAfee, a principal of CMCP, advanced the Company $100,000 at 5% interest, due and payable upon close of the Share Exchange Transaction. The principal was repaid on March 24, 2005 and the related accrued interest was paid on April 15, 2005.

         On January 14, 2005, February 4, 2005 and March 10, 2005, LDI converted $36,000, $114,000, and $97,682 of debt into 24,000, 76,000 and 65,121 shares of the Company's common stock, respectively, at a conversion price equal to $1.50 per share. (See Notes 5 and 6)

         PRIVATE OFFERING - On March 23, 2005, the Company issued to 63 accredited investors in a private offering an aggregate of 7,000,000 shares of common stock at a purchase price of $3.00 per share, two-year investor warrants to purchase 1,400,000 shares of common stock at an exercise price of $3.00 per share and two-year investor warrants to purchase 700,000 shares of common stock at an exercise price of $5.00 per share, for total gross proceeds of approximately $21,000,000. The Company paid cash placement agent fees and expenses of approximately $1,850,400 and issued five-year placement agent warrants to purchase 678,000 shares of common stock at an exercise price of $3.00 per share in connection with the offering. Additional costs related to the financing include legal, accounting and consulting fees that totaled approximately $255,048 through March 31, 2005 and continue to be incurred in connection with various securities filings and the resale registration statement described below.

         The Company is obligated under a Registration Rights Agreement to file, on the 151st day following March 23, 2005, a Registration Statement with the Securities and Exchange Commission registering for resale shares of common stock, and shares of common stock underlying investor warrants and certain of the placement agent warrants, issued in connection with the private offering. If the Company (i) does not file the Registration Statement within the time period prescribed, or (ii) fails to file with the Securities and Exchange Commission a request for acceleration in accordance with Rule 461 promulgated under the Securities Act of 1933, within five trading days of the date that the Company is notified (orally or in writing, whichever is earlier) by the Securities and Exchange Commission that the Registration Statement will not be "reviewed," or is not subject to further review, or (iii) the Registration Statement filed or required to be filed under the Registration Rights Agreement is not declared effective by the Securities and Exchange Commission on or before 225 days following March 23, 2005, or (iv) after the Registration Statement is first declared effective by the Securities and Exchange Commission, it ceases for any reason to remain continuously effective as to all securities registered thereunder, or the holders of such securities are not permitted to utilize the prospectus contained in the Registration Statement to resell such securities, for more than an aggregate of 45 trading days during any 12-month period (which need not be consecutive trading days) (any such failure or breach being referred to as an "Event," and for purposes of clause (i) or (iii) the date on which such Event occurs, or for purposes of clause (ii) the date on which such

                      PACIFIC ETHANOL, INC. AND SUBSIDIARY
         five-trading day period is exceeded, or for purposes of clause (iv) the date on which such 45-trading day-period is exceeded being referred to as "Event Date"), then in addition to any other rights the holders of such securities may have under the Registration Statement or under applicable law, then, on each such Event Date and on each monthly anniversary of each such Event Date (if the applicable Event shall not have been cured by such date) until the applicable Event is cured, the Company is required to pay to each such holder an amount in cash, as partial liquidated damages and not as a penalty, equal to 2.0% of the aggregate purchase price paid by such holder pursuant to the Securities Purchase Agreement relating to such securities then held by such holder. If the Company fails to pay any partial liquidated damages in full within seven days after the date payable, the Company is required to pay interest thereon at a rate of 18% per annum (or such lesser maximum amount that is permitted to be paid by applicable law) to such holder, accruing daily from the date such partial liquidated damages are due until such amounts, plus all such interest thereon, are paid in full. The partial liquidated damages are to apply on a daily pro-rata basis for any portion of a month prior to the cure of an Event.

         The Registration Rights Agreement also provides for customary piggy-back registration rights whereby holders of shares of the Company's common stock, or warrants to purchase shares of common stock, can cause the Company to register such shares for resale in connection with the Company's filing of a Registration Statement with the Securities and Exchange Commission to register shares in another offering. The Registration Rights Agreement also contains customary representations and warranties, covenants and limitations. (See Note 1)

         ADVISORY FEE. - The Company paid an advisory fee to CMCP in the amount of $235,000 on March 24, 2005, pursuant to the terms of the agreement between CMCP (See Note 8) and the Company and in connection with the private offering described above. In addition, $83,000 was payable in connection with cash received from Accessity in connection with the Share Exchange Transaction. Pursuant to the terms of the consulting agreement, CMCP will continue to receive payments of $25,000 per month until at least March 2006.

         On January 5, 2005, the Company entered into an agreement with Northeast Securities, Inc. ("NESC") and Chadbourn Securities, Inc. ("Chadbourn"), a related party, in connection with the private placement described above. The agreement provides that upon completion of a financing within the time-frame of the engagement covered by the agreement, the Company will pay NESC 6% (plus a 1% non-accountable expense allowance) of gross proceeds received by the Company, and warrants exercisable at the offering price in an amount equal to 7% of the aggregate number of shares of common stock sold in the financing. In addition, the agreement provides that Chadbourn will receive 2% (plus a 1% non-accountable expense allowance) of gross proceeds and warrants exercisable at the offering price in an amount equal to 3% of the aggregate number of shares of common stock sold in the financing. Pursuant to the terms of the agreement and in connection with the completion of the private placement described above, the Company paid NESC $1,168,800, (net of a reduction of $183,600, as agreed on March 18, 2005), and issued to NESC placement warrants to purchase 450,800 shares of the Company's common stock exercisable at $3.00 per share. The Company also paid Chadbourn $627,600 and issued to Chadbourn placement warrants to purchase 212,700 shares of the Company's common stock exercisable at $3.00 per share.

                      PACIFIC ETHANOL, INC. AND SUBSIDIARY

         SHARE EXCHANGE TRANSACTION - On March 23, 2005, the Company completed a Share Exchange Transaction with Accessity and the holders of the membership interests of each of Kinergy and ReEnergy, pursuant to which Accessity acquired all of the issued and outstanding capital stock of the Company and all of the outstanding membership interests of Kinergy and ReEnergy. This transaction has been accounted for as a reverse acquisition whereby the Company is the accounting acquiror.

         The Share Exchange Transaction was consummated pursuant to the terms of a Share Exchange Agreement dated as of May 14, 2004, as amended on July 30, 2004, October 1, 2004, January 7, 2005, February 16, 2005 and March 3, 2005 executed by Accessity, the Company, Kinergy, ReEnergy and the holders of the common stock and membership interests of the Company and Kinergy and ReEnergy, respectively.

         Immediately prior to the consummation of the Share Exchange Transaction, Accessity reincorporated in the State of Delaware under the name "Pacific Ethanol, Inc" through a merger of Accessity with and into Pacific Ethanol Delaware (the "Reincorporation Merger"). In connection with the Reincorporation Merger, the shareholders of Accessity became stockholders of Pacific Ethanol Delaware and Pacific Ethanol Delaware succeeded to the rights, properties and assets and assumed the liabilities of Accessity. Also in connection with the Reincorporation Merger, the former shareholders of Accessity, who collectively held 2,339,414 shares of common stock of Accessity, became the stockholders of an equal number of shares of common stock of Pacific Ethanol Delaware and holders of options and warrants to acquire shares of common stock of Accessity, who collectively held options and warrants to acquire 402,667 shares of common stock of Accessity, became holders of options and warrants to acquire an equal number of shares of common stock of Pacific Ethanol Delaware.

         In the Share Exchange Transaction, each shareholder of the Company received one share of common stock of Pacific Ethanol Delaware for each share of common stock of the Company they owned, the sole limited liability company member of Kinergy received 38,750 shares of common stock of Pacific Ethanol Delaware for each one percent of outstanding limited liability company interest he owned, and each limited liability company member of ReEnergy received 1,250 shares of common stock of Pacific Ethanol Delaware for each one percent of outstanding limited liability company interest they owned. In addition, holders of options and warrants to acquire shares of common stock of the Company became holders of warrants to acquire an equal number of shares of common stock of Pacific Ethanol Delaware.

         Pacific Ethanol Delaware issued an aggregate of 20,610,987 shares of common stock to the shareholders of the Company, 3,875,000 shares of common stock to the limited liability company member of Kinergy and an aggregate of 125,000 shares of common stock to the limited liability company members of ReEnergy. In addition, holders of options and warrants to acquire an aggregate of 3,157,587 shares of common stock of the Company are, following the consummation of the Share Exchange Transaction, deemed to hold warrants to acquire an equal number of shares of common stock of Pacific Ethanol Delaware. Also, following the consummation of the Share Exchange Transaction, LDI is entitled to convert a certain portion of its promissory note into shares of common stock of Pacific Ethanol Delaware at the same conversion rate that was in existence immediately prior to the Share Exchange Transaction.

                      PACIFIC ETHANOL, INC. AND SUBSIDIARY

         The shares of common stock of Pacific Ethanol Delaware issued, or issuable upon exercise of outstanding options and warrants, to the shareholders and holders of options and warrants of the Company and limited liability company members of Kinergy and ReEnergy represented approximately 90% of the outstanding common stock of Pacific Ethanol Delaware on a fully-diluted basis after the closing of the Share Exchange Transaction. Immediately following the closing of the Share Exchange Transaction, Pacific Ethanol Delaware had an aggregate of 27,700,401 shares of common stock issued and outstanding and an aggregate of 31,925,534 shares of common stock issued and outstanding, calculated on a fully-diluted basis, including 4,225,133 shares of common stock issuable upon exercise of all outstanding options, warrants and convertible debt.

         The following table summarizes the unaudited assets acquired and liabilities assumed in connection with the Share Exchange Transaction:

                 Current assets...............................   $ 7,014,196
                 Property, plant and equipment................         6,224
                 Intangibles, including goodwill..............    11,788,000
                                                                 -----------
                    Total assets acquired.....................    18,808,420
                 Current liabilities..........................     4,253,177
                 Other liabilities............................        83,017
                                                                 -----------
                    Total liabilities assumed.................     4,336,194
                                                                 -----------
                 Net assets acquired..........................   $14,472,226
                                                                 ===========
                 Shares of common stock issued................     6,489,414
                                                                 ===========

         The purchase price represented a significant premium over the recorded net worth of the acquired entities' assets. In deciding to pay this premium, the Company considered various factors, including the value of Kinergy's trade name, Kinergy's extensive market presence and history, Kinergy's industry knowledge and expertise, Kinergy's extensive customer relationships and expected synergies among Kinergy's and ReEnergy's businesses and assets and the Company's planned entry into the ethanol production business.

         In connection with the Share Exchange Transaction and the Company's acquisition of Kinergy and ReEnergy, the Company engaged a valuation firm to determine what portion of the purchase price should be allocated to identifiable intangible assets. Through that process, the Company has estimated that for Kinergy, the distribution backlog is valued at $136,000, the customer relationships are valued at $5,600,000 and the trade name is valued at $3,100,000. The Company made a $150,000 cash payment and issued stock valued at $316,250 for the acquisition of ReEnergy. In addition, certain stockholders sold stock to the members of ReEnergy, increasing the purchase price by $506,000 (see further discussion below). The purchase price for ReEnergy totaled $972,250. The Company issued stock valued at $9,803,750 for the acquisition of Kinergy. In addition, certain stockholders sold stock to the sole member Kinergy and a related party, increasing the purchase price by $1,012,000. The purchase price for Kinergy totaled $10,815,750. Goodwill directly associated with the Kinergy and ReEnergy acquisitions therefore totaled $2,952,000.

                      PACIFIC ETHANOL, INC. AND SUBSIDIARY

         The Kinergy trade name is determined to have an indefinite life and therefore, rather than being amortized, will be periodically tested for impairment. The distribution backlog has an estimated life of six months and customer relationships were estimated to have a ten-year life and, as a result, will be amortized accordingly, unless otherwise impaired at an earlier time.

         In connection with the Share Exchange Transaction, Pacific Ethanol Delaware (i) transferred DriverShield CRM Corp., a wholly-owned subsidiary of Pacific Ethanol Delaware, to Barry Siegel, the former Chairman of the Board, President and Chief Executive Officer of Pacific Ethanol Delaware, (ii) issued 400,000 shares of Pacific Ethanol Delaware's common stock to Mr. Siegel and 200,000 shares of Pacific Ethanol Delaware's common stock to Philip B. Kart, Pacific Ethanol Delaware's former Senior Vice President, Chief Financial Officer and Secretary, and (iii) executed Confidentiality, Non-Competition, Non-Solicitation and Consulting Agreements with Messrs. Siegel and Kart, in full consideration for the agreement of each of Messrs. Siegel and Kart to relinquish cash payments that otherwise would be due to each of them under their respective employment agreements with Pacific Ethanol Delaware as a result of the closing of the Share Exchange Transaction. In addition, Pacific Ethanol Delaware sold Sentaur Corp., a wholly-owned subsidiary of Pacific Ethanol Delaware, to Mr. Siegel for the cash sum of $5,000.

         Immediately prior to the closing of the Share Exchange Transaction, the founders sold these shares at the agreed upon price to CMCP. The contribution of these shares is accounted for as a capital contribution. However, because the shares were issued as a finder's fee in a private offering (See Note 8), the related expense is offset against the proceeds received, resulting in no effect on equity.

         Immediately prior to the closing of the Share Exchange Transaction, certain stockholders of the Company sold an aggregate of 250,000 shares of the Company's common stock owned by them to the then-Chief Executive Officer of Accessity at $0.01 per share to compensate him for facilitating the closing of the Share Exchange Transaction. The contribution of these shares is accounted for as a capital contribution. However, because the shares are deemed issued to Accessity in connection with the Share Exchange Transaction, the related expense is offset against the cash received from Accessity, resulting in no effect on equity.

         Immediately prior to the closing of the Share Exchange Transaction, a stockholder of the Company sold 200,000 shares of the Company's common stock to the individual members of ReEnergy at $.01 per share, to compensate them for facilitating the closing of the Share Exchange Transaction. The contribution of these shares resulted in additional goodwill of $506,000.

         Immediately prior to the closing of the Share Exchange Transaction, a founder of the Company sold 300,000 shares of the Company's common stock to Neil Koehler, the sole member of Kinergy and an officer and director of the Company, at $.01 per share to compensate him for facilitating the closing of the Share Exchange Transaction. The contribution of these shares resulted in additional goodwill of $759,000.

                      PACIFIC ETHANOL, INC. AND SUBSIDIARY

         Immediately prior to the closing of the Share Exchange Transaction, a founder of the Company sold 100,000 shares of the Company's common stock to Tom Koehler, a member of ReEnergy and a related party of the sole member of Kinergy, at $.01 per share to compensate him for facilitating the closing of the Share Exchange Transaction. The contribution of these shares resulted in additional goodwill of $253,000.

         RELATED PARTY NOTES PAYABLE - Pursuant to the terms of the Share Exchange Transaction, Kinergy distributed to its sole member in the form of a promissory note, in the amount of $ 2,095,614 Kinergy's net worth as set forth on Kinergy's balance sheet prepared in accordance with GAAP, as of March 23, 2005. A holdback amount of $100,000 for 30 days was provided to allow Kinergy to settle its accounts. In April 2005, Kinergy paid the balance of its net worth, up to the holdback amount of $100,000.

         Pursuant to the terms of the Share Exchange Transaction, ReEnergy distributed to its members in the form of a promissory note in the amount of $1,439 ReEnergy's net worth as set forth on ReEnergy's balance sheet prepared in accordance with GAAP, as of March 23, 2005.

         Effective March 30, 2005, the personal guaranty for up to a maximum amount of $1,000,000 granted by an individual shareholder of the Company with respect to the convertible promissory note issued to LDI was terminated.

         STOCK OPTIONS - One outstanding option granted to an employee of the Company to acquire 25,000 shares of common stock vested on March 23, 2005 and was converted into a warrant. Non-cash compensation expense of $232,250 was recognized to record the fair value of the warrant.

         NON-CASH COMPENSATION - Pursuant to a consulting agreement (See Note
         8), upon completion of the Share Exchange Transaction, the Company issued warrants to the consultant to purchase 230,000 additional shares of common stock that will vest ratably over a period of two years. The warrants were recognized at the fair value as of the start of business on March 24, 2005 in the amount of $2,139,000. The Company recorded non-cash expense of $20,511 for consulting services vested during the period from March 24, 2005 to March 31, 2005. The unvested warrants in the amount of $2,118,489 will vest ratably at $89,125 per month over the remainder of the two year period.

         SERIES A PREFERRED STOCK - Effective May 17, 2005, the Company's articles of incorporation were amended and restated, which amendment and restatement had the effect of eliminating the Company's previously authorized shares of Series A Preferred Stock and changing its name to Pacific Ethanol California, Inc.

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



May 23, 2005

To the Member
Kinergy Marketing, LLC
Davis, California

We have audited the balance sheets of Kinergy Marketing, LLC (the "Company") as of December 31, 2004, 2003 and 2002, and the related statements of income and member's equity (deficit) and cash flows for each of the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Kinergy Marketing, LLC as of December 31, 2004, 2003 and 2002, and the results of its operations and its cash flows for the years then ended, in conformity with U.S. generally accepted accounting principles.



/S/ HEIN & ASSOCIATES LLP


                                       KINERGY MARKETING LLC

                                          BALANCE SHEETS


                                                                As of December 31,
                                                    ---------------------------------------
                                                       2004           2003           2002
                                                    ----------     ----------     ---------
                        ASSETS
                        ------

CURRENT ASSETS:
   Cash and cash equivalents                        $  674,195     $       --     $ 231,682
   Accounts receivable                               2,010,531      2,583,287       411,854
   Inventories                                         404,833        474,388       119,126
   Deposit on product in transit                       428,358             --            --
                                                    ----------     ----------     ---------

     Total current assets                            3,517,917      3,057,675       762,662

PROPERTY, PLANT AND EQUIPMENT, net                       6,564          2,124         3,017
                                                    ----------     ----------     ---------

TOTAL ASSETS                                        $3,524,481     $3,059,799     $ 765,679
                                                    ==========     ==========     =========

   LIABILITIES AND MEMBER'S EQUITY (DEFICIT)
   -----------------------------------------

CURRENT LIABILITIES:
   Accounts payable                                 $1,106,712     $1,710,879     $      --
   Bank overdraft                                           --         59,668       781,421
   Other Liabilities                                     3,261             --            --
   Payable to related party                                 --        200,000            --
                                                    ----------     ----------     ---------

     Total Current liabilities                       1,109,973      1,970,547       781,421

COMMITMENTS AND CONTINGENCIES (Notes 4 and 6)

MEMBER'S EQUITY (DEFICIT)                            2,414,508      1,089,252       (15,742)
                                                    ----------     ----------     ---------

TOTAL LIABILITIES AND MEMBER'S EQUITY (DEFICIT)     $3,524,481     $3,059,799     $ 765,679
                                                    ==========     ==========     =========

            THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

                                               F-39



                                       KINERGY MARKETING LLC

                        STATEMENTS OF INCOME AND MEMBER'S EQUITY (DEFICIT)



                                                               For the years ended
                                                                   December 31,
                                                 ------------------------------------------------
                                                    2004               2003               2002
                                                 ------------      ------------      ------------

NET SALES                                        $ 82,790,404      $ 35,539,636      $ 15,280,424

COST OF GOODS SOLD                                 79,580,897        33,982,527        14,945,170
                                                 ------------      ------------      ------------

GROSS PROFIT                                        3,209,507         1,557,109           335,254

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES          275,588           169,582            93,725
                                                 ------------      ------------      ------------

OPERATING INCOME                                    2,933,919         1,387,527           241,529

OTHER INCOME (EXPENSE):
   Interest income (expense)                           (3,537)              267             4,815
   Other income (expense)                              (1,300)          (10,800)           (1,550)
                                                 ------------      ------------      ------------
     Total other income (expense)                      (4,837)          (10,533)            3,265
                                                 ------------      ------------      ------------

NET INCOME                                          2,929,082         1,376,994           244,794

MEMBER'S EQUITY (DEFICIT)
beginning of period                                 1,089,252           (15,742)          199,464

MEMBER'S DISTRIBUTIONS                             (1,603,826)         (272,000)         (460,000)
                                                 ------------      ------------      ------------

MEMBER'S EQUITY (DEFICIT)
end of period                                    $  2,414,508      $  1,089,252      $    (15,742)
                                                 ============      ============      ============

         THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.


                                               F-40



                                       KINERGY MARKETING LLC

                                     STATEMENTS OF CASH FLOWS


                                                                     For the years ended
                                                                         December 31,
                                                         -------------------------------------------
                                                            2004             2003             2002
                                                         -----------      -----------      ---------

Cash Flows From Operating Activities:
   Net income                                            $ 2,929,082      $ 1,376,994      $ 244,794

   Adjustments to reconcile net income to
   net cash provided by (used in) operating
   activities:
     Depreciation                                                253              893            627
     Changes in operating assets and liabilities:
       Accounts receivable                                   572,756       (2,171,433)        17,531
       Inventories                                            69,555         (355,262)       (60,411)
       Deposit on product in transit                        (428,358)              --             --
       Bank overdraft                                        (59,668)          59,668             --
       Accounts payable                                     (604,167)         929,458       (190,605)
       Other liabilities                                       3,261               --             --
                                                         -----------      -----------      ---------

Net cash provided by (used in) operating activities        2,482,714         (159,682)        11,936
                                                         -----------      -----------      ---------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Purchases of property and equipment                        (4,693)              --         (2,204)
                                                         -----------      -----------      ---------

Net cash used in investing activities                         (4,693)              --         (2,204)
                                                         -----------      -----------      ---------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Proceeds from related party note payable                       --          200,000             --
   Payments on related party note payable                   (200,000)              --             --
   Distributions to member                                (1,603,826)        (272,000)      (460,000)
                                                         -----------      -----------      ---------

Net cash used in financing activities                     (1,803,826)         (72,000)      (460,000)
                                                         -----------      -----------      ---------

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS         674,195         (231,682)      (450,268)

CASH AND CASH EQUIVALENTS,
   beginning of period                                            --          231,682        681,950
                                                         -----------      -----------      ---------

CASH AND CASH EQUIVALENTS, end of period                 $   674,195      $        --      $ 231,682
                                                         ===========      ===========      =========

SUPPLEMENTAL INFORMATION:
   Interest paid                                         $     5,519      $        --      $      --
                                                         ===========      ===========      =========
   Income taxes paid                                     $       800      $       800      $   2,400
                                                         ===========      ===========      =========

         THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.


                                               F-41

                              KINERGY MARKETING LLC

                          NOTES TO FINANCIAL STATEMENTS


1.       ORGANIZATION AND NATURE OF OPERATIONS:
         --------------------------------------

         Kinergy Marketing, LLC, (the "Company") was incorporated as a limited liability company on September 13, 2000, under the laws of the state of Oregon, to acquire and distribute ethanol fuel in California, Nevada, Arizona and Oregon. The Company is located in Davis, California.

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:
         -------------------------------------------

         CASH AND CASH EQUIVALENTS - For financial statement purposes, the Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

         ALLOWANCE FOR DOUBTFUL ACCOUNTS - The Company maintains an allowance for doubtful accounts for estimated losses resulting from the inability of its customers to make required payments. The allowance is determined through an analysis of the aging of accounts receivable and assessments of risk that are based on historical trends and an evaluation of the impact of current and projected economic conditions. The Company evaluates the past-due status of its accounts receivable based on contractual terms of sale. If the financial condition of the Company's customers were to deteriorate, resulting in an impairment of their ability to make payments, additional allowances may be required. At December 31, 2004, 2003 and 2002, management of the Company believed that all receivables were collectible, and thus an allowance for bad debt was not established. The Company had no bad debt expense for the years ended December 31, 2004, 2003 and 2002.

         INVENTORY - Inventory consists of bulk ethanol fuel and is valued at the lower of cost or market; cost being determined on a first-in first-out basis. Shipping and handling costs are classified as a component of cost of goods sold in the accompanying statements of income and member's equity.

         PROPERTY, PLANT AND EQUIPMENT - Property and equipment is recorded at cost. Depreciation of property and equipment is computed using the straight-line method over the estimated useful lives from 3 to 5 years. The cost of normal maintenance and repairs is charged to operations as incurred. Material expenditures that increase the life of an asset are capitalized and depreciated over the estimated remaining useful life of the asset. The cost of fixed assets sold, or otherwise disposed of, and the related accumulated depreciation or amortization are removed from the accounts, and any resulting gains or losses are reflected in current operations.

         IMPAIRMENT OF LONG-LIVED ASSETS - In the event that facts and circumstances indicate that the cost of long-lived assets used in operations might be impaired, an evaluation of recoverability would be performed. If an evaluation were required, the estimated undiscounted cash flows estimated to be generated by those assets would be compared to their carrying amounts to determine if a write-down to market value or discounted cash flows is required.

         REVENUE RECOGNITION - The Company recognizes revenue upon delivery of ethanol to customers' designated ethanol tank. Shipments are made to customers both directly from suppliers and from the Company's inventory. Shipment modes are by truck or rail. Ethanol that is shipped by rail originates primarily in the Midwest and takes from 10 to 14 days from departure of shipment, for delivery to the customer or to one of four terminals in California and Oregon. Trucks are used for local deliveries and such deliveries are completed the same day as shipment.

                              KINERGY MARKETING LLC

         INCOME TAXES - As a limited liability company, the Company is generally not subject to federal and state income taxes directly. Rather, each member is subject to federal and state income taxes based on its share of the Company's income or loss.

         USE OF ESTIMATES - The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

         FAIR VALUE OF FINANCIAL INSTRUMENTS - The estimated fair values for financial instruments are determined at discrete points in time based on relevant market information. These estimates involve uncertainties and cannot be determined with precision.

         The following methods and assumptions were used in estimating the indicated fair values of the Company's financial instruments:

         o Cash and cash equivalents, accounts receivable and accounts payable: The carrying amounts approximate fair value because of the short maturity of those instruments.
         o Debt: The fair value of the Company's debt is estimated based on current rates offered to the Company for similar debt and approximates carrying value.

         CONCENTRATION OF CREDIT RISK - Financial instruments that subject the Company to credit risk consist of cash balances maintained in excess of federal depository insurance limits and accounts receivable, which have no collateral or security. The accounts maintained by the Company at financial institutions are insured by the Federal Deposit Insurance Corporation (FDIC) up to $100,000. At December 31, 2004 the uninsured balance was $1,091,967 and at December 31, 2003 and 2002, there were no uninsured balances. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant risk of loss on cash.

         Credit risk represents the accounting loss that would be recognized at the reporting date if counterparties failed completely to perform as contracted. Concentrations of credit risk (whether on or off balance sheet) that arise from financial instruments exist for groups of customers or counterparties when they have similar economic characteristics that would cause their ability to meet contractual obligations to be similarly affected by changes in economic or other conditions described below.

         Financial instruments that potentially subject the Company to concentrations of credit risk consist of accounts receivable, which have no collateral or security. The Company sells ethanol fuel on account to select companies located in California, Nevada, Arizona and Oregon. During the year ended December 31, 2004, the Company had sales to four customers that represented 13%, 12%, 12% and 12% of net sales. During the year ended December 31, 2003, the Company had sales to four customers that represented 20%, 14%, 13% and 10% of net sales. During the year ended December 31, 2002, the Company had sales to three customers that represented 34%, 24%, and 11% of net sales. As of December 31, 2004, 2003 and 2002, the Company had receivables of approximately $865,175, $1,337,240, and $338,256 from these customers,

                              KINERGY MARKETING LLC
         representing, in the aggregate, 43%, 52% and 82%, respectively, of total accounts receivable. The Company performs periodic credit evaluations of its ongoing customers and generally does not require collateral. Credit losses have traditionally been minimal and such losses have been within management's expectations.

         RISKS AND UNCERTAINTIES - The Company purchases ethanol fuel from companies located primarily in the Midwest. During the year ended December 31, 2004, the Company purchased ethanol from three vendors that represented 27%, 23% and 14% of all purchases. During the year ended December 31, 2003, the Company purchased ethanol from three vendors that represented 44%, 27% and 15% of all purchases. During the year ended December 31, 2002, the Company purchased ethanol from two vendors that represented 60% and 34% of all purchases.

         LIMITATION ON LIABILITY - Members are generally not liable for the debts, obligations or liabilities of the Company.

3.       RELATED PARTY NOTE PAYABLE:
         ---------------------------

         On November 5, 2003, the Company executed an unsecured note payable in the amount of $200,000 payable to Pacific Ethanol, Inc., a California corporation ("PEI California"), which bears an annual interest of 5%. The note and related accrued interest was due in one payment on January 4, 2004. On January 23, 2004, the Company paid the principal balance plus accrued interest of $2,164 on the note payable to PEI California. The sole member of the Company is an officer and director of PEI California.

4.       COMMITMENTS AND CONTINGENCIES:
         ------------------------------

         OPEN LETTERS-OF-CREDIT - On June 3, 2002, as amended on September 30, 2003, the Company was issued an Irrevocable Standby Letter of Credit by Bank of Portland, for any sum not to exceed a total of $200,000. The designated beneficiary is Archer Daniels Midland Co., a vendor of the Company, and the letter is valid through March 31, 2004. On March 31, 2004, the Company was issued an Irrevocable Standby Letter of Credit by Washington Mutual Bank, FA, for any sum not to exceed a total of $200,000. The designated beneficiary is Archer Daniels Midland Co., a vendor of the Company, and the letter was valid through September 30, 2004.

         On December 4, 2002, as amended on September 30, 2003, the Company was issued an Irrevocable Standby Letters of Credit by Bank of Portland, for any sum not to exceed a total of $200,000. The designated beneficiary is Chief Ethanol Fuels, Inc., a vendor of the Company, and the letter is valid through March 31, 2004. On March 31, 2004, the Company was issued an Irrevocable Standby Letter of Credit by Washington Mutual Bank, FA, for any sum not to exceed a total of $300,000. The designated beneficiary is Chief Ethanol Fuels, Inc., a vendor of the Company, and the letter was valid through September 30, 2004.

         On October 1, 2004, the Company was issued an Irrevocable Standby Letter of Credit by Comerica Bank, for any sum not to exceed a total of $300,000. The designated beneficiary is a vendor of the Company, and the letter was valid through March 31, 2005. (See Note 6)

                              KINERGY MARKETING LLC

         On October 1, 2004, the Company was issued an Irrevocable Standby Letter of Credit by Comerica Bank, for any sum not to exceed a total of $300,000. The designated beneficiary is a vendor of the Company, and the letter was valid through March 31, 2005. (See Note 6)

         At December 31, 2004, 2003 and 2002 there was no debt outstanding related to these open letters of credit.

         LINE OF CREDIT - On March 22, 2004, the Company entered into a $2,000,000 revolving line of credit with Washington Mutual Bank, FA which was terminated on September 24, 2004. The line is collateralized by inventory, receivables and general intangibles of the Company.

         On September 24, 2004, the Company entered into a $2,000,000 revolving line of credit with Comerica Bank which expires on October 5, 2005. This line replaced the Washington Mutual Bank line and is collateralized by inventory, receivables and general intangibles of the Company. The line of credit is personally guaranteed by Neil Koehler, sole member of the Company. There were no outstanding borrowings as of December 31, 2004.

         TERMINAL CONTRACT - The Company is party to four terminal contracts relating to the storage of ethanol. The contracts expire on different dates, ranging from March 31, 2005 through October 31, 2005, and are renewable on a year-to-year basis at end of the term. All four agreements are cancelable by either party at the end of the base term, or with 30 - 90 days notice prior to the end of any extended term. Fees associated with these contracts vary, and are dependent either on the volume of product in storage or on the volume of product delivered. One of the terminals charges a minimum monthly fee of $1,004 in addition to the variable rate. Storage fees paid to these terminals were $117,526, $24,742, and $12,590 for December 31, 2004, 2003 and 2002,
         respectively, and are recorded as cost of goods sold in the accompanying statements of income and member's equity.

         PURCHASE COMMITMENTS - During 2004, 2003 and 2002, the Company entered into six-month purchase contracts with its major vendors to acquire certain quantities of ethanol, at specified prices. The contracts run from April through September, and from October through March. On October 1, 2004, the contracts were renewed and renegotiated to extend through March 31, 2005. The outstanding balance on the new contracts was $16,663,287 at December 31, 2004.

         SALES COMMITMENTS - During 2004, 2003 and 2002, the Company entered into six-month sales contracts with its major customers to sell certain quantities of ethanol, at specified prices. The contracts run from April through September, and from October through March. On October 1, 2004, the contracts were renewed and renegotiated to extend through March 31, 2005. The outstanding balance on the new contracts was $22,757,891 at December 31, 2004.

         OPERATING LEASES - The Company leases office space in Davis, California. The Company entered into a 12 month lease on December 1, 2004 at a rate of $1,120 per month. The Company also continues to rent the prior existing office space month-to-month with plans to vacate in 2005. Total rent paid for the years ended December 31, 2004, 2003 and 2002 was $4,320, $3,070 and $2,890 respectively.

                              KINERGY MARKETING LLC

5.       RELATED PARTY TRANSACTIONS:
         ---------------------------

         For the year ended December 31, 2003, the Company paid consulting fees of approximately $10,000 to Kinergy Resources, LLC, an entity owned in part by the Company's sole member. There were no payments made to Kinergy Resources, LLC during the year ended December 31, 2004 or 2002.

         During the years ended December 31, 2004, 2003 and 2002, the Company paid accounting fees totaling $20,798, $24,000 and $32,000 respectively to Kinergy, LLC, a company owned by a relative of the Company's sole member.

         The Company paid consulting fees related to market development, sales support, regulatory and governmental affairs of $110,000 and $15,000 and to a relative of the Company's sole member for the years ended December 31, 2004 and 2003, respectively. There were no such fees paid during the year ended December 31, 2002.

         On August 31, 2004, the Company reimbursed PEI California, a related party, for audit fees paid on behalf of the Company.

6.       SUBSEQUENT EVENTS:
         ------------------

         LETTERS OF CREDIT - On April 1, 2005, the Company renewed an Irrevocable Standby Letter of Credit by Comerica Bank, for any sum not to exceed a total of $400,000. The designated beneficiary is a vendor of the Company, and the letter is valid through September 30, 2005.

         On April 1, 2005, the Company renewed an Irrevocable Standby Letter of Credit by Comerica Bank, for any sum not to exceed a total of $300,000. The designated beneficiary is a vendor of the Company, and the letter is valid through September 30, 2005.

         SALE OF THE COMPANY - The Company and its sole member are parties to a Share Exchange Agreement with Pacific Ethanol, Inc, a Delaware corporation ("Pacific Ethanol Delaware"), PEI California, the shareholders of PEI California, ReEnergy, LLC, a California limited liability company ("ReEnergy"), and the holders of the membership interests of ReEnergy, pursuant to which the Company was acquired on March 23, 2005. All of the issued and outstanding shares of common stock of PEI California and all of the outstanding membership interests of each of the Company and ReEnergy were acquired by Pacific Ethanol Delaware. Immediately prior to the consummation of the share exchange transaction, Pacific Ethanol Delaware's predecessor, Accessity Corp., a New York corporation ("Accessity"), reincorporated in the State of Delaware under the name Pacific Ethanol, Inc. through a merger of Accessity with and into its then-wholly-owned Delaware subsidiary named Pacific Ethanol, Inc., which was formed for the purpose of effecting the reincorporation. The Company is now a wholly-owned subsidiary of Pacific Ethanol Delaware.

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


May 23, 2005

To the Members
ReEnergy LLC
Davis, California


We have audited the balance sheets of ReEnergy LLC (the "Company") as of December 31, 2004, 2003 and 2002, and the related statements of operations, members' equity (deficit) and cash flows for each of the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of ReEnergy LLC as of December 31, 2004, 2003 and 2002, and the results of its operations and its cash flows for the years then ended, in conformity with U.S. generally accepted accounting principles.


/S/ HEIN & ASSOCIATES LLP

                                  REENERGY LLC

                                 BALANCE SHEETS


                                                        As of December 31,
                                                --------------------------------
                                                 2004        2003          2002
                                                ------      -------      -------
                        ASSETS
                        ------

CURRENT ASSETS
Cash                                            $2,739      $12,739      $42,770
                                                ------      -------      -------

TOTAL ASSETS                                    $2,739      $12,739      $42,770
                                                ======      =======      =======

LIABILITIES AND MEMBERS' EQUITY
-------------------------------

CURRENT LIABILITIES
   Accounts payable                             $  154      $    --      $10,428

COMMITMENT (Note 4)                                                           --

MEMBERS' EQUITY
   Members' Equity                               2,585       12,739       32,342
                                                ------      -------      -------

TOTAL LIABILITIES AND MEMBERS' EQUITY           $2,739      $12,739      $42,770
                                                ======      =======      =======


   THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

                                      F-48



                                  REENERGY LLC

                            STATEMENTS OF OPERATIONS


                                                   For the years ended December 31,
                                                 ------------------------------------
                                                   2004          2003          2002
                                                 --------      --------      --------

NET SALES                                        $     --      $     --      $     --

COST OF SALES                                          --            --            --

GROSS PROFIT                                           --            --            --

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES        9,854        48,803        30,720
                                                 --------      --------      --------

OPERATING LOSS                                     (9,854)      (48,803)      (30,720)
PROVISION FOR INCOME TAXES                           (800)         (800)         (800)
                                                 --------      --------      --------

NET LOSS                                         $(10,654)     $(49,603)     $(31,520)
                                                 ========      ========      ========


   THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.


                                      F-49



                                                    REENERGY LLC
                                       STATEMENTS OF MEMBERS' EQUITY (DEFICIT)
                                   FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2004


                                                                 Members
                                   ------------------------------------------------------------------      ------------
                                                        Kinergy
                                  Flin-Mac, Inc.     Resources LLC     Kent Kaulfus      Tom Koehler          Total
                                   ------------      ------------      ------------      ------------      ------------
Balances, December 31, 2001 as
previously reported                $      2,077      $      2,078      $         --      $         --      $      4,155
   Prior Period Adjustment               (1,346)           (1,347)               --                --            (2,693)
                                   ------------      ------------      ------------      ------------      ------------
Balances, January 1, 2002 as
restated                                    731               731                --                --             1,462
   Contributions                         31,200            31,200                --                --            62,400
   Net loss                             (15,760)          (15,760)               --                --           (31,520)
                                   ------------      ------------      ------------      ------------      ------------
Balances, December 31, 2002              16,171            16,171                --                --            32,342

   Contributions                         15,000            15,000                --                --            30,000
   Net loss                             (16,534)          (16,534)          (16,535)               --           (49,603)
                                   ------------      ------------      ------------      ------------      ------------
Balances, December 31, 2003              14,637            14,637           (16,535)               --            12,739
   Contributions                             --                --                --               500               500
   Net loss                              (2,503)           (2,503)           (2,503)           (3,145)          (10,654)
                                   ------------      ------------      ------------      ------------      ------------

Balances, December 31, 2004        $     12,134      $     12,134      $    (19,038)     $     (2,645)     $      2,585
                                   ============      ============      ============      ============      ============

                     THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

                                                        F-50



                                           REENERGY LLC

                                     STATEMENTS OF CASH FLOWS


                                                       For the years ended December 31,
                                                    ------------------------------------
                                                      2004          2003          2002
                                                    --------      --------      --------

CASH FLOWS FROM OPERATING ACTIVITIES:
   Net loss                                         $(10,654)     $(49,603)     $(31,520)

   Adjustments to reconcile net loss to net
     cash used in operating activities:
   Changes in operating assets and liabilities:
     Accounts Payable                                    154       (10,428)       10,428
                                                    --------      --------      --------
       Net cash used in
         operating activities                        (10,500)      (60,031)      (21,092)
                                                    --------      --------      --------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Contributed capital                                   500        30,000        62,400
                                                    --------      --------      --------
       Net cash provided by
         financing activities                            500        30,000        62,400
                                                    --------      --------      --------

NET INCREASE (DECREASE) IN CASH                      (10,000)      (30,031)       41,308

CASH, beginning of period                             12,739        42,770         1,462
                                                    --------      --------      --------

CASH, end of period                                 $  2,739      $ 12,739      $ 42,770
                                                    ========      ========      ========

SUPPLEMENTAL INFORMATION:
Income taxes paid                                   $    800      $    800      $    800
                                                    ========      ========      ========


            THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

                                               F-51

                                  REENERGY LLC

                          NOTES TO FINANCIAL STATEMENTS


1.       RESTATEMENT OF YEAR ENDED 2003
         ------------------------------

         Upon consideration by current management of the previous accounting treatment of certain expenditures in the years 2001, 2002 and 2003, in the amounts of $2,693, $30,333 and $48,803 respectively, it has been determined that such amounts, pursuant to SOP 98-5 ("Statement of Position 98-5 Reporting on the Costs of Start-Up Activities"), should be expensed rather than capitalized. These financial statements have been restated to account for that change.

2.       ORGANIZATION AND NATURE OF OPERATIONS:
         --------------------------------------

         ReEnergy LLC ("the Company"), a California limited liability corporation, was formed on October 4, 2001. ReEnergy LLC is a project development company formed to evaluate the feasibility of building an ethanol production facility in California.

3.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:
         -------------------------------------------

         ESTIMATES - The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

         CASH EQUIVALENTS - For financial statement purposes, the Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents. There were no cash equivalents as of December 31, 2004, 2003 and 2002.

         LIMITATION ON LIABILITY - Members are generally not liable for the debts, obligations or liabilities of the Company.

         INCOME TAXES - As a limited liability company, the Company is generally not subject to federal and state income taxes directly. Rather, each member is subject to federal and state income taxes based on its share of the Company's income or loss.

4.       RELATED PARTY TRANSACTIONS:
         ---------------------------

         The Company has entered into a lease agreement with a member along with an option on 89 acres of land that is owned personally by this member. The member has received a 33.33% interest in ReEnergy for this option and his expertise in the bio-product area. The property has been appraised and if the option is exercised the member will receive fair market value for his property based on the appraised value. As of May 2004, the member's interest was changed to 23.5%.

         On August 28, 2003, the Company entered into an agreement with Pacific Ethanol, Inc., a California corporation ("PEI California"), for an option to sell 89.3 acres in Visalia, California at a price of $12,000 per acre for the purpose of building an ethanol production facility.

         For the year ended December 31, 2003, the Company paid consulting fees of $27,000 to Celilo Group an entity owned in part by one of the Company's members. There were no payments made to Celilo Group during the year ended December 31, 2004 or 2002.

                                  REENERGY LLC

         In May 2004, Tom Koehler, as an individual, acquired a 29.5% Membership interest in the Company. Mr. Koehler also holds a membership interest through his ownership in Kinergy Resources, LLC.

5.       SUBSEQUENT EVENTS:
         ------------------

         SALE OF THE COMPANY - The Company and its members are parties to a Share Exchange Agreement with Pacific Ethanol, Inc, a Delaware corporation ("Pacific Ethanol Delaware"), PEI California, the shareholders of PEI California, Kinergy Marketing, LLC, an Oregon limited liability company ("Kinergy"), and the holders of the membership interests of Kinergy, pursuant to which the Company was acquired on March 23, 3005. All of the issued and outstanding shares of common stock of PEI California and all of the outstanding membership interests of each of the Company and Kinergy were acquired by Pacific Ethanol Delaware. Immediately prior to the consummation of the share exchange transaction, Pacific Ethanol Delaware's predecessor, Accessity Corp., a New York corporation ("Accessity"), reincorporated in the State of Delaware under the name Pacific Ethanol, Inc. through a merger of Accessity with and into its then-wholly-owned Delaware subsidiary named Pacific Ethanol, Inc., which was formed for the purpose of effecting the reincorporation. The Company is now a wholly-owned subsidiary of Pacific Ethanol Delaware.

                     INDEX TO PRO FORMA FINANCIAL STATEMENTS


PRO FORMA FINANCIAL INFORMATION
-------------------------------

         On March 23, 2005, the Company completed a Share Exchange Transaction with Accessity and the holders of the membership interests of each of Kinergy and ReEnergy, pursuant to which Accessity acquired all of the issued and outstanding capital stock of the Company and all of the outstanding membership interests of Kinergy and ReEnergy. This transaction has been accounted for as a reverse acquisition whereby the Company is the accounting acquiror.

         The unaudited pro forma combined consolidated statements of operations do not reflect any potential cost savings that may be realized following the acquisition. The pro forma adjustments and assumptions are based on estimates, evaluations and other data currently available and, in the Company's opinion, provide a reasonable basis for the fair presentation of the estimated effects directly attributable to the acquisition and related transactions. The unaudited pro forma combined statements of operations are provided for illustrative purposes only and are not necessarily indicative of what the consolidated results of operations or financial position would actually have been had the acquisition occurred on January 1, 2004, nor do they represent a forecast of the consolidated results of operations or financial position for any future period or date. Pro forma condensed consolidated balance sheet data is not presented because the balance sheets of Kinergy Marketing, LLC and ReEnergy, LLC and related purchase accounting adjustments are consolidated and included in the financial statements included in our quarterly report on Form 10-QSB for the quarterly period ended June 30, 2005 filed with the Securities and Exchange Commission on August 15, 2005. Pro forma adjustments for Accessity Corp. are not included because they would have no material impact on the pro forma financial information presented.

         All information contained herein should be read in conjunction with Accessity's annual report on Form 10-KSB for the year ended December 31, 2004 and the financial statements and notes thereto, and the financial statements and notes thereto of PEI California, Kinergy and ReEnergy included herein and the notes to unaudited pro forma financial information included herein. The following pro forma financial information is included in this report:

                                                                            PAGE
                                                                            ----

     Unaudited Pro Forma Combined Consolidated Statements of
         Operations for the Six Months Ended June 30, 2005..................F-55

     Notes to Unaudited Pro Forma Combined Consolidated Statements
         of Operations for the Six Months Ended June 30, 2005...............F-56

     Unaudited Pro Forma Combined Consolidated Statements of
         Operations for the Year Ended December 31, 2004....................F-57

     Notes to Unaudited Pro Forma Combined Consolidated Statements
         of Operations for the Year Ended December 31, 2004.................F-58

                                  UNAUDITED PRO FORMA COMBINED CONSOLIDATED STATEMENTS OF OPERATIONS
                                                FOR THE SIX MONTHS ENDED JUNE 30, 2005

                                                                                       PACIFIC       PRO FORMA           PRO FORMA
                                                        REENERGY      KINERGY          ETHANOL      ADJUSTMENTS          COMBINED
                                                        -------     ------------    ------------    -----------        ------------
                                                                                                      (NOTE 1)

NET SALES                                               $    --     $ 23,605,252    $ 25,116,430    $        --        $ 48,721,682

COST OF GOODS SOLD                                           --      (23,207,602)    (24,917,278)            --         (48,124,880)
                                                        -------     ------------    ------------    -----------        ------------

GROSS PROFIT                                                 --          397,650         199,152             --             596,802
                                                        -------     ------------    ------------    -----------        ------------

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES                346           72,240       1,792,668        129,615   (c)            --
                                                             --               --              --        190,666   (d)     2,185,535
NON-CASH COMPENSATION AND CONSULTING FEES                    --               --       1,343,636        246,864   (e)     1,590,500
                                                        -------     ------------    ------------    -----------        ------------

OPERATING INCOME (LOSS)                                    (346)         325,410      (2,937,152)      (567,145)         (3,179,233)

OTHER INCOME (EXPENSE):
Other income                                                                  --          26,854             --              26,854
Other (expense)                                              --               --            (459)            --                (459)
Interest income (expense)                                    --              616        (115,954)            --            (115,338)
                                                        -------     ------------    ------------    -----------        ------------
            Total other income (expense)                     --              616         (89,559)            --             (88,943)
                                                        -------     ------------    ------------    -----------        ------------

NET INCOME (LOSS) BEFORE PROVISION FOR INCOME TAXES        (346)         326,026      (3,026,711)      (567,145)         (3,268,176)

PROVISION FOR INCOME TAXES                                 (800)              --          (4,800)            --              (5,600)
                                                        -------     ------------    ------------    -----------        ------------
NET INCOME (LOSS)                                       $(1,146)    $    326,026    $ (3,031,511)   $  (567,145)       $ (3,273,776)
                                                        =======     ============    ============    ===========        ============

LOSS PER SHARE
Basic                                                                               $      (0.22)                      $      (0.12)
Diluted                                                                             $      (0.22)                      $      (0.12)
Weighted average number of common shares                                              13,710,197     14,089,414    (a)   27,799,611
Weighted average number of diluted common shares                                      13,710,197     14,089,414    (b)   27,799,611


SEE ACCOMPANYING NOTES TO UNAUDITED PRO FORMA COMBINED CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE SIX MONTHS ENDED JUNE 30, 2005


                                                                 F-55



                          NOTES TO UNAUDITED PRO FORMA
                 COMBINED CONSOLIDATED STATEMENTS OF OPERATIONS
                     FOR THE SIX MONTHS ENDED JUNE 30, 2005

1. (a) Reflects the weighted average of 14,089,414 shares issued in connection with the Private Placement and Share Exchange Transaction.

     (b) Reflects the weighted average of the 14,089,414 shares in (a) above, plus all options, warrants and convertible securities of all the entities that would be considered common share equivalents and be dilutive, aggregating 31,870,329 shares. However, because the use of these would be anti-dilutive and result in a lower loss per share, the presentation uses the same shares as for basic weighted average and loss per share.

     (c) To reflect compensation arrangements for the new management upon the consummation of the Share Exchange Transaction.

     (d) To record the amortization of certain acquired intangible assets relating to distribution backlog and customer relationships over their estimated useful lives of six months and 10 years, respectively.

     (e) To record warrants of 930,000 and 230,000 shares granted to a consultant for public and investor relations during 2004, which vest ratably over one year and two years, respectively, and are directly associated with the Share Exchange Transaction, and the related amortization of non-cash charges for the year ended December 31, 2004.

                                      F-56



                                  UNAUDITED PRO FORMA COMBINED CONSOLIDATED STATEMENTS OF OPERATIONS
                                                 FOR THE YEAR ENDED DECEMBER 31, 2004

                                                                                         PACIFIC       PRO FORMA         PRO FORMA
                                                          REENERGY        KINERGY        ETHANOL      ADJUSTMENTS        COMBINED
                                                        -----------    ------------    -----------    -----------      ------------
                                                                                                       (NOTE 1)

NET SALES                                               $        --    $ 82,790,404    $    19,764    $        --      $ 82,810,168

COST OF GOODS SOLD                                               --     (79,580,897)       (12,523)            --       (79,593,420)
                                                        -----------    ------------    -----------    -----------      ------------

GROSS PROFIT                                                     --       3,209,507          7,241             --         3,216,748
                                                        -----------    ------------    -----------    -----------      ------------

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES                  9,854         275,588      1,070,010             --
                                                                                                          635,000  (c)           --
                                                                                                          696,000  (d)    2,686,452
NON-CASH COMPENSATION AND CONSULTING FEES                        --              --      1,207,500      1,242,000  (e)           --
                                                                                                          232,250  (f)    2,681,750
                                                        -----------    ------------    -----------    -----------      ------------

OPERATING INCOME (LOSS)                                      (9,854)      2,933,919     (2,270,269)    (2,805,250)       (2,151,454)

OTHER EXPENSE:
Other expense                                                                (1,300)        (2,166)            --            (3,466)
Interest expense                                                 --          (3,537)      (528,532)            --          (532,069)
                                                        -----------    ------------    -----------    -----------      ------------
            Total other expense                                  --          (4,837)      (530,698)            --          (535,535)
                                                        -----------    ------------    -----------    -----------      ------------

NET INCOME (LOSS) BEFORE PROVISION FOR INCOME TAXES          (9,854)      2,929,082     (2,800,967)    (2,805,250)       (2,686,989)

PROVISION FOR INCOME TAXES                                     (800)                        (1,600)            --            (2,400)
                                                        -----------    ------------    -----------    -----------      ------------
NET INCOME (LOSS)                                       $   (10,654)   $  2,929,082    $(2,802,567)   $(2,805,250)     $ (2,689,389)
                                                        ===========    ============    ===========    ===========      ============

LOSS PER SHARE
Basic                                                                                  $     (0.23)                    $      (0.10)
Diluted                                                                                $     (0.23)                    $      (0.10)
Weighted average number of common shares                                                12,396,895     14,089,414  (a)   26,486,309
Weighted average number of diluted common shares                                        12,396,895     14,089,414  (b)   26,486,309


  SEE ACCOMPANYING NOTES TO UNAUDITED PRO FORMA COMBINED CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2004


                                                                 F-57

                          NOTES TO UNAUDITED PRO FORMA
                 COMBINED CONSOLIDATED STATEMENTS OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2004

1. (a) Reflects the weighted average of 14,089,414 shares to be issued in connection with the Private Placement and Share Exchange Transaction.

     (b) Reflects the weighted average of the 14,089,414 shares in (a) above, plus all options, warrants and convertible securities of all the entities that would be considered common share equivalents and be dilutive, aggregating 31,925,534 shares. However, because the use of these would be anti-dilutive and result in a lower loss per share, the presentation uses the same shares as for basic weighted average and loss per share.

     (c) To reflect compensation arrangements for the new management upon the consummation of the Share Exchange Transaction.

     (d) To record the amortization of certain acquired intangible assets relating to distribution backlog and customer relationships over their estimated useful lives of six months and 10 years, respectively.

     (e) To record warrants of 930,000 and 230,000 shares granted to a consultant for public and investor relations during 2004, which vest ratably over one year and two years, respectively, and are directly associated with the Share Exchange Transaction, and the related amortization of non-cash charges for the year ended December 31, 2004.

     (f) To record employee non-cash compensation for options vested into a warrant upon consummation of the Share Exchange.

                              PACIFIC ETHANOL, INC.



                                   PROSPECTUS






                                     , 2005



         WE HAVE NOT AUTHORIZED ANY DEALER, SALESMAN OR OTHER PERSON TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND ANY ACCOMPANYING SUPPLEMENT TO THIS PROSPECTUS. YOU MUST NOT RELY UPON ANY INFORMATION OR REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS OR ANY ACCOMPANYING PROSPECTUS SUPPLEMENT. THIS PROSPECTUS AND ANY ACCOMPANYING SUPPLEMENT TO THIS PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE REGISTERED SECURITIES TO WHICH THEY RELATE, NOR DO THIS PROSPECTUS AND ANY ACCOMPANYING SUPPLEMENT TO THIS PROSPECTUS CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SECURITIES IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. THE INFORMATION CONTAINED IN THIS PROSPECTUS AND ANY ACCOMPANYING SUPPLEMENT TO THIS PROSPECTUS IS ACCURATE AS OF THE DATES ON THEIR COVERS. WHEN WE DELIVER THIS PROSPECTUS OR A SUPPLEMENT OR MAKE A SALE PURSUANT TO THIS PROSPECTUS OR A SUPPLEMENT, WE ARE NOT IMPLYING THAT THE INFORMATION IS CURRENT AS OF THE DATE OF THE DELIVERY OR SALE.

                                     PART II
                 PART II: INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The following table sets forth all expenses to be paid by the registrant in connection with this offering. All amounts shown are estimates except for the SEC registration fee.

             SEC registration fee                                   $ 11,861.00

             Legal fees and expenses                                          *

             Accounting fees and expenses                                     *

             Printing expenses                                                *

             Blue sky fees and expenses                                       *

             Transfer agent and registrar fees and expenses                  --

             Miscellaneous                                          $         *
                                                                    -----------
             Total                                                  $         *
                                                                    ===========
         ---------------
         *        To be provided by amendment.

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's board of directors to grant, indemnity to officers, directors and other corporate agents in terms sufficiently broad to permit indemnification under certain circumstances and subject to certain limitations, such as if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the registrant, and with respect to any criminal proceeding, had no reasonable cause to believe such person's conduct was unlawful.

         As permitted to Section 145 of the Delaware General Corporation Law, the registrant's certificate of incorporation includes a provision that eliminates the personal liability of its directors of monetary damages for breach of their fiduciary duty as directors.

         In addition, as permitted by Section 145 of the Delaware General Corporation Law, the bylaws of the registrant provide that:

         o The registrant shall indemnify its directors and officers for serving the registrant in those capacities or for serving other business enterprises at the registrant's request, to the fullest extent permitted by Delaware law.
         o The registrant may, in its discretion, indemnify employees and agents in those circumstances where indemnification is not required by law.
         o The registrant is required to advance expenses, as incurred, to its directors and officers in connection with defending a proceeding, except that such director or officer shall undertake to repay such advance if it is ultimately determined that such person is not entitled to indemnification.
         o The rights conferred in the bylaws are not exclusive, and the registrant is authorized to enter into indemnification agreements with its directors, officers, employees and agents and to obtain insurance to indemnify such persons.
         o The Registrant may not retroactively amend the bylaw provisions to reduce its indemnification obligations to directors, officers, employees and agents.

         The registrant's policy is to enter into separate indemnification agreements with each of its directors and officers that provide the maximum indemnity allowed to directors and officers by Section 145 of the Delaware General Corporation Law and which allow for additional procedural protections. The registrant also maintains directors' and officers' insurance to insure those persons against various liabilities.

         Registration rights agreements between the registrant and various investors provide for cross-indemnification in connection with registration of the registration's common stock on behalf of those investors.

         These indemnification provisions and the indemnification agreements entered into between the registrant and its officers and directors may be sufficiently broad to permit indemnification of the registrant's officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

         Reference is made to the following documents filed as exhibits to this registration statement regarding relevant indemnification provisions described above and elsewhere herein.
                                                                        EXHIBIT
         DOCUMENT                                                        NUMBER
         --------                                                        ------
    Certificate of Incorporation                                           3.1
    Bylaws                                                                 3.2
    Form of Indemnification Agreement                                     10.8
    Form of Registration Rights Agreement                                  4.1


ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES

         On March 23, 2005, we completed the Share Exchange Transaction with the shareholders of PEI California, and the holders of the membership interests of each of Kinergy and ReEnergy, pursuant to which we acquired all of the issued and outstanding capital stock of PEI California and all of the outstanding membership interests of Kinergy and ReEnergy. In connection with the Share Exchange Transaction, we issued an aggregate of 20,610,987 shares of common stock to the shareholders of PEI California, 3,875,000 shares of common stock to the limited liability company member of Kinergy and an aggregate of 125,000 shares of common stock to the limited liability company members of ReEnergy.

         On March 23, 2005, we issued to 63 accredited investors in a private offering an aggregate of 7,000,000 shares of common stock at a purchase price of $3.00 per share, two-year investor warrants to purchase 1,400,000 shares of common stock at an exercise price of $3.00 per share and two-year investor warrants to purchase 700,000 shares of common stock at an exercise price of $5.00 per share, for total gross proceeds of approximately $21,000,000. We paid cash placement agent fees and expenses of approximately $1,850,400 and issued five-year placement agent warrants to purchase 678,000 shares of common stock at an exercise price of $3.00 per share in connection with the offering. We also entered into a registration rights agreement in which we agreed to register for resale the shares of common stock issued to investors and the shares of common stock issuable upon exercise of the investor warrants and placement warrants.

         We issued 150,000 shares of common stock to an independent contractor for services rendered as a finder in connection with the Share Exchange Transaction.

         We issued to Liviakis Financial Communications, Inc. a warrant to purchase 230,000 shares of common stock at an exercise price of $.0001 per share for certain investor relations and other services to be rendered under a consulting agreement with PEI California. The warrant became issuable upon consummation of the Share Exchange Transaction.

         We issued a replacement warrant to purchase 25,000 shares of common stock at an exercise price of $0.01 per share. This warrant replaced an option issued by PEI California to an employee of PEI California in accordance with terms of the Share Exchange Transaction.

         We issued to Philip B. Kart, a former officer, 200,000 shares of common stock in consideration of Mr. Kart's obligations under a Confidentiality, Non-Competition, Non-Solicitation and Consulting Agreement that was entered into in connection with the Share Exchange Transaction.

         We issued to Barry Siegel, a former officer and director, 400,000 shares of common stock in consideration of Mr. Siegel's obligations under a Confidentiality, Non-Competition, Non-Solicitation and Consulting Agreement that was entered into in connection with the Share Exchange Transaction.

         On May 27, 2005 we issued 664,879 shares of common stock upon conversion by a creditor of $997,318 in principal value of a convertible note.

         On June 23, 2005, we issued an aggregate of 70,000 shares of common stock to two officers as signing bonuses in connection with their acceptance of employment.

         On June 30, 2005, we issued 28,749 shares of common stock to a consultant upon exercise of an outstanding warrant with an exercise price of $.0001 per share for total gross proceeds of approximately $2.87.

         On July 26, 2005 we issued options to purchase an aggregate of 115,000 shares of our common stock to five of our non-employee directors at a per share exercise price of $8.25.

         On July 28, 2005 we issued options to purchase an aggregate of 30,000 shares of our common stock to two of our non-employee directors at a per share exercise price of $8.30.

         On August 10, 2005 we issued options to purchase an aggregate of 425,000 shares of our common stock to an executive officer at a per share exercise price of $8.03.

         On August 10, 2005 we issued options to purchase an aggregate of 75,000 shares of our common stock to an executive placement and consultancy firm at a per share exercise price of $8.03.

         The issuances of our securities described above were made in reliance upon the exemption from registration available under Section 4(2) of the Securities Act, among others, as transactions not involving a public offering. This exemption was claimed on the basis that these transactions did not involve any public offering and the purchasers in each offering were accredited or sophisticated and had sufficient access to the kind of information registration would provide. In each case, appropriate investment representations were obtained and stock certificates were issued with restrictive legends.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

         (a) EXHIBITS.

         The following exhibits are included or incorporated herein by reference.

   EXHIBIT
   NUMBER                                 DESCRIPTION
   ------                                 -----------

    2.1 Agreement and Plan of Merger dated March 23, 2005 between the Registrant and Accessity Corp. (1)

    2.2 Share Exchange Agreement dated as of May 14, 2004 by and among Accessity Corp., Pacific Ethanol, Inc., Kinergy Marketing, LLC, ReEnergy, LLC and the other parties named therein (1)

    2.3 Amendment No. 1 to Share Exchange Agreement dated as of July 29, 2004 by and among Accessity Corp., Pacific Ethanol, Inc., Kinergy Marketing, LLC, ReEnergy, LLC and the other parties named therein
               (1)

    2.4 Amendment No. 2 to Share Exchange Agreement dated as of October 1, 2004 by and among Accessity Corp., Pacific Ethanol, Inc., Kinergy Marketing, LLC, ReEnergy, LLC and the other parties named therein (1)

    2.5 Amendment No. 3 to Share Exchange Agreement dated as of January 7, 2005 by and among Accessity Corp., Pacific Ethanol, Inc., Kinergy Marketing, LLC, ReEnergy, LLC and the other parties named therein (1)

    2.6 Amendment No. 4 to Share Exchange Agreement dated as of February 16, 2005 by and among Accessity Corp., Pacific Ethanol, Inc., Kinergy Marketing, LLC, ReEnergy, LLC and the other parties named therein (1)

    2.7 Amendment No. 5 to Share Exchange Agreement dated as of March 3, 2005 by and among Accessity Corp., Pacific Ethanol, Inc., Kinergy Marketing, LLC, ReEnergy, LLC and the other parties named therein
               (1)

    3.1        Certificate of Incorporation of the Registrant (1)

    3.2        Bylaws of the Registrant (1)

    4.1 Form of Registration Rights Agreement dated effective March 23, 2005 between Pacific Ethanol, Inc., a California corporation and the investors who are parties thereto (1)

    4.2 Form of Warrant dated March 23, 2005 issued by the Registrant to subscribers to a private placement of securities by Pacific Ethanol, Inc., a California corporation (1)

    4.3 Form of Placement Warrant dated March 23, 2005 issued by the Registrant to certain placement agents (1)

    4.4 Form of Registration Rights Agreement of various dates between Pacific Ethanol, Inc., a California corporation and the investors who are parties thereto

    4.5 Form of Placement Warrant dated effective of various dates issued by Pacific Ethanol, Inc., a California corporation, to certain placement agents

    4.6 Form of Registration Rights Agreement dated effective May 14, 2004 between Pacific Ethanol, Inc., a California corporation and the investors who are parties thereto (6)

   NUMBER                                 DESCRIPTION
   ------                                 -----------

    4.7 Form of Placement Warrant dated effective May 14, 2004 issued by Pacific Ethanol, Inc., a California corporation, to certain placement agents

    4.8 Form of Registration Rights Agreement of various dates between Pacific Ethanol, Inc., a California corporation and the investors who are parties thereto (6)

    4.9 Form of Warrant of various dates issued to subscribers to a private placement of securities of Pacific Ethanol, Inc., a California corporation

    4.10       Warrant dated March 23, 2005 issued by the Registrant to Jeffrey
               H. Manternach

    5.1        Opinion of Rutan & Tucker, LLP (*)

   10.1 Standard Form of Design-Build Agreement and General Conditions Between Owner and Design-Builder dated July 7, 2003 between Pacific Ethanol, Inc., a California corporation and W.M. Lyles Co.

   10.2 Contractual Amendment 1.0 dated as of May 10, 2004 between Pacific Ethanol, Inc., a California corporation and W.M. Lyles Co.

   10.3 Contractual Amendment 2.0 dated as of March 18, 2005 between Pacific Ethanol, Inc., a California corporation and W.M. Lyles Co.

   10.4 Confidentiality, Non-Competition, Non-Solicitation and Consulting Agreement dated March 23, 2005 between the Registrant and Barry Siegel (1)

   10.5 Confidentiality, Non-Competition, Non-Solicitation and Consulting Agreement dated March 23, 2005 between the Registrant and Philip
               B. Kart (1)

   10.6 Form of Confidentiality, Non-Competition and Non-Solicitation Agreement dated March 23, 2005 between the Registrant and each of Neil Koehler, Tom Koehler, William Jones, Andrea Jones and Ryan Turner (1)

   10.7 Confidentiality, Non-Competition and Non-Solicitation Agreement dated March 23, 2005 between the Registrant and Neil Koehler (1)

   10.8 Form of Indemnification Agreement between the Registrant and each of its Executive Officers and Directors (#)(1)

   10.9 Executive Employment Agreement dated March 23, 2005 between the Registrant and Neil Koehler (#)(1)

   10.10 Executive Employment Agreement dated March 23, 2005 between the Registrant and Ryan Turner (#)(1)

   10.11 Stock Purchase Agreement and Assignment and Assumption Agreement dated March 23, 2005 between the Registrant and Barry Siegel (1)

   10.12 Letter Agreement dated March 23, 2005 between the Registrant and Neil Koehler (1)

   10.13 Assignment of Term Loan Agreement and Deed of Trust dated March 23, 2005 between the Registrant, Lyles Diversified, Inc. and the other parties named therein (1)

   10.14 Term Loan Agreement dated June 16, 2003 and Deed of Trust dated June 20, 2003 between Pacific Ethanol, Inc., a California corporation and Lyles Diversified, Inc. (1)

   10.15 Ethanol Purchase and Marketing Agreement dated March 4, 2005 between Kinergy Marketing, LLC and Phoenix Bio-Industries, LLC
               (2)

   NUMBER                                 DESCRIPTION
   ------                                 -----------

   10.16       2004 Stock Option Plan (3)

   10.17       Amended 1995 Stock Option Plan (4)

   10.18 Warrant dated March 23, 2005 issued by the Registrant to Liviakis Financial Communications, Inc. (1)

   10.19 Executive Employment Agreement dated August 10, 2005 between the Registrant and William G. Langley (#)(5)

   10.20 Form of Membership Interest Purchase Agreement between the Company and the Holders of the Membership Interests of Phoenix Bio-Industries, LLC (5)

   21.1        Subsidiaries of the Registrant

   23.1        Consent of Independent Registered Public Accounting Firm

   23.2        Consent of Rutan & Tucker, LLP (contained in Exhibit 5.1) (*)

   24.1        Power of Attorney (contained on the signature page hereto)

---------------
*     To be filed by amendment.
(#) Management contract or compensatory plan, contract or arrangement required to be filed as an exhibit.
(1) Filed as an exhibit to the Registrant's current report on Form 8-K for March 23, 2005 filed with the Securities and Exchange Commission on March 29, 2005 and incorporated herein by reference.
(2) Filed as an exhibit to the Registrant's quarterly report on Form 10-QSB for March 31, 2005 (File No. 0-21467) filed with the Securities and Exchange Commission on May 23, 2005 and incorporated herein by reference.
(3)   Filed as an exhibit to the Registrant's Registration Statement on Form
      S-8 (Reg. No. 333-123538) filed with the Securities and Exchange Commission on March 24, 2005 and incorporated herein by reference.
(4) Filed as an exhibit to the Registrant's annual report Form 10-KSB for December 31, 2002 (File No. 0-21467) filed with the Securities and Exchange Commission on March 31, 2003 and incorporated herein by reference.
(5) Filed as an exhibit to the Registrant's current report on Form 8-K for August 10, 2005 filed with the Securities and Exchange Commission on August 16, 2005 and incorporated herein by reference.
(6) The Form of the Registration Rights Agreement is filed as Exhibit 4.4 hereto and incorporated herein by reference.

ITEM 17.  UNDERTAKINGS

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration fee" table in the effective registration statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned registrant hereby undertakes that:

         (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

         (2) For purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 14 hereof, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fresno, State of California on August 19, 2005.

                                           PACIFIC ETHANOL, INC.


                                      By:  /S/ NEIL M. KOEHLER
                                           -------------------------------------
                                           Neil M. Koehler
                                           President and Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that the undersigned officers and directors of Pacific Ethanol, Inc., a Delaware corporation, which is filing a registration statement on Form S-1 with the Securities and Exchange Commission under the provisions of the Securities Act of 1933, as amended, hereby constitute and appoints Neil Koehler, their true and lawful attorney-in-fact and agent; with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign such registration statement and any or all amendments to the registration statement, including a prospectus or an amended prospectus therein, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all interests and purposes as they might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Exchange Act of 1934, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

                     NAME                                        TITLE                           DATE
---------------------------------------------    ---------------------------------------    ---------------
/S/ WILLIAM L. JONES                             Chairman of the Board and Director         August 19, 2005
---------------------------------------------
William L. Jones
/S/ NEIL M. KOEHLER                              President, Chief Executive Officer and     August 19, 2005
---------------------------------------------    Director (principal executive officer)
Neil M. Koehler
/S/ WILLIAM G. LANGLEY                           Chief Financial Officer (principal         August 19, 2005
---------------------------------------------    accounting officer)
William G. Langley
/S/ FRANK P. GREINKE                             Director                                   August 19, 2005
---------------------------------------------
Frank P. Greinke
/S/ CHARLES W. BADER                             Director                                   August 19, 2005
---------------------------------------------
Charles W. Bader
/S/ JOHN L. PRINCE                               Director                                   August 19, 2005
---------------------------------------------
John L. Prince
/S/ TERRY L. STONE                               Director                                   August 19, 2005
---------------------------------------------
Terry L. Stone
/S/ KENNETH J. FRIEDMAN                          Director                                   August 19, 2005
---------------------------------------------
Kenneth J. Friedman

                                      II-9

                                INDEX TO EXHIBITS
   Exhibit
   Number      Description
   ------      -----------

    4.4 Form of Registration Rights Agreement of various dates between Pacific Ethanol, Inc., a California corporation and the investors who are parties thereto

    4.5 Form of Placement Warrant dated effective of various dates issued by Pacific Ethanol, Inc., a California corporation, to certain placement agents

    4.7 Form of Placement Warrant dated effective May 14, 2004 issued by Pacific Ethanol, Inc., a California corporation, to certain placement agents

    4.9 Form of Warrant of various dates issued to subscribers to a private placement of securities of Pacific Ethanol, Inc., a California corporation

    4.10       Warrant dated March 23, 2005 issued by the Registrant to Jeffrey
               H. Manternach

   10.1 Standard Form of Design-Build Agreement and General Conditions Between Owner and Design-Builder dated July 7, 2003 between Pacific Ethanol, Inc., a California corporation and W.M. Lyles Co.

   10.2 Contractual Amendment 1.0 dated as of May 10, 2004 between Pacific Ethanol, Inc., a California corporation and W.M. Lyles Co.

   10.3 Contractual Amendment 2.0 dated as of March 18, 2005 between Pacific Ethanol, Inc., a California corporation and W.M. Lyles Co.

   21.1        Subsidiaries of the Registrant

   23.1        Consent of Independent Registered Public Accounting Firm

   24.1 Power of Attorney (contained on the signature page to the registration statement)


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